UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material under § 240.14a-12

NOBLE CORPORATION plc

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2018
Proxy Statement & Notice of Annual General Meeting of Shareholders

To be held on April 27, 2018

To the shareholders of Noble Corporation plc:

The annual general meeting (the “Meeting”) of shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (the “Company”), will be held on April 27, 2018, at 3:00 p.m., local time, at The Ritz Hotel, 150 Piccadilly, London W1J 9BR, United Kingdom.

Notice of 2018 Annual

General Meeting Of

Shareholders

The items of business proposed by the Company’s board of directors (the “Board of Directors”) are to consider and vote on the resolutions below. All resolutions will be proposed as ordinary resolutions.

Ordinary Resolutions

(1)	Election of Director.

That Ashley Almanza be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2019.

(2)	Election of Director.

That Julie H. Edwards be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2019.

(3)	Election of Director.

That Gordon T. Hall be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2019.

(4)	Election of Director.

That Scott D. Josey be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2019.

(5)	Election of Director.

That Jon A. Marshall be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2019.

(6)	Election of Director.

That Mary P. Ricciardello be re-elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2019.

(7)	Election of Director.

That Julie J. Robertson be elected as a director of the Company for a one-year term that will expire at the annual general meeting in 2019.

(8)	Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm for Fiscal Year 2018.

That the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm for fiscal year 2018 be ratified.

(9)	Re-appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor.

That PricewaterhouseCoopers LLP be re-appointed as UK statutory auditors to the Company (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company).

(10)	Authorization of Audit Committee to Determine UK Statutory Auditors’ Compensation.

That the Audit Committee be authorized to determine the Company’s UK statutory auditors’ compensation.

(11)	An Advisory Vote on the Company’s Executive Compensation.

That the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the Meeting pursuant to the executive compensation disclosure rules promulgated by the U.S. Securities and Exchange Commission, is hereby approved on a non-binding advisory basis.

(12)	An Advisory Vote on the Company’s Directors’ Compensation Report.

That the directors’ compensation report (other than the part containing the directors’ compensation policy) for the year ended December 31, 2017, which is set out in the annual report and accounts of the Company for the year ended December 31, 2017, be approved on a non-binding advisory basis.

(13)	Approval of an Amendment to Increase the Number of Ordinary Shares Available for Issuance under the Noble Corporation plc 2015 Omnibus Incentive Plan.

That an amendment to the Noble Corporation plc 2015 Omnibus Incentive Plan be approved to increase the number of shares available for issuance under the plan by 5,000,000 shares.

(14)	Authorization of Board to Allot Shares.

That the directors be authorized to allot shares, the full text of which resolution can be found in “Resolution 14” of the accompanying proxy statement.

Noble Corporation 2018 Proxy Statement	i

Special Resolutions

(15)	Authorization of General Disapplication of Statutory Pre-emption Rights.

That the general disapplication of statutory pre-emption rights be approved, the full text of which resolution can be found in “Resolution 15” of the accompanying proxy statement.

(16)	Authorization of Disapplication of Statutory Pre-emption Rights in Connection with an Acquisition or Specified Capital Investment.

That the disapplication of statutory pre-emption rights in connection with an acquisition or specified capital investment be approved, the full text of which resolution can be found in “Resolution 16” of the accompanying proxy statement.

Please refer to the proxy statement being delivered with this Notice for detailed information on each of the above resolutions and further information regarding the Meeting.

Organizational Matters

A copy of the proxy materials, including a proxy card, will be sent to each shareholder whose name is registered in the Company’s share register as holding shares in the Company as maintained by Computershare Trust Company, N.A., as agent (the “Company’s Share Register”), as of the close of business, U.S. Eastern time, on March 1, 2018. Such shareholders are referred to herein as the “shareholders of record.” Shareholders who are not registered in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2018 will not be entitled to attend, vote or grant proxies to vote at the Meeting. Any changes to the Company’s Share Register after March 1, 2018 shall be disregarded in determining the rights of any person to attend or vote at the Meeting.

Shareholders of record who are registered with voting rights in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2018 have the right to attend the Meeting and vote their shares, or are entitled to appoint a proxy to exercise all or any of his/her rights to attend and speak and vote on his/her behalf by marking the proxy card appropriately, executing it in the space provided, dating it and returning it prior to close of business, U.S. Eastern time, on April 26, 2018 to:

Noble Corporation plc

c/o Broadridge Financial Solutions, Inc.

51 Mercedes Way

Edgewood, NY 11717

A proxy need not be a shareholder of the Company. A shareholder of record may appoint more than one proxy in relation to the Meeting, provided that each proxy is appointed to exercise the rights attached to a different share or shares held by that shareholder.

Shareholders of record who are registered with voting rights in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2018 and who have timely submitted a properly executed proxy card and specifically indicated their votes will be voted as indicated. Where shareholders with voting rights have timely submitted a properly executed proxy card and have not specifically indicated how they want their shares to be voted, the persons designated as their proxies will vote such shares in the manner recommended by the Board of Directors.

If any other matters are properly presented at the Meeting for consideration (including any motion to adjourn the Meeting), the proxy will vote on these matters in the manner recommended by the Board of Directors.

Shareholders who hold their shares in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee when voting their shares. Such bank, broker or other nominee is considered the shareholder of record with respect to those shares. Shareholders who hold their shares in the name of a bank, broker or other nominee and wish to vote in person at the Meeting must obtain a valid proxy from the organization that holds their shares.

ii	2018 Proxy Statement Noble Corporation

Please note that shareholders of record or their duly appointed proxies attending the Meeting in person are required to show their proxy card and proper identification on the day of the Meeting. In order to determine attendance correctly, any shareholder or proxy leaving the Meeting early or temporarily is requested to present such shareholder’s proxy card and proper identification upon exit.

Annual Report and Accounts

During the Meeting, our Board of Directors will present our U.K. statutory Accounts, the U.K. statutory Directors’ Report, the U.K. statutory Directors’ Compensation Report, the U.K. statutory Strategic Report and the U.K. statutory Auditors’ Report for the year ended December 31, 2017 (the “Annual Report and Accounts”). Our Board of Directors will also provide an opportunity for shareholders at the Meeting to raise questions in relation to the Annual Report and Accounts. Copies of these materials may be obtained without charge by contacting Investor Relations at our offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, United Kingdom.

Your vote is important. All shareholders of record or their proxies are cordially invited to attend the Meeting. We urge you, whether or not you plan to attend the Meeting, to submit your proxy by completing, signing, dating and mailing the enclosed proxy card in the postage-paid envelope provided.

By Order of the Board of Directors

William E. Turcotte
Corporate Secretary
London, England
March 13, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL GENERAL MEETING TO BE HELD ON APRIL 27, 2018.

Our proxy statement, 2017 Annual Report and other
information about the Meeting are available at
www.noblecorp.com/2018proxymaterials

Noble Corporation 2018 Proxy Statement	iii

Report of the Audit Committee	46

Auditors	47

Resolutions 8, 9 & 10	48
Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm	48
Appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor	48
Authorization of Audit Committee to Determine UK Statutory Auditor’s Compensation	48

Resolution 11	49
Approval by Advisory Vote of the Company’s Executive Compensation	49

Resolution 12	50
Approval by Advisory Vote of the Directors’ Compensation Report	50

Resolution 13	51
Approval of an Amendment to Increase the Number of Ordinary Shares Available for Issuance under the Noble Corporation plc 2015 Omnibus Incentive Plan	51
Discussion of Proposed Amendment	52
Purpose of the Noble Incentive Plan	53
Description of the Plan	54

Resolution 14	64
Authorization of the Board to Allot Shares under section 551 of the UK Companies Act 2006	64

Resolutions 15 and 16	66
Approval of General Disapplication of Pre-Emption Rights and the Disapplication of Pre-Emption Rights in Connection with an Acquisition or Specified Capital Investment	66

Other Matters	68
Shareholder Proposals	68
Solicitation of Proxies	68
Additional Information about the Company	69
Audit Concerns	69

NOBLE CORPORATION plc Devonshire House 1 Mayfair Place London W1J 8AJ England	Proxy Statement

For Annual General Meeting of Shareholders

To Be Held on April 27, 2018

General

This proxy statement is furnished to shareholders of Noble Corporation plc, a public limited company incorporated under the laws of England and Wales (“Noble-UK”), in connection with the solicitation by our board of directors (“Board”) of proxies for use at the annual general meeting of shareholders to be held on April 27, 2018 at 3:00 p.m., local time, at The Ritz Hotel, 150 Piccadilly, London W1J

9BR, United Kingdom, and for the purposes set forth in the accompanying notice (the “Meeting”). The approximate date of first mailing of this proxy statement and the accompanying proxy card is March 15, 2018. References to the “Company,” “we,” “us” or “our” include Noble-UK together with its subsidiaries, unless the context indicates otherwise.

Proxies and Voting Instructions

A proxy card is being sent with this proxy statement to each shareholder whose name is registered in the Company’s share register as holding shares in the Company as maintained by Computershare Trust Company, N.A., as agent (the “Company’s Share Register”), as of the close of business, U.S. Eastern time, on March 1, 2018. Such shareholders are referred to herein as the “shareholders of record.” If you are registered as a shareholder in the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2018, you may grant a proxy to vote on each of the resolutions described in this proxy statement at the Meeting by marking your proxy card appropriately, executing it in the space provided, dating it and returning it prior to the close of business, U.S. Eastern time, on April 26, 2018 to:

Noble Corporation plc c/o Broadridge Financial Solutions, Inc. 51 Mercedes Way
Edgewood, NY 11717

Please sign, date and mail your proxy card in the envelope provided.

If you hold your shares in the name of a bank, broker or other nominee, your shares are held in “street name” and you are considered the “beneficial owner.” As a beneficial owner, you should follow the instructions provided by your bank, broker or nominee when voting your shares.

In particular, if you hold your shares in “street name” through The Depository Trust Company (“DTC”), you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, is considered the shareholder of record and has been registered with voting rights in the Company’s Share Register with respect to such shares.

Although the Company is incorporated under the laws of England and Wales, the Company is subject to the U.S. Securities and Exchange Commission (“SEC”) proxy requirements and the applicable corporate governance rules of the New York Stock Exchange (“NYSE”), where its shares are listed, and has not imposed any restrictions on trading of its shares as a condition of voting at the Meeting. In particular, the Company has not imposed any “share blocking” or similar transfer restrictions of a type that might be associated with voting by holders of bearer shares or American Depositary Receipts and has not issued any bearer shares or American Depositary Receipts.

Noble Corporation 2018 Proxy Statement	1

Voting Instructions Continued

If you were a shareholder of record with voting rights on March 1, 2018 and have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you were a holder with voting rights on March 1, 2018 and you have timely submitted a properly executed proxy card and have not specifically indicated your votes, a representative of the Company, as your proxy, will vote your shares in the manner recommended by the Board.

There are no other matters that our Board intends to present, or has received proper notice that others will present, at the Meeting. If any other matters are properly presented at the Meeting for consideration (including any motion to adjourn the Meeting), the proxy will vote on these matters in the manner recommended by our Board.

As a shareholder of record, you may revoke your proxy at any time prior to its exercise by:
• giving written notice of the revocation to our Corporate Secretary at the registered office of the Company before the commencement of the Meeting;
• attending the Meeting and voting in person; or
• properly completing and executing a later-dated proxy and delivering it to our Corporate Secretary at or before the Meeting at the registered office of the Company.

If you as a shareholder of record attend the Meeting in person without voting, this will not automatically revoke your proxy. If you revoke your proxy during the Meeting, this will not affect any vote taken prior to such revocation. If you hold shares through someone else, such as a bank, broker or other nominee, and you desire to revoke your proxy, you should follow the instructions provided by your bank, broker or other nominee.

Any corporation which is a shareholder of record of the Company may by resolution of its directors or other governing body authorise such person as it thinks fit to act as its representative at the Meeting and the person so authorised shall (on production of a copy of such resolution at the Meeting) be entitled to exercise the same powers on behalf of the corporation as that corporation could exercise if it were an individual shareholder of the Company.

Quorum

The presence of shareholders, in person or by proxy, together representing at least the majority of the total voting rights of all shareholders entitled to vote at the Meeting will constitute a quorum for purposes of all resolutions. For all resolutions, the presence of shareholders in person or by proxy will be counted at the time when the Meeting proceeds to business, and abstentions and “broker non-votes” will be counted as present for purposes of determining whether there is a quorum present. “Broker non-votes” are shares held by brokers or nominees for which specific voting instructions have not been received from the beneficial owners or persons entitled to vote such shares. Brokers have the authority under the NYSE rules to vote shares for which their customers do not provide voting instructions on routine matters. When a matter is not routine and the broker has not received voting instructions from the beneficial owner, the broker cannot vote the shares on that matter. For example, the ratification of the appointment of independent auditors is considered a routine matter, and the brokerage firm can vote for or against this resolution at its discretion, but the election of directors is not considered routine for these purposes.

2	2018 Proxy Statement Noble Corporation

Votes Required

Subject to disenfranchisement in accordance with applicable law and/or the Company’s Articles of Association, each of the resolutions shall be decided on a poll in accordance with the Company’s Articles of Association whereby each shareholder of record present in person or by proxy or by representative (in the case of a corporate shareholder) is entitled to one vote for every share held.

Approval of all resolutions other than resolutions 15 and 16 requires the affirmative vote of a simple majority of the votes cast on such resolution at the Meeting in person or by proxy. With respect to each of resolutions 15 and 16, approval requires the affirmative vote of at least 75% of the votes cast on such resolutions at the Meeting in person or by proxy. With respect to the non-binding advisory votes on Resolutions 11 and 12, the result of the vote will not require the Board to take any action. However, the Board values the opinions of the Company’s shareholders as expressed through their advisory votes on such non-binding resolutions. Accordingly, the Board will review and consider the voting results on such resolutions.

Abstentions and “broker non-votes” will have no effect on any of the resolutions.

Record Date

Only shareholders on the Company’s Share Register as of the close of business, U.S. Eastern time, on March 1, 2018 are entitled to notice of, to attend, and to vote or to grant proxies to vote at, the Meeting. Any changes to the Company’s Share Register after March 1, 2018 shall be disregarded in determining the rights of any person to attend or vote at the Meeting. At March 1, 2018, we had 246,776,217 ordinary shares outstanding.

Noble Corporation 2018 Proxy Statement	3

Resolutions 1-7

Resolutions 1, 2, 3, 4, 5, 6 & 7

Election of Directors

All of our directors will be standing for election at this Meeting to serve a one-year term. The Board, based on the recommendation of the nominating and corporate governance committee of our Board, has recommended Mr. Almanza, Ms. Edwards, Mr. Hall, Mr. Josey, Mr. Marshall and Ms. Ricciardello for re-election and Ms. Robertson for election as directors of the Company. If elected, all of the director nominees will each serve a one-year term to expire at the annual general meeting in 2019. The individuals nominated for election or re-election at the Meeting will be elected or re-elected by a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

Information about the members of our Board, all of whom are nominated for election at the Meeting is presented below. When assessing the qualifications of a particular person to serve as a director, our nominating and corporate governance committee considers an individual candidate’s experience as well as the collective experiences of our Board members taken as a whole. The members of our Board have a variety of experiences and attributes that qualify them to serve on our Board, including accounting, finance and legal experience, extensive senior management experience in the energy industry, including oil and gas and offshore drilling, and experience as directors of other public companies. Certain members also possess valuable historical knowledge of the Company and our industry by virtue of their previous service on our Board.

Recommendation

Our Board unanimously recommends that you vote FOR the re-election of Ashley Almanza, Julie H. Edwards, Gordon T. Hall, Scott D. Josey, Jon A. Marshall and Mary P. Ricciardello and FOR the election of Julie J. Robertson, each for a one-year term that will expire at the annual general meeting in 2019.

Our New Chairman

On January 11, 2018, Julie J. Robertson was named our Chairman, President and Chief Executive Officer, replacing David W. Williams, our Chairman, President and Chief Executive Officer since 2008. Ms. Robertson brings strong industry knowledge and extensive experience to her new role. She has over 38 years of experience in the offshore drilling industry and has served in a variety of roles at Noble and predecessor companies since 1979. Ms. Robertson most recently served as our Executive Vice President from February 2006, and served continuously as Corporate Secretary of Noble from December 1993 until assuming her new role as Chairman. Ms. Robertson was first elected as a director in 2017.

“ I am excited to assume my new role as Chairman, President and Chief

Executive Officer of Noble. Although this is a challenging time for Noble and for the entire offshore drilling industry, I believe that Noble is well positioned to maximize opportunities in all phases of the market cycle and to provide exceptional service to our customers and value to our shareholders.”

— Julie J. Robertson, Chairman, President

     and Chief Executive Officer

4	2018 Proxy Statement Noble Corporation

Resolutions 1-7

Key Board Characteristics

Director Diversity

Director Tenure

Continuing Directors

(SERVING A ONE-YEAR TERM EXPIRING AT THE ANNUAL GENERAL MEETING IN 2019)

Ashley Almanza	Age 54	Director since 2013

Mr. Almanza has served as a Director and Chief Executive Officer of G4S plc, a global integrated security company, since June 2013. Mr. Almanza served as a Director of Schroders PLC, a global asset management company headquartered in London from August 2011 to May 2016. Mr. Almanza also served as Executive Director and Chief Financial Officer of BG Group PLC, a global oil and gas company headquartered in the United Kingdom, from August 2002 to March 2011, and as an Executive Vice President from October 2009 to December 2012. Mr. Almanza brings to our Board experience and knowledge gained as an executive officer in the energy industry, as well as extensive accounting and financial expertise.

Julie H. Edwards	Age 59	Director since 2006

Ms. Edwards served as Senior Vice President of Corporate Development of Southern Union Company from November 2006 to January 2007, and immediately prior to that served as its Senior Vice President and Chief Financial Officer from July 2005 to November 2006. Southern Union is primarily engaged in the transportation and distribution of natural gas. Prior to joining Southern Union, Ms. Edwards served as Executive Vice President—Finance and Administration and Chief Financial Officer for Frontier Oil Corporation in Houston from 2000 until July 2005. She joined Frontier Oil in 1991 as Vice President—Secretary and Treasurer after serving as Vice President of Corporate Finance for Smith Barney, Harris, Upham & Co., Inc., New York and Houston, from 1988 to 1991, after joining the company as an associate in 1985. Ms. Edwards has not held a principal employment since retiring from Southern Union in 2007. Ms. Edwards is also a director of ONEOK, Inc., and served as a director of ONEOK Partners GP, L.L.C. until its acquisition by ONEOK, Inc. in June 2017. Ms. Edwards served as a director of the NATCO Group, Inc. from 2004 until its merger with Cameron International Corporation in 2009. Ms. Edwards brings to our Board experience in finance and senior management positions for multiple energy companies and experience as a director of several public companies.

Gordon T. Hall	Age 58	Director since 2009

Mr. Hall serves as Chairman of the Board of Archrock, Inc., a natural gas compression services company. At predecessor companies to Archrock, Inc., Mr. Hall served as Vice Chairman of the Board and Lead Independent Director (2013-2015) and as Chairman of the Board (2007-2013) of Exterran Holdings, Inc., and as Chairman of the Board (2005-2007) of Hanover Compressor Company. Mr. Hall is also a professor in the Master of Science in Financial Analysis program at Gordon College. Mr. Hall retired as Managing Director from Credit Suisse, a brokerage services and investment banking firm, where he was employed from 1987 through 2002. While at Credit Suisse, Mr. Hall served as Senior Oil Field Services Analyst and Co-Head of the Global Energy Group. Mr. Hall was a director of Hydril Company, an oil and gas service company specializing in pressure control equipment and premium connections for tubing and casing, until its merger with Tenaris S.A. in May 2007 and was a director of Grant Prideco, Inc., a drilling technology and manufacturing company, until its acquisition by National Oilwell Varco, Inc. in April 2008. Mr. Hall serves on the Finance Committee of the Board of Gordon College. He has also served as a director of multiple private companies. Mr. Hall brings to our Board financial and analytical expertise and investment banking experience, with a focus on the energy sector, and experience as a director with board leadership roles for multiple companies.

Noble Corporation 2018 Proxy Statement	5

Resolutions 1-7

Scott D. Josey	Age 60	Director since 2014

Mr. Josey is the Chairman and Chief Executive Officer of Sequitur Energy Resources, LLC, which acquires and develops oil and gas assets in the continental United States, and served as the Chairman of the Board and Chief Executive Officer of Mariner Energy from August 2001 until November 2010, when it merged with Apache Corporation. Previously, he served as Vice President of Enron North America and co-managed its Energy Capital Resources group, provided investment banking services to the oil and gas industry and portfolio management services to institutional investors as a co-founder of Sagestone Capital Partners, and was a director with Enron Capital & Trade Resources Corp. in its energy investment group. From 1982 to 1993, he worked in all phases of drilling, production, pipeline, corporate planning and commercial activities at Texas Oil and Gas Corp. He previously served on the boards of Apache Corporation and Northern Tier Energy GP, LLC. Mr. Josey brings to our Board experience and knowledge gained as an executive officer in the energy industry, investment banking experience, with a focus on the energy sector, and experience as a director of multiple public energy companies.

Jon A. Marshall	Age 66	Director since 2009

Mr. Marshall served as President and Chief Operating Officer of Transocean Inc. from November 2007 to May 2008, and immediately prior to that served as Chief Executive Officer of GlobalSantaFe Corporation from May 2003 until November 2007, when GlobalSantaFe merged with Transocean. Transocean is an offshore drilling contractor. Mr. Marshall has not held a principal employment since leaving his position with Transocean. Mr. Marshall is a director of Cobalt International Energy, Inc., Southwestern Energy and Sentinel Energy Services, Inc. and also serves as a director of several private companies and several non-profit organizations. Mr. Marshall brings to our Board experience in executive positions and experience as a director for public offshore drilling companies.

Mary P. Ricciardello	Age 62	Director since 2003

Ms. Ricciardello served as Senior Vice President and Chief Accounting Officer of Reliant Energy, Inc. from January 2001 to August 2002, and immediately prior to that served as its Senior Vice President and Comptroller from September 1999 to January 2001 and as its Vice President and Comptroller from 1996 to September 1999. Ms. Ricciardello also served as Senior Vice President and Chief Accounting Officer of Reliant Resources, Inc. from May 2001 to August 2002. Reliant principally provided electricity and energy services to retail and wholesale customers. Ms. Ricciardello is a licensed certified public accountant, and she has not held a principal employment since leaving her positions with Reliant Energy, Inc. and Reliant Resources, Inc. in August 2002. In 2014, Ms. Ricciardello earned the NACD Board Leadership Fellow designation. Ms. Ricciardello is a director of Devon Energy Corporation and each of EnLink Midstream Partners, LP and its general partner, EnLink Midstream GP, LLC. Ms. Ricciardello was also a director of Midstates Petroleum Company, Inc. from December 2011 to March 2015. Ms. Ricciardello has also served as a director of several non-profit organizations. Ms. Ricciardello brings to our Board extensive accounting experience and experience from service on the boards of multiple public companies.

Julie J. Robertson	Age 62	Director since 2017

Julie J. Robertson was named Chairman of the Board, President and Chief Executive Officer of the Company in January 2018. Previously, Ms. Robertson served as Executive Vice President of the Company from February 2006 and as Senior Vice President - Administration from July 2001 to February 2006. Ms. Robertson also served continuously as Corporate Secretary of the Company from December 1993 until assuming the Chairman’s role in January 2018. Ms. Robertson has also served as Vice President - Administration of Noble Drilling from 1996 to July 2001 and as Vice President - Administration of Noble Drilling Services Inc, beginning in 1994. From 1989 to 1994, Ms. Robertson served consecutively as Manager of Benefits and Director of Human Resources for Noble Drilling Services Inc. Prior to 1989, Ms. Robertson served consecutively in the positions of Risk and Benefits Manager and Marketing Services Coordinator for a predecessor subsidiary of Noble, beginning in 1979. Ms. Robertson brings to our Board extensive experience in senior management positions in the offshore drilling sector and knowledge of the Company and the industry by virtue of her position as President and Chief Executive Officer of the Company.

None of the corporations or other organizations in which our non-management directors carried on their respective principal occupations and employments or for which our non-management directors served as directors during the past five years is a parent, subsidiary or other affiliate of the Company.

6	2018 Proxy Statement Noble Corporation

Resolutions 1-7

Board Independence

Our Board has determined that:

    (a) each of Mr. Almanza, Ms. Edwards, Mr. Hall, Mr. Josey, Mr. Marshall and Ms. Ricciardello qualifies as an

            “independent” director under the NYSE corporate governance rules;

    (b) each of Mr. Almanza, Mr. Marshall and Ms. Ricciardello, constituting all the members of the audit committee, qualifies as “independent” under Rule 10A-3 of the United States Securities Exchange Act

            of 1934, as amended (the “Exchange Act”); and

    (c) each of Ms. Edwards, Mr. Hall and Mr. Marshall, constituting all the members of the compensation committee, qualifies as

        (i) “independent” under Rule 10C-1(b)(1) under the Exchange Act, and the applicable rules of the NYSE;

             and

        (ii) a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.

Independent non-management directors comprise in full the membership of each committee described below under “—Board Committees, Meetings and Other Governance Matters.”

In order for a director to be considered independent under the NYSE rules, our Board must affirmatively determine that the director has no material relationship with the Company other than in his or her capacity as a director of the Company.

The Company’s corporate governance guidelines provide that a director will not be independent if,

•	the director was employed by the Company;

•	an immediate family member of the director was an executive officer of the Company;

•	the director or an immediate family member of the director received more than $120,000 per year in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such service is not contingent in any way on continued service);

•	the director or an immediate family member of the director is affiliated with or employed by an internal or external auditor of the Company;

•	the immediate family member of the director is currently employed by an internal or external auditor of the Company and personally works on the Company’s audit; or

•	the director or an immediate family member of the director was affiliated with or employed by an internal or external auditor of the Company and personally worked on the Company’s audit within that time;

•	the director or an immediate family member of the director was employed as an executive officer of another company where any of the Company’s present executives served on that company’s compensation committee at the same time; or

•	the director is an executive officer or an employee, or an immediate family member of the director is an executive officer, of a company that made payments to, or received payments from, the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or two percent of such other company’s consolidated gross revenues.

The following will not be considered by our Board to be a material relationship that would impair a director’s independence: If a director is an executive officer of, or beneficially owns in excess of 10 percent equity interest in, another company

•	that does business with the Company, and the amount of the annual payments to the Company is less than five percent of the annual consolidated gross revenues of the Company;

•	that does business with the Company, and the amount of the annual payments by the Company to such other company is less than five percent of the annual consolidated gross revenues of the Company; or

•	to which the Company was indebted at the end of its last fiscal year in an aggregate amount that is less than five percent of the consolidated assets of the Company.

For relationships not covered by the guidelines in the immediately preceding paragraph, the determination of whether the relationship is material or not, and therefore whether the director would be independent or not, is made by our directors who satisfy the independence guidelines described above. These independence guidelines used by our Board are set forth in our corporate governance guidelines, which are published under the governance section of the Company’s website at www.noblecorp.com.

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In addition, in order to determine the independence under the NYSE rules of any director who will serve on the compensation committee, the Board must consider all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to:

•	the source of compensation of such director, including any consulting, advisory or other compensatory fee paid by the Company to such director; and

•	whether such director is affiliated with the Company, one of our subsidiaries or an affiliate of one of our subsidiaries.

In accordance with the Company’s corporate governance guidelines, the non-management directors have chosen a lead director to preside at regularly scheduled executive sessions of our Board held without management present. Mr. Hall currently serves as lead director.

Board Committees, Meetings and Other Governance Matters

The Company has standing audit, compensation, nominating and corporate governance, health, safety, environment and engineering and finance committees of our Board. Each of these committees operates under a written charter that has been adopted by the respective committee and by our Board. The charters are published under the governance section of the Company’s website at www.noblecorp.com and are available in print to any shareholders who request them.

Board and Committee Refreshment

At our July 2017 Board meeting, our long time director, Michael A. Cawley, retired from the Board. At the same time, we also reviewed our committee assignments in 2017, with the goal of taking advantage of opportunities for refreshment. As a result, at the July meeting of the Board, we named two new chairs and changed committee assignments on two of our committees. Mr. Marshall joined the compensation committee and became its chair, while Mr. Josey joined the audit commitee and became the chair of the health, safety, environment and engineering committee.

The current members of the committees, number of meetings held by each committee during 2017 and a description of the functions performed by each committee are set forth on the following page:

Board Committee Membership

Director Name	Audit	Compensation	Nominating and Corporate Governance	Health, Safety, Environment and Engineering	Finance
Ashley Almanza	✓			✓	✓
Julie H. Edwards		✓	✓		Chair
Gordon T. Hall		✓	Chair		✓
Scott D. Josey	✓			Chair
Jon A. Marshall		Chair		✓	✓
Mary P. Ricciardello	Chair		✓
Julie J. Robertson
Number of Meetings in 2017	5	5	5	4	6

Audit Committee

The primary responsibilities of the audit committee are to appoint, compensate, retain and oversee the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and approve an annual report for inclusion in the Company’s proxy statement for its annual general meeting of shareholders and to assist our Board with oversight of the following: integrity of the Company’s financial statements; compliance by the Company with standards of business ethics and legal and regulatory requirements; qualifications and independence of the Company’s independent auditors (including both our independent registered public accounting firm and our statutory auditors); and performance of the Company’s

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independent auditors and internal auditors. Our Board has determined that Ms. Ricciardello is an “audit committee financial expert” as that term is defined under the applicable SEC rules and regulations. The audit committee’s report relating to 2017 begins on page 46 of this proxy statement.

Compensation Committee

The primary responsibilities of the compensation committee are to discharge our Board’s responsibilities relating to compensation of directors and executive officers, to assist our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans and to prepare an annual disclosure under the caption “Compensation Committee Report” for inclusion in the Company’s proxy statement for its annual general meeting of shareholders. The compensation discussion and analysis relating to 2017 begins on page 17 of this proxy statement.

Nominating and Corporate Governance Committee

The primary responsibilities of the nominating and corporate governance committee are to assist our Board in reviewing, evaluating, selecting and recommending director nominees when one or more directors are to be appointed, elected or re-elected to our Board; to monitor, develop and recommend to our Board a set of principles, policies and practices relating to corporate governance; and to oversee the process by which our Board, our Chief Executive Officer (“CEO”) and executive management are evaluated.

The nominating and corporate governance committee believes that directors should possess the highest personal and professional ethics, character, integrity and values; an inquisitive and objective perspective; practical wisdom; and mature judgment. Directors must be willing to devote sufficient time to discharging their duties and responsibilities effectively, and they should be committed to serving on our Board for an extended period of time. The nominating and corporate governance committee considers diversity in identifying nominees for director and endeavors to have a Board representing diverse experience in areas that will contribute to our Board’s ability to perform its roles relating to oversight of the Company’s business, strategy and risk exposure worldwide. Without limiting the generality of the preceding sentence, the nominating and corporate governance committee takes into account, among other things, the diversity of business, leadership and personal experience of Board candidates and determines how that experience will serve the best interests of the Company.

The nominating and corporate governance committee’s process for identifying candidates includes seeking recommendations from one or more of the following: current and retired directors and executive officers of the Company; a firm (or firms) that specializes in identifying director candidates (which firm may earn a fee for its services paid by the Company); persons known to directors of the Company in accounting, legal and other professional service organizations or educational institutions; and, subject to compliance with applicable procedures, shareholders of the Company. The nominating and corporate governance committee’s process for evaluating candidates includes investigation of the person’s specific experiences and skills, time availability in light of commitments, potential conflicts of interest and independence from management and the Company. Candidates recommended by a shareholder are evaluated in the same manner as are other candidates. We did not receive any recommendations from shareholders of the Company for director nominees for the Meeting.

Health, Safety, Environment and Engineering Committee

The primary responsibilities of the health, safety, environment and engineering committee are to assist our Board with its oversight of material engineering projects and health, safety and environmental matters. The committee provides oversight of the risk associated with material engineering projects, as well as the management of such projects. It also assists with the oversight of the Company’s identification, management and mitigation of risk in the areas of health, safety and the environment and the Company’s policies and management systems with respect to these matters.

Finance Committee

The primary responsibilities of the finance committee are to assist our Board with its oversight of the Company’s capital strategy, structure and financing matters. The responsibilities of the finance committee include reviewing and, where appropriate, making recommendations to the Board with respect to the Company’s capital structure and capital strategy generally, exposure to financial risk, capital allocation priorities, financing arrangements, dividends and stock or debt repurchases. The finance committee’s responsibilities also include oversight and approval of capital and related transactions, but only within any specific authority granted to the finance committee by the Board from time to time.

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Attendance Policy

Under the Company’s policy on director attendance at annual general meetings of shareholders, all directors are expected to attend each annual general meeting in person or telephonically, and any director who should become unable to attend the annual general meeting is responsible for notifying the Chairman of the Board in advance of the meeting. At the date of this proxy statement, we know of no director who will not attend the Meeting. In 2017, all directors attended the annual general meeting of shareholders held on April 28, 2017.

In 2017, our Board held four meetings. In 2017, each director attended at least 75% of the aggregate of (1) the total number of meetings of our Board and (2) the total number of meetings of committees of our Board on which such director served (during the periods that such director served).

Corporate Governance Matters

Our Articles of Association provide that our Board will select from among its members one Chairman, and since January 2018, Julie J. Robertson has held both the positions of Chairman and CEO of the Company. For much of our corporate history, our CEO has also served as Chairman. Our Board believes this leadership structure has served the Company and our shareholders well and is commonly used by other companies whose securities are publicly traded in the United States.

Our Articles of Association and corporate governance guidelines provide our Board the flexibility either to combine or to separate the positions of Chairman and CEO. Our Board believes it is in the best interests of the Company and our shareholders for our Board to have the flexibility to determine the best director to serve as Chairman, whether such director is an independent director or our CEO. At the current time, our Board believes that the Company and our shareholders are best served by having the CEO also serve as Chairman. The CEO bears the primary responsibility for managing our day-to-day business, and our Board believes that the CEO is the person who is best suited to chair Board meetings and ensure that key business issues and shareholder interests are brought to the attention of our Board.

Our Board believes that the Company and our shareholders are best served when directors are free to exercise their respective independent judgment to determine what leadership structure works best for us based upon the then current facts and circumstances. Although our Board may determine to separate the positions of Chairman and CEO in the future should circumstances change, for the foreseeable future we believe that combining these positions in an individual with extensive experience in the drilling industry, together with a lead director and Board committees chaired by independent directors as described below, is the right leadership structure for our Board.

In addition to Ms. Robertson, our Board has six members, all of whom are independent under the NYSE corporate governance rules as described under “—Board Independence.” Pursuant to our corporate governance guidelines, our non-management directors meet in executive sessions without our CEO or any other management present in connection with each regularly scheduled meeting of our Board. In accordance with our corporate governance guidelines, our non-management directors have chosen Mr. Hall to serve as lead director and to preside at regularly scheduled executive sessions of our Board and at any other Board meeting held without the Chairman present. The lead director is also responsible for approving meeting agendas and meeting schedules for our Board, acting as an available conduit for the communication of information from the non-management directors to our CEO and coordinating with the CEO the development of the CEO’s annual goals and objectives.

In addition, each of our Board’s standing committees (the audit committee, the compensation committee, the nominating and corporate governance committee, the health, safety, environment and engineering committee and the finance committee) is composed of independent directors and has a non-management, independent Board member acting as chair. Ms. Ricciardello serves on the board of directors and the audit committee of EnLink Midstream Partners, LP, and its general partner, EnLink Midstream GP, LLC, and Devon Energy Corporation. Our Board considered that Ms. Ricciardello serves on the audit committees of more than three public companies and determined that such simultaneous service would not impair her ability to effectively serve on our audit committee. Mr. Josey is a principal shareholder in an oilfield services company, which in 2017 acquired, in the form of the assets of a bankrupt estate, a business that from time to time sells drilling equipment to the Company. After fully considering the relationship, the Board determined that Mr. Josey’s interest in the vendor did not constitute a material interest or relationship in Noble and did not affect Mr. Josey’s independence.

To provide ongoing reviews of the effectiveness of our Board, including the effectiveness of our Board leadership structure, our corporate governance guidelines provide for annual assessments by Board members of the effectiveness of our Board and of our Board committees on which such members serve. Our assessments involve a structured assessment review that is led by the lead director, for the Board, and by each committee chairperson, for the applicable committee. Board and

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Committee results are discussed at the Board level and, following the assessment, the Board determines the relevant actions to be taken to enhance our governance.

Consistent with our Articles of Association and our corporate governance guidelines, our Board is responsible for determining the ultimate direction of our business, determining the principles of our business strategy and policies and promoting the long-term interests of the Company. Our Board possesses and exercises oversight authority over our business and, subject to our governing documents and applicable law, generally delegates day-to-day management of the Company to our CEO and our executive management. Viewed from this perspective, our Board generally oversees risk management, and the CEO and other members of executive management generally manage the material risks that we face.

Pursuant to the requirements of laws, rules and regulations that apply to companies whose securities are publicly traded in the United States, as described above, our audit committee assists our Board in oversight of the integrity of the Company’s financial statements, our compliance with standards of business ethics and legal and regulatory requirements and various matters relating to our publicly available financial information and our internal and independent auditors. Our audit committee also discusses policies with respect to risk assessment and risk management with our management team. Certain risks associated with the performance of our executive management fall within the authority of our nominating and corporate governance committee, which is responsible for evaluating potential conflicts of interest and independence of directors and Board candidates, monitoring and developing corporate governance principles and overseeing the process by which our Board, our CEO and our executive management are evaluated. Risks associated with retaining executive management fall principally within the scope of the authority of our compensation committee, which assists our Board in reviewing and administering compensation, benefits, incentive and equity-based compensation plans.

Risk Management

Responsibility for risk oversight that does not specifically fall within the scope of authority of our standing Board committees rests with our entire Board. Our Board also provides overall risk management oversight rather than a single committee. Our Board has the responsibility for confirming the risk tolerance of the Company and monitoring and assessing any potential material risks identified by its committees, or otherwise ensuring management has an effective and ongoing program in place for monitoring and assessing, and, to the extent appropriate, mitigating such risks to be within the risk tolerance of the Company. Risks falling within this area include but are not limited to general business and industry risks, operating risks, financial risks and compliance risks that we face. We have not concentrated responsibility for all risk management in a single risk management officer within our executive management, but rather we rely on a management steering committee to administer an enterprise risk management (“ERM”) system that is designed to ensure that the most significant risks to the Company, on a consolidated basis, are being identified, managed and monitored appropriately, and that due care is exercised in considering such risks in the management of the Company.

Through the ERM system, the steering committee:

•	monitors the universe of risks that we face;

•	assesses processes and participants for identifying risk;

•	determines the Company’s risk tolerance and approves mitigation strategies and responsibilities;

•	attempts to ensure top risk areas are addressed and managed where possible;

•	works with any committee, Board member or their designees to assist in evaluation of risks that may be of concern to the Board or a committee of the Board; and

•	makes regular reports to our Board on management’s assessment of exposure to risk and steps management has taken to monitor and deal with such exposure.

Our Board monitors the ERM system and other risk management information provided to it at least quarterly and provides feedback to management from time to time that may be used to better align risk management practices, strategies and systems with the risk philosophy and risk tolerances of the Company.

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Shareholder Communications with Directors

Our Board has approved the following process for shareholders and other security holders of the Company and interested parties to send communications to our Board. To contact all directors on our Board, all directors on a Board committee, an individual director or the non-management directors of our Board as a group, the shareholder, other security holder or interested party can:

•	mail: Noble Corporation plc, Attention: Corporate Secretary, Devonshire House, 1 Mayfair Place, London W1J 8AJ, England;

•	e-mail: nobleboard@noblecorp.com; or

•	telephone: the NobleLine (anonymous and available 24 hours a day, seven days a week) at 1-877-285-4162 or +1-704-544-2879.

All communications received in the mail are opened by the office of the Company’s Secretary for the purpose of determining whether the contents represent a message to our Board. All communications received electronically are processed under the oversight of our Board by the Company’s general counsel or chief compliance officer. Complaints or concerns relating to the Company’s accounting, internal accounting controls or auditing matters are referred to the audit committee of our Board.

Complaints or concerns relating to other corporate matters, which are not addressed to a specific director, are referred to the appropriate functional manager within the Company for review and response. Complaints or concerns relating to corporate matters other than the specific items referred to the audit committee as described above, which are addressed to a specific director, committee of our Board or group of directors, are promptly relayed to such persons.

Director Education

We provide our directors with information and materials that are designed to assist them in performing their duties as directors. We provide directors with periodic training on certain policies, standards and procedures of the Company, including guidance and advice on compliance therewith. We provide director manuals, periodic presentations on new developments in relevant areas, such as legal and accounting matters, as well as opportunities to attend director education programs at the Company’s expense. Our director manual contains important information about the Company and the responsibilities of our directors, including: our Articles of Association; guidelines for assignments regarding standing committees of our Board; the charter for each of our Board committees; a summary of laws and regulations regarding compliance with insider reporting and trading; corporate directors’ guidebooks published by such organizations as the American Bar Association Section of Business Law, National Association of Corporate Directors and American Society of Corporate Secretaries; a statement of the Company paradigms and code of business conduct and ethics that govern how we conduct our business; and our safety policy and quality policy and objectives.

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Corporate Social Responsibility

Corporate social responsibility and sustainability informs our actions on a daily basis. We focus on the health and safety of our workforce, environmental stewardship, community engagement and the recruitment, development and retention of our diverse and talented workforce to achieve these objectives, while generating attractive returns for our shareholders and value for our customers, now and into the future.

Doing the Right Thing, Always

We are guided by our values, policies and practices that require our employees to act responsibly and ensure that ethical business decisions are always made.

Health & Safety

A value that has sustained us across nine decades of operations is a commitment to protecting the health and safety of our employees, contractors and customers. Safety is essential to achieving operational excellence and guides our approach to everything we do. Our focus is to motivate, inspire and equip our workforce through continual process improvement, training and education to effect positive change each year. We are proud to have had our best safety year in the history of the Company in 2017, with our lowest total recordable incident rate ever.

Environmental Stewardship

We are stewards of our global natural resources and are committed to preserve and improve the environment. Our strategy for environmental management runs parallel to our strategy for personal health and safety. The same root causes often are responsible for unplanned events which result in environmental consequences as well as those that cause injury to people. Our approach is to be proactive and go above and beyond regulatory compliance in our efforts to protect the environment. By creating a culture where short cuts and risk-taking are neither encouraged nor rewarded, a corresponding reduction of environmental risk is also achieved.

Our People

We can only achieve our mission and goals through our dedicated workforce. We value the knowledge, diversity and performance of our employees and appreciate how they help to differentiate our Company. We continually invest in our people, as evidenced by our state of the art Noble Advances training center, an industry-leading training and simulation center.

Communities

We believe that the best way to impact the quality of life of others is to provide meaningful employment opportunities to its employees. This generates thousands of jobs outside the Company, as Noble employees make purchases in the towns and cities they call home. Our employees also make a positive impact in the places where they live and operate by volunteering their time and skills. We support this effort by providing support to nonprofit organizations throughout the world. Further, our financial resources and expertise position the Company to make a positive contribution beyond the wages it pays team members. Having a well-defined and strategic approach to corporate giving makes good business sense. The actions a company takes to “make a difference” can benefit shareholders, communities, customers, employees, business partners and other stakeholders.

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Policies and Procedures Relating to Transactions with Related Persons

Transactions with related persons are reviewed, approved or ratified in accordance with the policies and procedures set forth in our code of business conduct and ethics and our administrative policy manual (and, in the case of our Board, our Articles of Association and the provisions of U.K. company law), the procedures described below for director and officer questionnaires and the other procedures described below.

Our code of business conduct and ethics provides that certain conflicts of interest are prohibited as a matter of Company policy. Under such code of business conduct and ethics, any employee, officer or director who becomes aware of a conflict, potential conflict or an uncertainty as to whether a conflict exists should bring the matter to the attention of a supervisor, manager or other appropriate personnel. Any waiver of the code may only be made by our Board or a committee of our Board. U.K. company law and our Articles of Association also contain specific provisions relating to the approval and authorisation of conflicts of interests by members of our Board, in addition to our code of business conduct and ethics. A conflict of interest exists when an individual’s personal interest is adverse to or otherwise in conflict with the interests of the Company.

Our code of business conduct and ethics sets forth several examples of how conflicts of interest may arise, including when:

•	an employee, officer or director or a member of his or her family receives improper personal benefits because of such employee’s, officer’s or director’s position in the Company;

•	a loan by the Company to, or a guarantee by the Company of an obligation of, an employee or his or her family member is made;

•	an employee works for or has any direct or indirect business connection with any of our competitors, customers or suppliers; or

•	Company assets and properties are used for personal gain or Company business opportunities are usurped for personal gain.

In addition, our administrative policy manual, which applies to all our employees, defines some additional examples of what the Company considers to be a conflict of interest, including when:

•	subject to certain limited exceptions, an employee or contractor or any member of his or her immediate family has an interest in any business entity that deals with the Company where there is an opportunity for preferential treatment to be given or received;

•	an employee or contractor serves as an officer, a director or in any management capacity of another business entity directly or indirectly related to the contract drilling or energy services industries;

•	an employee or contractor or any member of his or her immediate family buys, sells or leases any kind of property, facilities or equipment from or to the Company or any of its subsidiaries or to any business entity or individual who is or is seeking to become a contractor, supplier or customer of the Company; or

•	subject to certain limited exceptions, an employee or contractor or any member of his or her immediate family accepts gifts, payments, extravagant entertainment, services or loans in any form from anyone soliciting business, or who may already have established business relations, with the Company.

Each year, we require all our directors, nominees for director and executive officers to complete and sign a questionnaire in connection with our annual general meeting of shareholders. The purpose of the questionnaire is to obtain information, including information regarding transactions with related persons, for inclusion in our proxy statement or annual report. In addition, we review SEC filings made by beneficial owners of more than five percent of any class of our voting securities to determine whether information relating to transactions with such persons needs to be included in our proxy statement or annual report. There were no related-party transactions in 2017 that were required to be reported pursuant to the applicable disclosure rules of the SEC.

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Security Ownership of Certain Beneficial Owners and Management

As of March 1, 2018, we had 246,776,217 shares outstanding, excluding shares held in treasury. The following table sets forth, as of March 1, 2018, (1) the beneficial ownership of shares by each of our directors, each nominee for director, each “named executive officer” listed in the Summary Compensation Table appearing in this proxy statement and all current directors and executive officers as a group, and (2) information about the only persons who were known to the Company to be the beneficial owners of more than five percent of the outstanding shares.

Shares Beneficially Owned (1)
Name	Number of Shares		Percent of Class (2)

Directors

Ashley Almanza	46,639		—

Julie H. Edwards	123,771		—

Gordon T. Hall	103,407		—

Scott D. Josey	63,459		—

Jon A. Marshall	121,585		—

Mary P. Ricciardello	150,552		—

Julie J. Robertson	1,117,738	(3)	—

Named Executive Officers (excluding any Director listed above)

Adam C. Peakes	83,060		—

Bernie G. Wolford	295,760	(3)	—

William E. Turcotte	303,183	(3)	—

David W. Williams(4)	1,577,219	(3)

Dennis J. Lubojacky (5)	52,111	(3)

All current directors and executive officers as a group (13 persons)	2,609,153	(6)	1.0%

BlackRock, Inc.	35,152,960	(7)	14.2%

The Vanguard Group	23,162,719	(8)	9.4%

FVP Master Fund, L.P.	15,582,691	(9)	6.3%

Dimensional Fund Advisors LP	13,155,401	(10)	5.3%

(1)	Unless otherwise indicated, the beneficial owner has sole voting and investment power over all shares listed. Unless otherwise indicated, the address of each beneficial owner is Devonshire House, 1 Mayfair Place, London, England W1J 8AJ.
(2)	The percent of class shown is less than one percent unless otherwise indicated.
(3)	Includes shares not outstanding but subject to options exercisable at March 1, 2018 or within 60 days thereafter, as follows: Ms. Robertson – 154,954 shares; Mr. Wolford – 25,160 shares; Mr. Turcotte – 61,581; Mr. Williams – 421,823 shares; Mr. Lubojacky – 23,247.
(4)	Mr. Williams retired from the Company on February 28, 2018; these are the shares that he held at that time.
(5)	Mr. Lubojacky retired from the Company on August 31, 2017; these are the shares that he held at that time.
(6)	Includes 279,262 shares not outstanding but subject to options exercisable at March 1, 2018 or within 60 days thereafter.
(7)	Based solely on Amendment No. 5 to the Schedule 13G filed with the SEC on January 23, 2018 by BlackRock, Inc. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 34,420,985 shares and sole dispositive power with respect to 35,152,960 shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(8)	Based solely on Amendment No. 5 to the Schedule 13G filed with the SEC on February 8, 2018 by The Vanguard Group. Such filing indicates that The Vanguard Group has sole voting power with respect to 275,022 shares, shared voting power with respect to 26,858 shares, sole dispositive power with respect to 22,883,081 shares and shared dispositive power with respect to 279,638 shares. The address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(9)	Based solely on Amendment No. 1 to the Schedule 13G filed with the SEC on February 14, 2018 by (i) FVP Master Fund, L.P. (“FVP Master Fund”), a private investment vehicle formed for the purpose of investing and trading in a wide variety of securities and financial instruments, (ii) Firefly Value Partners, LP (“Firefly Partners”), which serves as the investment manager of FVP Master Fund, (iii) FVP GP, LLC (“FVP GP”), which serves as the general partner of FVP Master Fund, (iv) Firefly Management Company GP, LLC (“Firefly Management”), which serves as the general partner of Firefly Partners, and (v) Messrs. Ryan Heslop and Ariel Warszawski, the managing members of FVP GP and Firefly Management. FVP Master Fund directly owns all of the shares reported in such filing. Messrs. Heslop and Warszawski, Firefly Partners, Firefly Management and FVP GP may be deemed to share with FVP Master Fund voting and dispositive power with respect to such shares. The address for FVP Master Fund is c/o dms Corporate Services, Ltd., P.O. Box 1344, dms House, 20 Genesis Close, Grand Cayman, KY1-1108, Cayman Islands. The address for Firefly Partners, FVP GP, Firefly Management and Messrs. Heslop and Warszawski is 601 West 26th Street, Suite 1520, New York, NY 10001.
(10)	Based solely on Amendment No. 1 to the Schedule 13G filed with the SEC on February 9, 2018 by Dimensional Fund Advisors LP. Such filing indicates that Dimensional Fund Advisors LP has sole voting power with respect to 12,459,681 shares and sole dispositive power with respect to 13,155,401 shares. The address for Dimensional Fund Advisors LP is Building One, 6300 Bee Cave Road, Austin, TX 78746.

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CD&A

Compensation Committee Report

To the Shareholders of Noble Corporation plc:

The compensation committee of the Board’s primary task is to assist the Board in reviewing and administering executive officer and employee compensation, benefits and incentive and equity-based compensation plans. The compensation committee also assists in the preparation and review of the Compensation Discussion and Analysis which sets out the compensation philosophy and describes how compensation decisions support and implement our philosophy. The compensation committee consists entirely of independent directors and operates independently of management in consultation with its compensation consultant.

The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement. Based on such review and discussion, the compensation committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

COMPENSATION COMMITTEE

Jon A. Marshall, Chair

Julie H. Edwards

Gordon T. Hall

March 9, 2018

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CD&A

Compensation Discussion and Analysis

This Compensation Discussion and Analysis (“CD&A”) describes our compensation practices and decisions for our named executive officers (our “NEOs”) for the year ended December 31, 2017.

Executive Summary

Since the fourth quarter of 2014, the offshore drilling industry has suffered through a historic downturn. Our business, and the business of other offshore drillers, has declined significantly due to two factors:

•	a dramatic fall in our customers’ capital spending as a result of the decline in the price of oil; and

•	an over-supply of drilling rigs in the market.

Key Industry Statistics

*Based on third-party compiled industry statistics.

The compensation committee has acted quickly and aggressively to make changes to our compensation program to reflect this very challenging environment. As a result, our performance-based programs have generated outcomes that reflect our declining performance and the state of the market.

In addition, a substantial portion of the compensation granted to our CEO and reported in the Summary Compensation Table on page 34 of this proxy statement represents long-term incentives for future performance, not actual cash compensation. These long-term incentives are variable and tied to pre-determined Company performance goals and/or the market price of our ordinary shares. Long-term incentive pay may not be realized at all or for many years, and the value of this pay, if or when realized, may differ significantly from the amounts shown in the Summary Compensation Table (or from “target” amounts shown in the other compensation tables in this proxy statement) depending on how the Company and industry actually perform.

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CD&A

The chart below illustrates how the elements of CEO pay (salary, annual cash bonus and annual equity grants) have changed during the past three years as a result of the compensation committee’s reductions to our CEO’s target compensation and how stock performance has reduced the amounts potentially realizable or realized by our CEO from these programs.

What this table shows:

•	Percentages show realizable and realized amounts as a percentage of applicable year target amounts unless otherwise noted.

•	Target compensation is salary + target STIP award + intended value of same-year equity grants.

•	Realizable compensation is salary + actual STIP award + December 31, 2017 value of same-year time-vested restricted stock unit grants + December 31, 2017 value of same-year performance-vested units that are expected to vest considering performance-to-date.

•	Realized compensation is salary + actual STIP award + December 31, 2017 value of same-year time-vested restricted stock unit vestings + December 31, 2017 value of same-year performance-vested stock unit vestings.

•	2018 Target shows target compensation of our new CEO, Ms. Robertson. Previous periods shows target, realizable and realized compensation of our former CEO, Mr. Williams. Upon the retirement of Mr. Williams, all of his unvested time-vested restricted stock unit awards were forfeited and his performance-vested stock unit awards were cut back on a pro-rata basis to reflect only the portion of the applicable performance period in which he served as CEO.

During the current industry downturn, our Board and the compensation committee are managing the compensation program to incentivize our management to focus on matters that can be managed in spite of poor market conditions, particularly operational excellence and liquidity preservation. Additionally, the compensation committee has chosen to measure achievement through performance factors such as contract drilling margin and EBITDA, both of which emphasize the goals of cost-reduction and revenue generation in order to maximize the available return on the Company’s assets during the market downturn. These performance factors are key measures in both our short-term incentive plan and our long-term incentive plan.

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CD&A

Our Compensation Philosophy

WE ALIGN PAY WITH PERFORMANCE

We believe that strong corporate governance includes a compensation program that aligns pay and performance so that the interests of our executives are closely linked with the interests of our shareholders.

We emphasize the importance of aligning pay and performance by placing a majority of executive pay at risk and subjecting a significant portion of our NEOs’ potential compensation to specific annual and long-term performance requirements.

Below is an illustration of the compensation mix for our CEO and other NEOs during 2017, based on compensation information set forth in the Summary Compensation Table on page 34.

CEO Total Target Direct Compensation

Other NEOs Total Target Direct Compensation(1)

(1) Does not include CEO

We also follow certain simple foundational rules and best practices and we strictly prohibit certain practices that do not meet our compensation standards.

Our Foundational Rules and Best Practices
• We pay for performance — a meaningful portion of named executive officer pay is based on pre- determined performance outcomes
• We mandate that 50% of all annual equity awards to our named executive officers are subject to achieving pre-determined performance outcomes compared to our industry peers
• We benchmark the components of compensation to comparable peers
• We require our directors and executives to own a significant amount of our stock to align their interests with our shareholders
• We use an independent compensation consultant
• We have a robust clawback provision enabling us to recoup previously paid cash and equity incentive compensation from our executive officers upon the occurrence of certain events
• We provide only de minimis perquisites to our executives
Our Prohibited Practices
• We do not guarantee any term of employment for our named executive officers
• We never allow pledging or hedging of Company stock
• We never allow repricing or buyout of underwater options
• We do not allow director or officer stock sales unless share ownership guidelines are met
• We do not provide single trigger cash severance benefits in the event of a change of control
• We do not permit the recycling of share or option awards under our long-term incentive plan

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Our New Chairman, President & CEO

On January 11, 2018, Julie J. Robertson was named our Chairman, President and Chief Executive Officer, replacing Mr. Williams, our Chairman, President and Chief Executive Officer since 2008. Ms. Robertson brings strong industry knowledge and extensive experience to her new role. She has over 38 years of experience in the offshore drilling industry and has served in a variety of roles at Noble and predecessor companies since 1979. Ms. Robertson most recently served as our Executive Vice President from February 2006, and served continuously as Corporate Secretary of Noble from December 1993 until assuming her new role as Chairman.

Ms. Robertson’s 2018 compensation package in her new role is lower than that paid to Mr. Williams, reflecting the difficult state of our industry and prior feedback from shareholders. Her package consists of a base salary of $850,000, or 10% lower than the 2017 CEO base salary, an identical CEO target bonus percentage and a 2018 CEO LTIP award value 23% lower than the 2017 CEO LTIP award value. Ms. Robertson’s 2018 compensation will be reported in our 2019 proxy statement.

Our NEOs

When used in this CD&A, our NEOs consist of the persons listed in the table below.

Name	Title
Julie J. Robertson*	Chairman, President and Chief Executive Officer
Adam C. Peakes**	Senior Vice President and Chief Financial Officer
Bernie G. Wolford	Senior Vice President – Operations
William E. Turcotte	Senior Vice President, General Counsel and Corporate Secretary
David W. Williams*	Former Chairman, President and Chief Executive Officer
Dennis J. Lubojacky**	Former Interim Chief Financial Officer, Vice President and Controller

*	Ms. Robertson served as Executive Vice President and Corporate Secretary until her appointment as Chairman, President and Chief Executive Officer on January 11, 2018 when Mr. Williams resigned from those roles. Mr. Williams subsequently retired from the Company on February 28, 2018.
**	Mr. Peakes joined the Company as Senior Vice President and Chief Financial Officer on January 23, 2017. Mr. Lubojacky served as Interim Chief Financial Officer prior to Mr. Peakes appointment. Mr. Lubojacky retired from the Company on August 31, 2017.

Details regarding the compensation we provided to our NEOs during 2017 may be found in the tables and narrative sections following this CD&A, beginning on page 34 of this proxy statement.

Shareholder Outreach Effort

As in prior years, during the spring and fall of 2017, we conducted a significant shareholder outreach effort regarding executive compensation matters through a wide-ranging dialogue with numerous shareholders. This dialogue was interactive and involved personal phone discussions in which our lead director played an active part in all of the discussions. In the outreach we contacted our largest 30 shareholders, representing over 70% of the Company’s outstanding shares as well as a number of shareholders with smaller stakes. Ultimately, we spoke to shareholders holding more than 35% of our outstanding shares. We also took into consideration the opinions of certain proxy advisory services regarding our compensation program.

While our shareholders are a diverse group holding many differing views, and while there was no clear consensus on each point raised by individual shareholders, over the past few years they have had a number of suggestions that we concluded were important to address. Please see “—Recent Changes to Our Compensation Program” below, for more information on the many changes we have made in the last few years, including as a result of shareholder discussions. At our 2017 annual general meeting, our shareholders approved, in an advisory vote, the compensation of our NEOs, with approximately 68% of votes cast being in favor of the proposal (excluding abstentions and broker non-votes).

We are committed to continued engagement between shareholders and the Company to fully understand and consider shareholders’ input and suggestions.

Recent Changes to Our Compensation Program

Against a challenging market background, the compensation committee has taken a number of key actions over the past few years to respond to shareholder concerns, strengthen the Company’s commitment to pay-for-performance and good corporate governance and respond to current market conditions.

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New CEO Compensation Package

Our new CEO’s 2018 compensation package consists of a base salary of $850,000, or 10% lower than the 2017 CEO base salary, the same target bonus percentage as in 2017 and a 2018 CEO LTIP award value 23% lower than the 2017 CEO LTIP award value. We believe this new package is competitive while taking shareholders feedback into consideration.

Reduced CEO Total Compensation

Since 2014, and as a result of shareholder feedback, we have made changes in our compensation plan which significantly reduced our former CEO’s overall compensation. The changes, which are highlighted in this section, reduced total reported 2017 compensation paid to our former CEO by more than 8% from 2016 levels, 22% from 2015 levels and more than 37% from 2014 levels.

Reduced Long-term Incentive Reward Values; Added New LTIP Performance Goal

In 2017, we reduced the value of the aggregate LTIP award to our former CEO by 11% from 2016 award levels. Combined with the 10% reduction in value beginning in 2015, our 2017 CEO LTIP grant value decreased by 20% from 2014 levels.

Also in 2017, we introduced a new LTIP performance goal: Contract Drilling Margin. We believe this new LTIP performance goal, combined with the existing relative total shareholder return (“TSR”) performance goal, will drive performance on a key success metric for the Company.

Freezing or Reducing Base Salaries
We are continuing to hold the base salaries of all of our NEOs at 2014 levels through 2018. In addition, our former CEO’s 2017 base salary reflected a reduction of 10% from the 2016 level.

Adopted New Clawback Policy

In 2017, we adopted a new clawback policy that allows the Company to recoup previously paid cash and equity incentive compensation upon the occurrence of certain events. See page 32 of this proxy statement for a more detailed description of the new clawback policy.

* Does not include the value of PVRSUs granted to Ms. Robertson on her appointment as CEO in January 2018.
Reduced Director Fees and Retainers; Added Vesting Period for Director Awards

Beginning in the second quarter of 2017, we reduced meeting fees paid to our directors as well as annual retainers paid to our lead director and committee chairpersons. Our compensation committee has also adopted a policy providing that all equity awards to directors will be subject to a one-year vesting period. See page 45 of this proxy statement for more information on director compensation.

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Adopted New Equity Plans

In the past few years, we adopted both a new incentive plan and a new director stock plan to provide equity based compensation to our employees and our non-employee directors. Each of these plans incorporates our best practices.

Terminated all Expatriate Benefits

In 2015, we terminated the payment of expatriate benefits to all of our NEOs. When instituted, this termination resulted in a reduction in compensation to our former CEO of more than $1.0 million on an annualized basis.

Details of Our Compensation Program

Compensation Philosophy

Our executive compensation program reflects the Company’s philosophy that executive compensation should be structured so as to closely align each executive’s interests with the interests of our shareholders, emphasizing equity-based incentives and performance-based pay. The primary objectives of the Company’s compensation program are to:

•	Motivate our executives to achieve key operating, safety and financial performance goals that enhance long- term shareholder value;

•	Provide a strong pay-for-performance link between the compensation provided to executives and the Company’s performance relative to pre-determined targets and industry peers;

•	Reward performance in achieving targets without subjecting the Company to excessive or unnecessary risk; and

•	Establish and maintain a competitive executive compensation program that enables the Company to attract, motivate, reward and retain experienced and highly capable executives who will contribute to the long-term success of the Company.

Consistent with this philosophy, we seek to provide a total compensation package for the NEOs that is competitive with our Peer Group (as defined below) for a given year. A substantial portion of total compensation is subject to Company and individual performance and relative total shareholder return and is at risk of forfeiture. In designing these compensation packages, the compensation committee annually reviews each compensation component and compares its use and level to various internal and external performance standards and market reference points.

The compensation program for our NEOs is designed to link pay with performance and consists of the following components:

•  Base pay. This fixed cash component of compensation provides executives with salary levels set to be competitive with our Peer Group.

•  Annual incentive compensation. This performance-based component of compensation is funded based on financial, safety and environmental performance relative to internal targets or the performance of our peers, and is paid as an annual cash bonus. The program encourages and rewards achievement of these goals as well as achievement of Company, team and individual objectives.

•  Performance-based equity awards. This component of compensation consists of performance-vested restricted stock units (“PVRSUs”) and is based on the Company’s cumulative total shareholder return and also, for 2017 awards, Contract Drilling Margin, in each case, relative to our Driller Peer Group (as described below) over a three-year period.

•  Time-based equity awards. This component of compensation, consisting of time-vested restricted stock units (“TVRSUs”), facilitates retention, aligns executives’ interest with the interests of our shareholders and allows executives to become stakeholders in the Company. All TVRSUs have a three- year vesting requirement.

•  Limited benefits. The retirement and other benefits are described below beginning on page 31 of this proxy statement.

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Board Process and Independent Review of Compensation Program

The compensation committee of our Board is responsible for determining the compensation of our directors and executive officers and for establishing, implementing and monitoring adherence to our executive compensation philosophy. The compensation committee provides oversight on behalf of our Board in reviewing and administering the compensation programs, benefits, incentive and equity-based compensation plans. The compensation committee operates independently of management and receives compensation advice and data from outside independent advisors.

The compensation committee charter authorizes the committee to retain and terminate, as the committee deems necessary, independent advisors to provide advice and evaluation of the compensation of directors and executive officers, or other matters relating to compensation, benefits, incentive and equity-based compensation plans and corporate performance. The compensation committee is further authorized to approve the fees and other engagement terms of any independent advisor that it retains.

For 2017, the compensation committee engaged Mercer (US) Inc., an independent consulting firm (“Mercer”), to serve as the committee’s compensation consultant. In 2017, we paid Mercer approximately $105,444 in aggregate fees for determining or recommending the amount or form of executive and director compensation. We also paid Mercer affiliates approximately $479,433 in aggregate fees during 2017 for additional services, including salary surveys and actuarial services for non-U.S. employees. The decision to engage Mercer affiliates to provide such additional services was made by management. The compensation committee was informed of the provision of these services by Mercer affiliates.

The compensation consultant reports to and acts at the direction of the compensation committee and is independent of management, provides comparative market data regarding executive and director compensation to assist in establishing reference points for the principal components of compensation and provides information regarding compensation trends in the general marketplace, best practices, compensation practices of the Peer Group described below, and regulatory and compliance developments. The compensation consultant regularly participates in the meetings of the compensation committee and meets privately with the committee at each meeting.

In determining compensation for our CEO, the compensation committee evaluates and assesses the CEO’s performance related to leadership, financial and operating results, board relations, achievement of team and individual objectives and other considerations. The compensation consultant provides market information and perspectives on market-based adjustments, which are included in the committee’s decision-making process. The compensation committee may incorporate these considerations, as well as compensation market information, into its adjustment decisions.

In determining compensation for executive officers other than our CEO, our CEO works with the compensation consultant and our Executive Vice President to review compensation market information and prior compensation decisions and to recommend compensation adjustments to the compensation committee. Our CEO and Executive Vice President may attend compensation committee meetings at the request of the committee, except when the compensation of such individuals is being discussed. The compensation committee reviews and approves all compensation for our NEOs.

The compensation committee regularly reviews the services provided by its outside consultants and believes that Mercer is independent in providing executive compensation consulting services. In making this determination, the compensation committee took into consideration that during 2017:

•	Mercer affiliates provided services to the Company other than consulting services, and the provision of such services was known to the compensation committee;

•	Fees paid to Mercer by the Company during 2017 were less than 1% of Mercer’s total revenue;

•	Mercer maintains a conflicts policy, which was provided to the compensation committee with specific policy and procedures designed to prevent conflicts of interest;

•	None of the Mercer consultants working on Company matters had any business or personal relationship with compensation committee members;

•	None of the Mercer consultants working on Company matters had any business or personal relationship with any executive officer of the Company; and

•	None of the Mercer consultants working on Company matters owns shares of the Company.

The compensation committee continues to monitor the independence of its compensation consultant on a regular basis and no less frequently than annually.

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During 2017, the compensation committee decided to initiate a process to evaluate the effectiveness of its current compensation consultant and potentially to hire a new compensation consultant. The compensation committee asked a number of compensation consultants, including Mercer, to participate in a request for proposal process. After reviewing the proposals and interviewing the participating consulting firms, the compensation committee elected to engage Meridian Compensation Partners, LLC, an independent consulting firm (“Meridian”). Meridian was formally engaged by the compensation committee in July 2017, and since that time, Meridian has assisted the compensation committee with compensation issues related to 2018.

Frequency of Shareholder Advisory Votes

At the 2017 annual general meeting, our shareholders voted, in an advisory vote, to hold an advisory vote on the compensation of our NEOs every year. After considering the results of the shareholder advisory vote and other factors, our Board determined that the Company would hold an annual advisory vote on the compensation of our NEOs until (a) the next required vote on the frequency of shareholder votes on the compensation of our NEOs or (b) the Board otherwise determines that a different frequency for such advisory votes is in the best interests of our shareholders. Under SEC rules, the Company must hold a vote on the frequency of shareholder votes on the compensation of our NEOs every six years.

Peer Groups and Benchmarking

We compete for talent with employers across many different sectors around the world, but our primary competitive market consists of offshore drilling companies and oilfield services companies. In making compensation decisions for our NEOs, each element of their total direct compensation is compared against published compensation data and data provided by the compensation consultant. Data from peer groups plays an important role in the process used by the compensation committee to determine the design, components and award levels in our executive pay program. The compensation committee conducts a review of the compensation program on an annual basis to ensure that our compensation program works as designed and intended and in light of current market conditions. The following peer groups have been used or are currently being used by the Company for the purposes indicated below:

Benchmark Peer Group
Used as benchmark for comparing each component of compensation program in 2015, 2016 and 2017:

Atwood Oceanics, Inc.**	Cameron International Corp**	Diamond Offshore Drilling, Inc.

Ensco plc	FMC Technologies Inc.**	Helmerich & Payne, Inc.

National Oilwell Varco, Inc.	Oceaneering International, Inc.	Oil States International, Inc.

Patterson-UTI Energy, Inc.	Rowan Companies, Inc.	Superior Energy Services, Inc.

Transocean Ltd.	Weatherford International Ltd.

Driller Peer Group
Used as Benchmark for 2015, 2016 and 2017 PVRSU awards:

Atwood Oceanics, Inc.**	Diamond Offshore Drilling, Inc.	Ensco plc

Hercules Offshore, Inc.*	Paragon Offshore plc*	Rowan Companies plc

Seadrill Limited	Transocean Ltd.
*These entities were removed from the Driller Peer Group in 2016 as a result of bankruptcy.
**These entities were removed from the Benchmark Peer Group and/or Driller Peer Group in 2017 as a result of bankruptcy or acquisition.

The compensation committee considered whether other entities should be added to the Driller Peer Group in lieu of the bankrupt entities, but determined, based on advice of an independent consultant, that there were no other direct competitors in the offshore drilling industry that were appropriate to add to the Driller Peer Group considering comparable company and market conditions.

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Benchmark Peer Group

The compensation committee benchmarks compensation of the NEOs to the compensation of individuals in like positions in the companies included in the Benchmark Peer Group. The compensation committee does not benchmark executive compensation to specific levels or percentiles of the Benchmark Peer Group, but instead endeavors to be competitive with the Benchmark Peer

Group with respect to the various components and the aggregate level of compensation of officers in comparable positions. The compensation committee believes that this approach gives the committee the flexibility to respond to individual circumstances and offer competitive compensation packages to our executives.

Driller Peer Group

We use the Driller Peer Group to measure our performance for the vesting of performance-based long-term equity incentives. The compensation committee believes that the Driller Peer Group, which consists of the Company’s direct competitors in the offshore drilling industry, is an appropriate benchmark against which to measure the Company’s actual performance in the complex and cyclical offshore drilling industry. The compensation committee also considers that the Driller Peer Group closely matches the reality of our industry, which the public markets recognize as a distinct subgroup within the broader oilfield services industry. The compensation committee has elected to use the broader Benchmark Peer Group, which consists of the type of companies we compete against to attract and retain executive talent, to benchmark each component of our compensation program since the market for executive talent is broader than just the offshore drilling industry and includes such closely related industries as oilfield services.

References to the “Peer Group” in this proxy statement mean the Benchmark Peer Group and the Driller Peer Group, as the context requires.

How Compensation Components are Determined

Base Salary

Base salary levels of the NEOs were determined based on a combination of factors, including our compensation philosophy, market compensation data, competition for key executive talent, the NEO’s experience, leadership, prior contribution to the Company’s success, the Company’s overall annual budget for merit increases and the NEO’s individual performance in the prior year. The compensation committee conducts an annual review of the base salaries of NEOs taking into account these factors. Since 2015, our compensation committee has elected to freeze NEO salaries at 2014 levels, and in 2017, reduced our former CEO’s 2017 base salary by an additional 10% from 2016 levels due to the continued challenging market conditions and as a result of shareholder feedback.

In February 2018, the compensation committee reviewed base salaries for NEOs as part of the committee’s regularly scheduled review of salaries and decided again to hold NEO salaries constant at 2014 levels.

Name	2017 Salary	2018 Salary
David W. Williams*	$945,000	--
Julie J. Robertson*	$595,000	$850,000
Adam C. Peakes	$450,000	$450,000
Bernie G. Wolford	$425,000	$425,000
William E. Turcotte	$460,000	$460,000

* Ms. Robertson served as Executive Vice President and Corporate Secretary until her appointment as Chairman, President and Chief Executive Officer on January 11, 2018 when Mr. Williams resigned from those roles. Mr. Williams subsequently retired from the Company on February 28, 2018.

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Short-Term Incentive Plan (STIP)

The STIP gives participants, including NEOs, the opportunity to earn annual cash bonuses in relation to specified target award levels defined as a percentage of their base salaries. Plan award sizes are developed considering comparable market data and internal equity.

The success of the Company is tied to the achievement of key performance goals that include annual Company and business unit financial and operating objectives, as well as individual and team performance. The STIP is designed to reward executives for meeting these goals. Company performance determines STIP funding levels — if performance thresholds are not met, STIP is not funded.

How STIP Works
Step 1: Determine STIP Company Funding
Factor through Company Achievement of Three Factors:
• EBITDA performance relative to pre-determined target;
• Safety performance measured by minimizing total recordable incidents relative to a pre-determined target; and
• Meeting certain requirements of our environmental compliance plan (“ECP”).
Step 2: Multiply STIP Company Funding Factor by Target Award (fixed % of Salary) to Determine Target Performance Bonus
Step 3: Determine Individual Performance Factor, which will Determine Individual Adjustment to Performance Bonus, if any

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STIP – Company Performance Component

The Company performance component funding of the STIP is formulaic and is calculated based on the three factors noted above. Performance thresholds directly determine STIP funding.

For 2017, the STIP performance goals targeted financial, safety and environmental performance, all key drivers of the Company’s business.

• Financial performance is measured by the Company’s ability to achieve EBITDA, which, in turn, requires the Company to focus on the goals of cost-reduction and revenue generation in order to maximize the available return on the Company’s assets during a severe industry slowdown; and

• Safety and environmental achievement is measured by minimizing total recordable incidents and by satisfying key components of our ECP given the increasing importance and visibility of environmental compliance.

Based on these pre-determined factors, the 2017 STIP achievement level was 156% of target funding. This funding resulted in a Company funding factor for NEOs (and other employees) equal to 1.56 times their target performance bonus. Unlike in 2016 and 2015, the compensation committee elected in 2017 not to reduce the Company funding factor available for awards to below the actual achievement level. The compensation committee believed that, after multiple years (since 2014) of voluntary STIP reductions, salary freezes and equity award cut-backs for NEOs and for the Company’s line employees, it was important, both for morale and competitive reasons, to reward the actual demonstrable results achieved by the Company’s employees, including its NEOs.

For any individual, including our NEOs, the Company funding factor is multiplied by the applicable individual target award to calculate the preliminary performance bonus. Individual target awards are equal to a fixed percentage of base salary. The 2017 target awards for our NEOs are as follows:

Name	2017 Target	2018 Target
David W. Williams*	110%	---

Julie J. Robertson*	80%	110%

Adam C. Peakes	70%	70%

Bernie G. Wolford	70%	70%

William E. Turcotte	65%	65%

* Ms. Robertson served as Executive Vice President and Corporate Secretary until her appointment as Chairman, President and Chief Executive Officer on January 11, 2018 when Mr. Williams resigned from those roles. Mr. Williams subsequently retired from the Company on February 28, 2018.

The components of the performance bonus, weighting factors and threshold, target and maximum levels for corporate personnel, including NEOs, for the 2017 plan year are set forth in the following table:

Component of Performance Bonus	How Determined	Weighting of Component	2017 Target	Threshold/Target/Maximum or Ranking with Associated Bonus Pool Multiple*
EBITDA	EBITDA relative to actual Company budget	0.65	Consolidated EBITDA of $463 million	Threshold: Target: Maximum:	75% of Target 100% of Target 115% of Target	Bonus Pool Multiple 0.50 1.00 2.00

Safety Results	TRIR relative to internal goal	0.25	TRIR of .60	Threshold: Target: Maximum:	0.70 or higher 0.60 0.50 or lower	Bonus Pool Multiple 0.50 1.00 2.00

Environmental Compliance	Conduct assurance audits and achieve specified audit results	0.10	Meet threshold by completing US audit and achieving audit results the same as or better than prior audit findings	Threshold: Target: Maximum:

Complete U.S. audits and no repeat audit findings over prior year

Same as above with timely completion and no repeat audit findings over 2 years

Same as above with no major non-conformity and Department of Justice support to exit probation

						Bonus Pool Multiple 0.50 1.00 2.00

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The 2017 results and the calculation of the performance component for corporate personnel, including NEOs for the 2017 plan year, are set forth in the following table:

Components of Performance Bonus	Actual 2017 Results	Bonus Pool Multiple	Component Payout (Weighting X Bonus Pool Multiple)	Actual 2016 Results	Significance of 2017 Results
EBITDA	Consolidated EBITDA of $506 million	1.63	1.06	Consolidated EBITDA of $1.308 billion	2017 actual EBITDA exceeded 2017 budgeted EBITDA by more than 9% during historic industry downturn due to operating efficiency and cost reduction efforts undertaken by the Company. See below discussion of factors that went into setting of 2017 budgeted EBITDA
Safety Results	TRIR of 0.38	2.00	0.50	TRIR of 0.47	Noble achieved the best TRIR rate in the Company’s history and more than 60% of the fleet achieved a zero TRIR for the year
Environmental Compliance	Did not meet threshold level	No Funding of Factor	No Funding of Factor	Met threshold in 2016	ECP component represents key commitment we have made to U.S. officials regarding Company environmental compliance
	Goal Achievement		1.56

	Amount Funded		1.56

More on our STIP Metrics

EBITDA Measure

Our target EBITDA ($463 million for 2017) is set each year based on the level of EBITDA in our yearly budget, which is approved by our full Board at the beginning of each year. As a result of the severe, multi-year downturn in our industry, our target 2017 EBITDA was lower than our actual 2016 EBITDA ($1.308 billion). The downturn has resulted in a significant reduction in the scale of Company operations during the past few years that continued through 2017:

•	The average number of the Company’s operating drilling rigs fell from 25 rigs during 2015 to 19 rigs during 2016 and 14 rigs during 2017;

•	The utilization of the Company’s rigs (a standard measure of how many days each rig works during a period) declined from 84% in 2015 to 66% in 2016 and 63% in 2017; and

•	The average dayrate for the Company’s rigs (a standard measure of the amount that each rig earns under contract during a period) declined from $358,423 in 2015 to $319,256 in 2016 and $187,181 in 2017.

These and other factors reduced the earning capacity of the Company in 2017 as compared to 2016 and 2015 and, as a result, reduced our budgeted EBITDA, upon which the STIP target is based. Notwithstanding the historic downturn, the Company was able to exceed its budgeted EBITDA by focusing on cost containment measures and maximizing revenue, including the following:

•	Reducing 2017 operating costs by 27% from 2016 levels;

•	Operating at nearly 97% earnings efficiency with a fleet downtime of only 3.2% -- the lowest for 20 years; and

•	Renegotiating our contract for the Globetrotter II, including securing incremental revenues.

Safety Measure

The compensation committee uses Total Recordable Incident Rate (“TRIR”), a well-recognized measure of safety in the offshore drilling industry, to assess the Company’s safety performance. TRIR measures the overall number of recordable incidents. In order to minimize TRIR, the Company must minimize all rig incidents. The compensation committee chose the target and maximum metrics for TRIR based on a review of Company performance and competitor data, and believes the use of TRIR relative to goal is a rigorous measure of the Company’s safety performance, requiring the Company to maintain a very low rate of recordable incidents. During 2017, the Company operated at the lowest TRIR in its history. In addition, more than 60% of the Company’s fleet was able to operate with a TRIR of zero during the year, meaning that for a large portion of the Company’s fleet there were no recordable incidents during 2017 – an exemplary achievement.

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Environmental Compliance Program Measure

The ECP measure represents the Company’s strong commitment to environmental stewardship, and encompasses the commitment we made to U.S. officials in 2014 regarding our environmental compliance. The rigorous threshold target was not achieved in 2017 due to a repeat audit finding. Notwithstanding the fact that the Company failed to meet its rigorous internal target, based on the Company’s overall ECP performance, a federal court granted the Company’s motion, effective March 1, 2018, to terminate the Alaska plea agreement, on which the ECP is based, a year earlier than it was stipulated to run. Even though the plea agreement has been terminated, the Company will maintain a rigorous environmental compliance measure in the STIP in order to reinforce our commitment to environmental stewardship.

STIP – Individual Goals Component

To determine an individual’s STIP award, one-half of the preliminary performance bonus, calculated as set forth above (and which for these purposes is considered the “individual component”), is subject to adjustment based on the individual’s achievement of specific individual goals. The performance adjustment to the individual component may range as a percentage of the individual component from 120% down to 0%. The compensation committee has determined that making 50% of the performance bonus subject to adjustment depending on the achievement of individual goals is an appropriate allocation between individual and company performance, and is designed to drive overall performance.

The compensation committee made no individual component adjustments in 2017 for any of our NEOs, including our former CEO. The total STIP payout for our former CEO was recommended by the compensation committee and approved by our full Board. The compensation committee also reviewed the STIP awards to the other NEOs. The STIP awards in 2017 for our NEOs are included in the table below:

Name	2017 Salary	X	STIP Target	X	Award Factor	X	Individual Achievement	2017 STIP
David W. Williams*	$945,000	X	110%	X	1.56	X	--	$1,621,620
Julie J. Robertson*	$595,000	X	80%	X	1.56	X	--	$750,000
Adam C. Peakes	$450,000	X	70%	X	1.56	X	--	$491,400
Bernie G. Wolford	$425,000	X	70%	X	1.56	X	--	$464,100
William E. Turcotte	$460,000	X	65%	X	1.56	X	--	$466,440

* Ms. Robertson served as Executive Vice President and Corporate Secretary until her appointment as Chairman, President and Chief Executive Officer on January 11, 2018 when Mr. Williams resigned from those roles. Mr. Williams subsequently retired from the Company on February 28, 2018.

Long-Term Incentives

We think it is important to reward executive officers and key employees who showed superior performance in their current position, as well as the likelihood of high-level performance in the future, with equity compensation, in keeping with our overall compensation philosophy to align executives’ and employees’ interests with the interests of our shareholders. The amount of long-term incentive compensation is determined annually based on the analysis of competitive data.

The total value of long-term incentive awards is developed considering our objectives for this component of total compensation relative to the pay of the companies in the Benchmark Peer Group and is set to be competitive with the Benchmark Peer Group. Our CEO recommends for consideration and approval by the compensation committee the total value of awards for all positions other than his or her own. The compensation committee determines the total award value for our CEO and, based in part on the CEO’s recommendations, for the other positions. In the last few years, the compensation committee has reduced the value of equity awards to our NEOs. For instance, the value of the 2017 LTIP award to our former CEO was reduced by 20% from 2014 levels. The reductions in the value of LTIP awards reflect our response to shareholder feedback, our pay-for-performance philosophy and our response to current market conditions.

Performance-Vested Restricted Stock Units

PVRSUs constitute 50% of the annual award value and vest based on the achievement of specified corporate performance criteria over a three-year performance cycle. The number of PVRSUs awarded to a participant equals the number of units that would vest if the maximum level of performance for a given performance cycle is achieved. The number of such units that vest is determined after the end of the applicable performance period. Any PVRSUs that do not vest are forfeited. Upon satisfaction of the performance criteria and vesting, PVRSUs convert into unrestricted shares. In setting the target number of PVRSUs, the compensation committee takes into consideration market data, the award’s impact on total compensation, the performance of the executive during the last completed year and the potential for further contributions by the executive in the future.

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The compensation committee approved the target award levels in the tables below because it believes that if the Company performs at or above the median relative to the companies in the applicable Peer Group, compensation levels should be commensurate with this performance. If the Company performs below this level, our compensation levels should be lower than the 50th percentile. The maximum number of PVRSUs that can be awarded is 200% of the target award level (which is 100% of the awarded units).

To determine the number of PVRSUs that will vest, if any, the percentile ranking of TSR for our shares is computed relative to the companies in the Driller Peer Group at the end of the performance cycle. Then, the Driller Peer Group percentile ranking is cross-referenced according to the tables below to determine the percentage of PVRSUs that will vest.

In 2017, we added a new performance measure to our PVRSUs. The new measure is relative contract drilling margin less general and administrative expenses. The contract drilling margin performance is also calculated relative to the companies in the Driller Peer Group. The compensation committee added the contract drilling margin measure in 2017, in part, to place more emphasis on the goals of revenue generation and cost reduction in order to maximize the available return on the Company’s assets during the severe industry slowdown and as a result of shareholder feedback.

PVRSU Performance Thresholds

The performance thresholds in the table on the left were applicable for the 2015-2017 performance cycle. The performance thresholds in the table on the right were and are applicable for the 2016-2018 and 2017-2019 performance cycles.

Noble TSR Ranking Among Driller Peer Group*	Vesting Percentage of Awarded Units
1st of 9 (Maximum Level)	200%
2nd of 9	175%
3rd of 9	150%
4th of 9	125%
5th of 9 (Target Level)	100%
6th of 9	75%
7th of 9	50%
8th of 9 (Threshold Level)	25%
9th of 9	0%

* Three of the entities in our Driller Peer Group were removed due to bankruptcy or acquisition. As a result, the measurement was relative to five rather than eight peers.

Noble TSR Ranking Among Driller Peer Group*	Vesting Percentage of Awarded Units
1st of 7 (Maximum Level)	200%
2nd of 7	166.66%
3rd of 7	133.34%
4th of 7	100%
5th of 7 (Target Level)	66.66%
6th of 7	33.34%
7th of 7	0%

*One of the entities in our Driller Peer Group was removed due to acquisition. As a result, the measurement is currently relative to five rather than six peers.

PVRSU Earned Percentages

Our NEOs have forfeited, or are on track to forfeit, a substantial portion of the PVRSUs awarded to them. Because of the fall in our share price, our NEOs have also experienced significant decline in the value of awards, both vested and unvested. The following table shows for PVRSUs that have recently vested and those that are in-progress the amount vested or on track to be vested and the market value of such vested (or to be vested) award (as a percent of target shares).

Historical /In-Progress Performance Cycles	Past / Future Vesting Date	Performance Measure	Percent of Shares Vested (2)	Percent of Target Value Realized (3)
2013-2015	January 2016	TSR Relative to Peer Group/Driller Peer Group (1)	112.66%	26%

2014-2016	February 2017	TSR Relative to Peer Group/Driller Peer Group (1)	100.7%	26%

2015-2017	February 2018	TSR Relative to Driller Peer Group	80%	24%

2016-2018	February 2019	TSR Relative to Driller Peer Group	80%	55%

2017-2019	February 2020	TSR Relative to Driller Peer Group/Relative Contract Drilling Margin	60%	28%

(1)	Performance Measures for the 2013-2015 and 2014-2016 performance cycles were different for the periods preceding and following the Spin-off of Paragon Offshore plc in August 2014.
(2)

Represents percentage of performance awards vested for the applicable historical performance cycles, and represents percentage of performance awards expected to vest based on performance to date for the applicable in-progress performance cycles.

(3)

Represents market value of shares on date of vesting as a percentage of original target value at date of award for historical performance cycles, and for in-progress performance cycles represents the 12/31/17 market value of shares expected to vest based on performance to date as a percentage of original target value at date of award.

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Time-Vested Restricted Stock Units

TVRSUs constitute 50% of the annual award value and vest one-third per year over three years commencing one year from the award date. Upon vesting, these units convert automatically into unrestricted shares. Our compensation committee believes that TVRSUs remain an important element of compensation as they promote retention, reward individual and team achievement and align executives with the interests of shareholders. Moreover, while TVRSUs are not earned based on performance criteria, the compensation committee believes that, because the ultimate value of the awards is linked directly to the performance of our stock over time, TVRSUs also act to support management performance.

In connection with being named our Chairman, President and Chief Executive Officer, Ms. Robertson was granted a one-time TVRSU award of $1.0 million, representing 183,150 underlying shares. This award will vest one-third per year over three years commencing on the first anniversary of the January 11, 2018 award date.

Retirement Benefits

We offer retirement programs that are intended to supplement the personal savings and social security for covered officers and other employees. The programs include the Noble Drilling Services Inc. 401(k) Savings Plan, the Noble Drilling Services Inc. 401(k) Savings Restoration Plan, the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, the Noble Drilling Services Inc. Retirement Restoration Plan and the Noble Drilling Services Inc. Profit Sharing Plan. As of December 31, 2017, we amended the Salaried Employees’ Retirement Plan and the Retirement Restoration Plan to cease future benefit accruals. The Company believes that these retirement programs assist the Company in maintaining a competitive position in attracting and retaining officers and other employees. A description of these plans, including eligibility and limits, is set forth in the following table.

Plan	Description & Eligibility	Benefits & Vesting
401(k) Savings Plan	Qualified defined contribution plan that enables qualified employees, including NEOs, to save for retirement through a tax-advantaged combination of employee and Company contributions.	Matched at the rate of $0.70 to $1.00 per $1.00 (up to 6% of base pay) depending on years of service. Fully vested after three years of service or upon retirement, death or disability.
401(k) Savings Restoration Plan	Unfunded, nonqualified employee benefit plan under which specified employees may defer compensation in excess of 401(k) plan limits.	Vesting and, to the extent an employee is prohibited from participating in the 401(k) Savings Plan, matching provisions mirror 401(k) Savings Plan.
Profit Sharing Plan	Qualified defined contribution plan available to all qualified employees.	Company made annual discretionary contribution of 2.0% of base pay for 2017. Fully vested after three years of service or upon retirement, death or disability.
Salaried Employees’ Retirement Plan*	Qualified defined benefit pension plan available to participants originally hired on or before July 31, 2004.	Benefits are determined by years of service and average monthly compensation near retirement.
Retirement Restoration Plan*	Nonqualified defined benefit pension plan available to participants originally hired on or before July 31, 2004.	Eligible compensation in excess of U.S. Internal Revenue Service annual compensation limit for a given year is considered in the Retirement Restoration Plan.

*Plan amended effective December 31, 2016 to cease future benefit accruals.

For additional information regarding these plans, please see the description following the tables captioned “Nonqualified Deferred Compensation” and “Pension Benefits.”

Other Benefits and Perquisites

The Company provides healthcare, life and disability insurance, and other employee benefit programs to its employees, including NEOs, which the Company believes assists in maintaining a competitive position in terms of attracting and retaining officers and other employees. These employee benefits plans are provided on a non-discriminatory basis to all employees.

The Company provides only minimal perquisites and other personal benefits to NEOs. The Company and the compensation committee believe these are reasonable and consistent with its overall compensation program. Attributed costs of perquisites for NEOs for the year ended December 31, 2017 are included in the All Other Compensation column of the Summary Compensation Table.

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CD&A

Expatriate Benefits for Employees

In the third quarter of 2015, we ceased paying expatriate benefits to all of our NEOs. This change was prompted by a number of factors, including the fact that we relocated the NEOs eligible for such benefits from London, England to Sugar Land, Texas in the third quarter of 2015.

When instituted, the discontinuation of expatriate benefits resulted in a reduction in compensation to our former CEO of more than $1.0 million on an annualized basis.

Share Ownership Policy and Holding Requirements

In early 2014, we adopted a share ownership policy that includes minimum share ownership requirements for all of our directors and officers, including NEOs. The Company’s share ownership guidelines for our executives and directors, which requires them to hold shares with an aggregate value in excess of a certain multiple of their base salary or annual retainer, are set forth below.

Position	Minimum Ownership Requirements	Holding Requirements
Chief Executive Officer	5.0 times Base Salary
Executive Vice President and Senior Vice President	4.0 times Base Salary	NO SALES UNTIL OWNERSHIP GUIDELINES
Vice President	2.0 times Base Salary	ARE FULLY MET
Independent Director	6.0 times Annual Retainer

A director or officer is not allowed to sell shares until the holding requirements are met. Once a director or officer meets the applicable share ownership requirements, the share ownership policy requirements are deemed satisfied even if there is a subsequent drop in the share price that would result in a shareholding value that is below the threshold. However, a director or officer who has been “deemed” to meet the applicable ownership requirement may not sell or dispose of any shares for cash thereafter until the applicable ownership requirement is actually met.

All of our directors and NEOs are in compliance with share ownership requirements, except for Mr. Peakes, who joined the Company in January 2017.

Securities Trading Policy and Timing of Equity-Based Awards

The Company’s policy on trading in Company stock prohibits hedging or short sale transactions or buy or sell puts or calls involving Company securities, and prohibits purchases of Company securities on margin.

The Company’s practice has been to award restricted shares or restricted stock units to new executives contemporaneously with their hire date and annually to current executives at regularly-scheduled meetings of the compensation committee following the public release of the immediately preceding quarter’s financial results and any other material nonpublic information.

Clawback Provisions

The Company’s clawback policy provides that at any time there is a material and negative restatement of the Company’s reported financial results, the cash and equity incentive compensation awarded or paid to any executive officer during the previous three years would be subject to recoupment, if the Board determines that the executive officer’s intentional misconduct or gross negligence materially contributed to such restatement. Base salary is not subject to clawback under this policy.

In addition, Section 304 of the Sarbanes-Oxley Act of 2002 generally requires U.S.-listed public company chief executive officers and chief financial officers to disgorge bonuses, other incentive-based or equity-based compensation and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

The Company will continue to monitor applicable rule-making actions of the SEC in order to meet any future clawback requirements.

Change of Control and Severance Arrangements

NEOs serving at December 31, 2017 are parties to change of control employment agreements which we have offered to certain senior executives since 1998. These agreements become effective only upon a change of control (as defined in the agreement). If a defined change of control occurs and the employment of the NEO is terminated either by us (for reasons other than death, disability or cause) or by the officer (for

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good reason or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control), which requirements can be referred to as a “double trigger,” the executive officer will receive payments and benefits set forth in the agreement. The terms of the agreements are summarized in this proxy statement under the caption “Potential Payments on Termination or Change of Control—Change of Control Employment Agreements.” We believe a “double trigger” requirement, rather than a “single trigger” requirement (which would be satisfied simply if a change of control occurs), increases shareholder value because it prevents an immediate unintended windfall to the NEOs in the event of a friendly (non-hostile) change of control.

In 2011, the Board revised the form of change of control employment agreement for executive officers. The terms of the new form of employment agreement are substantially the same as the prior agreements described below, except the new form only provides benefits in the event of certain terminations by us following a change of control for reasons other than death, disability or “cause” or by the officer for “good reason” and does not provide for an Excise Tax Payment (defined below). In 2012, the Board further revised the form of change of control agreement to change the definition of change in control such that the percentage of our shares that must be acquired by an individual, entity or group to trigger a change in control was increased to 25%. Mr. Peakes and Mr. Wolford are parties, and Mr. Lubojacky was a party, to the most recent form of change of control employment agreement. Mr. Williams’ change of control employment agreement was terminated upon his retirement.

In order to induce Ms. Robertson to accept the positions of Chairman, President and Chief Executive Officer, the Company entered into an Inducement Agreement with Ms. Robertson pursuant to which Ms. Robertson would be paid certain amounts if her employment is terminated by the Company without cause, or if she terminates her employment with good reason (each such termination, a “Qualifying Termination”). If a Qualifying Termination occurs on or before Ms. Robertson’s 64th birthday, she would receive $2,000,000 plus three times her base salary. If a Qualifying Termination occurs after her 64th birthday, but on or before her 65th birthday, she would receive $2,000,000 plus two times her base salary. No payment would be due if Ms. Robertson’s employment is terminated after her 65th birthday, regardless of the reason.

Impact of Accounting and Tax Treatments of Compensation

As a result of tax reform that became effective on January 1, 2018, future grants of performance awards will no longer be eligible to qualify as “qualified performance-based compensation” under Section 162(m) of the Internal Revenue Code. However, it may be possible for performance awards that were outstanding as of November 2, 2017 (“Legacy Awards”) to continue to qualify as “qualified performance-based compensation” for such purposes; so long as the awards are not modified in any material respect after such date (and assuming that the awards otherwise satisfy any additional transition relief guidance issued by the Internal Revenue Service). Section 162(m) of the Internal Revenue Code generally limits the deductibility for federal income tax purposes of annual compensation paid to certain top executives of a company to $1 million per covered employee in a taxable year (except to the extent such compensation qualifies as (among other things) “qualified performance-based compensation” as of November 2, 2017 and thereafter for purposes of Section 162(m) of the Internal Revenue Code). The compensation committee will continue to consider the deductibility of compensation with respect to Legacy Awards and to administer Legacy Awards in a way that is intended to preserve their deductibility in accordance with the transition relief as issued by the Internal Revenue Service.

Conclusion

We believe our compensation program’s components and levels are appropriate for our industry and provide a direct link to enhancing shareholder value and advancing the core principles of our compensation philosophy and objectives to ensure the long-term success of our Company. We will continue to monitor current trends and issues in our industry, as well as the effectiveness of our program with respect to our NEOs, to properly consider to modify our program where and when appropriate.

This compensation committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to the SEC’s proxy rules, except for the required disclosure herein or in the Annual Report on Form 10-K for the year ended December 31, 2017, or to the liabilities of Section 18 of the Exchange Act, and such information shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Compensation Committee Interlocks and Insider Participation

Since September 1, 2017, our compensation committee has been comprised of Jon A. Marshall, Chair, Julie H. Edwards and Gordon T. Hall. Prior to this date, our compensation committee was comprised of Michael A. Cawley, Chair (who retired on August 31, 2017), Julie H. Edwards, Gordon T. Hall and Scott D. Josey. All the directors who served as members of the compensation committee during 2017 were independent non-executive directors. None of the members of the compensation committee during 2017 has served as an officer or employee of the Company, and none of our executive officers has served as a member of a compensation committee or board of directors of any other entity which has an executive officer serving as a member of our Board.

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Compensation Info.

2017 Compensation Information

The following table sets forth the compensation of our named executive officers during 2017 pursuant to the applicable rules of the SEC.

Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus (1)	Stock Awards (2)	Option Awards	Non-Equity Incentive Plan Compensation (1)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3)	All Other Compensation (4)		Total
David W. Williams: Former Chairman, President and Chief Executive Officer (11)
	2017	$945,000	—	$5,870,609	—	$1,621,620	$273,105	$155,351	(5)	$8,865,685
	2016	$1,050,000	—	$6,403,118	—	$1,155,000	$649,726	$371,802	(5)	$9,629,646
	2015	$1,050,000	—	$6,355,771	—	$1,397,550	$642,680	$1,905,435	(5)	$11,351,436
Julie J. Robertson: Current Chairman, President and Chief Executive Officer; Former
Executive Vice President and Corporate Secretary(12)
	2017	$595,000	—	$2,596,618	—	$750,000	$392,439	$107,357	(6)	$4,441,414
	2016	$595,000	—	$2,517,463	—	$476,000	$444,352	$115,757	(6)	$4,148,572
	2015	$595,000	—	$2,346,765	—	$575,960	$162,067	$970,903	(6)	$4,650,695
Adam C. Peakes: Senior Vice President and Chief Financial Officer(13)
	2017	$425,048	—	$3,406,330	—	$491,400	—	$11,403	(7)	$4,334,181
Bernie G. Wolford: Senior Vice President – Operations
	2017	$425,000	—	$1,806,335	—	$464,100	$172,511	$21,455	(8)	$2,889,401
	2016	$425,000	—	$1,751,279	—	$297,500	$490,965	$87,485	(8)	$3,052,229
	2015	$425,000	—	$1,662,276	—	$359,975	$540,089	$395,099	(8)	$3,382,439
William E. Turcotte: Senior Vice President, General Counsel and Corporate Secretary
	2017	$460,000	—	$1,467,656	—	$466,440	—	$21,495	(9)	$2,415,591
	2016	$460,000	—	$1,422,912	—	$299,000	—	$72,310	(9)	$2,254,222
	2015	$460,000	—	$1,271,154	—	$361,790	—	$309,766	(9)	$2,402,710
Dennis J. Lubojacky: Vice President and Controller(13)
	2017	$197,897	$100,000	$304,813	—	—	—	$113,126	(10)	$715,836
	2016	$278,000	—	$295,526	—	$111,200	—	38,385	(10)	$723,111

(1)	The cash performance bonuses awarded under the STIP are disclosed in the Non-Equity Incentive Plan Compensation column.
(2)

Represents the aggregate grant date fair value of the awards computed in accordance with FASB ASC Topic 718. A description of the assumptions made in our valuation of restricted stock units and stock option awards is set forth in Note 9 to our audited consolidated financial statements in the 2017 Form 10-K. The maximum value of the PVRSUs, calculated as the maximum number of shares that may be issued multiplied by the market price of the shares on the grant date, is as follows: Mr. Williams – $5,335,585; Ms. Robertson – $2,359,972; Mr. Peakes – $1,641,713; Mr. Wolford – $1,641,713; Mr. Turcotte – $1,333,900; and Mr. Lubojacky – $277,033.

(3)

The amounts in this column represent the aggregate change in the actuarial present value of each named executive officer’s accumulated benefit under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan and the Noble Drilling Services Inc. Retirement Restoration Plan for the year. There are no deferred compensation earnings reported in this column, as the Company’s nonqualified deferred compensation plans do not provide above-market or preferential earnings on deferred compensation.

(4)

The amount in All Other Compensation includes the foreign service employment benefits set forth below paid in connection with expatriate assignments of named executive officers. Beginning in the third quarter of 2015, the Company ceased paying expatriate benefits to named executive officers.

Name	Year	Relocation Allowance	Housing /Auto Allowance	Foreign Service Premium	Resident Area Allowance	Reimbursement of School Fees	Moving Expenses	Foreign Tax Payment*
David W. Williams
	2017	—	—	—	—	—	—	$115,742
	2016	—	—	—	—	—	—	$114,473
	2015	—	$235,564	$120,400	$66,500	—	$26,448	—
Julie J. Robertson
	2017	—	—	—	—	—	—	$71,722
	2016	—	$1,045	—	—	—	—	—
	2015	—	$222,757	$70,078	$38,840	—	$17,892	$62,967

*

Under the tax equalization policy, the executive is responsible for funding the theoretical U.S. tax liability, which is effected through regular payroll deductions we generally refer to as “Hypothetical Tax Deductions.” Hypothetical Tax Deductions are based on an estimate of the executive’s anticipated U.S. theoretical tax liability. When an executive’s actual U.S. tax return is prepared, the corresponding tax equalization calculation reconciles the amount of Hypothetical Tax Deductions withheld during the year to the executive’s final theoretical U.S. liability. If the Hypothetical Tax Deductions are not sufficient to satisfy the tax liability, any difference is paid by the executive to the Company. Any Hypothetical Tax Deductions in excess of the actual tax liability are refunded to the executive. Foreign Tax Payments above represent actual U.K. and Swiss taxes remitted, less the executive’s Hypothetical Tax Deductions for such year.

(5)

In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan ($16,200 for 2017, $15,900 for 2016 and $15,900 for 2015), dividends and returns of capital paid by the Company on restricted stock units ($221,524 for 2016 and $1,413,186 for 2015), an annual home leave allowance (2015) and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

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Compensation Info.

(6)

In addition to the foreign service employment benefits described above, the amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan ($16,200 for 2017, $15,900 for 2016 and $15,900 for 2015), dividends and returns of capital paid by the Company on restricted stock units ($83,538 for 2016 and $517,417 for 2015), an annual home leave allowance (2015) and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(7)

The amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan and the Noble Drilling Services Inc. Retirement Restoration Plan ($11,340) and premiums paid by the Company for business travel and accident insurance.

(8)

The amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan and the Noble Drilling Services Inc. Retirement Restoration Plan ($16,200 for 2017, $15,900 for 2016 and $13,184 for 2015), dividends and returns of capital paid by the Company on restricted stock units ($58,809 for 2016 and $369,605 for 2015) and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(9)

The amount in All Other Compensation includes Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan ($11,100 for 2017, $11,100 for 2016 and $11,100 for 2015), a contribution to the Noble Drilling Services Inc. Profit Sharing Plan, dividends and returns of capital paid by the Company on restricted stock units ($45,924 for 2016 and $282,636 for 2015) and premiums paid by the Company for life, AD&D and business travel and accident insurance and for tax preparation services.

(10)

The amount in All Other Compensation includes post-retirement consulting fees paid to Mr. Lubojacky after his retirement on August 31, 2017 ($89,075 for 2017), Company contributions to the Noble Drilling Services Inc. 401(k) Savings Plan and the Noble Drilling Services Inc. Retirement Restoration Plan ($11,318 for 2017 and $15,900 for 2016), a contribution to the Noble Drilling Services Inc. Profit Sharing Plan, dividends and returns of capital paid by the Company on restricted stock units ($10,224 for 2016) and premiums paid by the Company for life, AD&D and business travel and accident insurance.

(11)	Mr. Williams resigned as Chairman, President and Chief Executive Officer of the Company as of January 11, 2018.
(12)	Ms. Robertson served as Executive Vice President and Corporate Secretary until her appointment as Chairman, President and Chief Executive Officer of the Company as of January 11, 2018.
(13)

On January 23, 2017, Adam C. Peakes was appointed as the Company’s Senior Vice President and Chief Financial Officer. Mr. Lubojacky served as Chief Financial Officer on an interim basis preceding Mr. Peakes’ appointment, and he subsequently retired from the Company on August 31, 2017.

The following table sets forth certain information about grants of plan-based awards during the year ended December 31, 2017 to each of the named executive officers.

Grants of Plan–Based Awards
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)	Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of shares of Stock or Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (4)
Name	Grant Date	Target ($)	Threshold (#)	Target (#)	Maximum (#)
David W. Williams(5)	3-Feb-17	$1,039,500	183,228	366,455	732,910	366,455	—	—	$5,870,609
Julie J. Robertson	3-Feb-17	$476,000	81,043	162,086	324,172	162,086	—	—	$2,596,618
Adam C. Peakes	3-Feb-17	$315,000	56,378	112,755	225,510	333,444	—	—	$3,406,330
Bernie G. Wolford	3-Feb-17	$297,500	56,378	112,755	225,510	112,755	—	—	$1,806,335
William E. Turcotte	3-Feb-17	$299,000	45,807	91,614	183,228	91,614	—	—	$1,467,656
Dennis J. Lubojacky(6)	3-Feb-17	$111,200	9,514	19,027	38,054	19,027	—	—	$304,813

(1)

Represents the dollar value of the target amount of Performance Bonuses awarded under the STIP. The Performance Bonus awarded to the named executive officers under the STIP is set forth in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

(2)

Represents PVRSUs awarded during the year ended December 31, 2017 under the Noble Incentive Plan. PVRSUs vest, if at all, over a three-year performance cycle. Any PVRSUs that do not vest in such performance cycle are forfeited.

(3)	Represents TVRSUs awarded during the year ended December 31, 2017 under the Noble Incentive Plan. TVRSUs vest over three years, with one-third vesting per year on each anniversary of the grant date.
(4)	Represents the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718 based on the maximum future payouts under the equity incentive plan awards.
(5)

Mr. Williams retired from the Company effective February 28, 2018. Upon his retirement, his TVRSUs were cancelled and his PVRSUs were subject to a pro-rata cutback based on the number of months of service in the applicable measurement period.

(6)

Mr. Lubojacky retired from the Company effective August 31, 2017. Upon his retirement, his TVRSUs were cancelled and his PVRSUs were subject to a pro-rata cutback based on the number of months of service in the applicable measurement period.

For a description of the material terms of the awards reported in the Grants of Plan-Based Awards table, including performance-based conditions and vesting schedules applicable to such awards, see “Compensation Discussion and Analysis — How Compensation Components are Determined.”

Noble Corporation 2018 Proxy Statement	35

Compensation Info.

The following table sets forth certain information about outstanding equity awards at December 31, 2017 held by the named executive officers.

		Outstanding Equity Awards at Fiscal Year-End
		Option Awards (1)					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($) (3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (3)
David W. Williams	107,502	—	$30.59	3-Feb-22	684,177	(5)	$3,092,480	1,000,544	(11)	$4,522,459
	109,023	—	$31.33	4-Feb-21
	83,603	—	$32.78	6-Feb-20
	121,695	—	$20.49	25-Feb-19
	61,907	—	$35.73	7-Feb-18
Julie J. Robertson	41,210	—	$30.59	3-Feb-22	285,520	(6)	$1,290,550	406,936	(12)	$1,839,351
	41,792	—	$31.33	4-Feb-21
	24,934	—	$32.78	6-Feb-20
	47,018	—	$20.49	25-Feb-19
	26,138	—	$35.73	7-Feb-18
Adam C. Peakes	—	—	—	—	333,444	(7)	$1,507,167	112,755	(13)	$509,653
Bernie G. Wolford	19,709	—	$30.59	3-Feb-22	198,912	(8)	$899,082	283,956	(14)	$1,283,481
	5,451	—	$31.33	4-Feb-21
William E. Turcotte	23,292	—	$30.59	3-Feb-22	160,842	(9)	$727,006	228,390	(15)	$1,032,323
	23,622	—	$31.33	4-Feb-21
	14,667	—	$32.78	6-Feb-20
Dennis J. Lubojacky	5,375	—	$30.59	3-Feb-22	— (10)		—	23,346	(16)	$105,524
	5,451	—	$31.33	4-Feb-21
	4,400	—	$32.78	6-Feb-20
	8,021	—	$20.49	25-Feb-19
	4,127	—	$35.73	7-Feb-18

(1)	For each named executive officer, represents nonqualified stock options awarded under the 1991 Plan.
(2)	Except as otherwise noted, the numbers in this column represent TVRSUs awarded under the 1991 Plan and the Noble Incentive Plan.
(3)	The market value was computed by multiplying the closing market price of the shares at December 31, 2017 ($4.52 per share) by the number of units that have not vested.
(4)	The numbers in this column represent PVRSUs and are calculated based on the assumption that the applicable target performance goal is achieved.
(5)	Of these units, 189,853 vested on January 29, 2018, 122,151 vested on February 3, 2018, and 372,173 were forfeited on February 28, 2018 due to Mr. William’s retirement.
(6)	Of these units, 73,160 vested on January 29, 2018, 54,028 vested on February 3, 2018, 50,274 will vest on January 29, 2019, 54,029 will vest on February 3, 2019 and 54,029 will vest on February 3, 2020.
(7)	Of these units, 73,563 vested on January 23, 2018, 37,585 vested on February 3, 2018, 73,563 will vest on January 23, 2019, 37,585 will vest on February 3, 2019, 73,563 will vest on January 23, 2020 and 37,585 will vest on February 3, 2020.
(8)	Of these units, 51,184 vested on January 29, 2018, 37,585 vested on February 3, 2018, 34,973 will vest on January 29, 2019, 37,585 will vest on February 3, 2019 and 37,585 will vest on February 3, 2020.
(9)	Of these units, 40,812 vested on January 29, 2018, 30,538 vested on February 3, 2018, 28,416 will vest on January 29, 2019, 30,538 will vest on February 3, 2019 and 30,538 will vest on February 3, 2020.
(10)	On August 31, 2017, all units were forfeited due to Mr. Lubojacky’s retirement.
(11)	Includes 366,455, 448,139 and 185,950 PVRSUs that will vest based on the applicable performance measures over the 2017-2019, 2016-2018 and 2015-2017 performance cycles, respectively.
(12)	Includes 162,086, 176,191 and 68,659 PVRSUs that will vest based on the applicable performance measures over the 2017-2019, 2016-2018 and 2015-2017 performance cycles, respectively.
(13)	Includes 112,755 PVRSUs that will vest based on the applicable performance measures over the 2017-2019 performance cycle.
(14)	Includes 112,755, 122,568 and 48,633 PVRSUs that will vest based on the applicable performance measures over the 2017-2019, 2016-2018 and 2015-2017 performance cycles, respectively.
(15)	Includes 91,614, 99,586 and 37,190 PVRSUs that will vest based on the applicable performance measures over the 2017-2019, 2016-2018 and 2015-2017 performance cycles, respectively.
(16)	Includes 4,228, 11,490 and 7,628 PVRSUs that will vest based on the applicable performance measures over the 2017-2019, 2016-2018 and 2015-2017 performance cycles, respectively. Excludes 14,799, 9,193 and 954 PVRSUs over the 2017-2019, 2016-2018 and 2015-2017 performance cycles, respectively, that were forfeited due to Mr. Lubojacky’s retirement.

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Compensation Info.

Option Exercises and Stock Vested

The following table sets forth certain information about the amounts received upon the exercise of options or the vesting of restricted stock units during the year ended December 31, 2017 for each of the named executive officers on an aggregated basis.

	Option Awards (1)		Stock Awards (2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (3)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (4)

(1)   Represents nonqualified stock option grants under the 1991 Plan for each named executive officer.

(2)   Represents restricted stock unit awards under the 1991 Plan and the Noble Incentive Plan for each named executive officer.

(3)   The value is based on the difference in the market price of the shares at the time of exercise and the exercise price of the options.

(4)   The value is based on the average of the high and low stock price on the vesting date multiplied by the aggregate number of shares that vested on such date.

(5)   Mr. Williams and Mr. Lubojacky retired from the Company effective February 28, 2018 and August 31, 2017, respectively.

David W. Williams	—	—	354,384	$2,506,858
Julie J. Robertson	—	—	133,909	$947,561
Adam C. Peakes	—	—	—	—
Bernie G. Wolford	—	—	94,215	$666,617
William E. Turcotte	—	—	73,717	$521,750
Dennis J. Lubojacky (5)	—	—	16,356	$115,700

The following table sets forth certain information about retirement payments and benefits under Noble’s defined benefit plans for each of the named executive officers.

Name	Plan Name	Number of Years Credited Service (#) (1)	Present Value of Accumulated Benefit ($) (1)(2)	Payments During Last Fiscal Year ($)

David W. Williams	Salaried Employees’ Retirement Plan	10.281	$445,512	—

(1)   Computed as of December 31, 2017, which is the same pension plan measurement date used for financial statement reporting purposes for our audited consolidated financial statements and notes thereto included in the 2017 Form 10-K.

(2)   For purposes of calculating the amounts in this column, retirement age was assumed to be the normal retirement age of 65, as defined in the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan. A description of the valuation method and all material assumptions applied in quantifying the present value of accumulated benefit is set forth in Note 15 to our audited consolidated financial statements in the 2017 Form 10-K.

(3)   Not a participant in the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan or the Noble Drilling Services Inc. Retirement Restoration Plan during 2017.

	Retirement Restoration Plan	10.281	$4,406,011	—
Julie J. Robertson	Salaried Employees’ Retirement Plan	28	$1,264,085	—
	Retirement Restoration Plan	28	$5,258,203	—
Adam C. Peakes (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—
Bernie G. Wolford	Salaried Employees’ Retirement Plan	18.752	$728,107	—
	Retirement Restoration Plan	18.752	$1,617,565	—
William E. Turcotte (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—
Dennis J. Lubojacky (3)	Salaried Employees’ Retirement Plan	—	—	—
	Retirement Restoration Plan	—	—	—

Noble Retirement Plans

Under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, the normal retirement date is the date that the participant attains the age of 65. The plan covers salaried employees, but excludes certain categories of salaried employees including any employees hired after July 31, 2004. A participant’s date of hire is the date such participant first performs an hour of service for the Company or its subsidiaries, regardless of any subsequent periods of employment or periods of separation from employment with the Company or its subsidiaries. David W. Williams was employed by a subsidiary of the Company from May to December 1994. Mr. Williams became a participant of the plan effective January 1, 2008, upon completion of a requisite period of employment, but ceased being an active participant upon his retirement effective February 28, 2018. Mr. Wolford is also eligible to participate in the plan as a result of his prior service with the Company.

A participant who is employed by the Company or any of its affiliated companies on or after his or her normal retirement date (the date that the participant attains the age of 65) is eligible for a normal retirement pension upon the earlier of his or her required beginning date or the date of termination of his or her employment for any reason other than death or transfer to the employment of another of the Company’s affiliated companies. Required beginning date is defined in the plan generally to mean the April 1 of the calendar year following the later of the calendar year in which a participant attains the age of 70 1/2 years or the calendar year in which the participant commences a period of severance, which (with certain exceptions) commences with the date a participant ceases to be employed by the Company or any of its affiliated companies for reasons of retirement, death, being discharged or voluntarily ceasing employment, or with the first anniversary of the date of his or her absence for any other reason.

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Compensation Info.

The normal retirement pension accrued under the plan is in the form of an annuity which provides for a payment of a level monthly retirement income to the participant for life, and in the event the participant dies prior to receiving 120 monthly payments, the same monthly amount will continue to be paid to the participant’s designated beneficiary until the total number of monthly payments equals 120. In lieu of the normal form of payment, the participant may elect to receive one of the other optional forms of payment provided in the plan, each such option being the actuarial equivalent of the normal form. These optional forms of payment include a single lump-sum (if the present value of the participant’s vested accrued benefit under the plan does not exceed $10,000), a single life annuity and several forms of joint and survivor elections.

The benefit under the plan is equal to:

•	one percent of the participant’s average monthly compensation multiplied times the number of years of benefit service (maximum 30 years), plus six-tenths of one percent of the participant’s average monthly compensation in excess of one-twelfth of his or her average amount of earnings which may be considered wages under section 3121(a) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), in effect for each calendar year during the 35-year period ending with the last day of the calendar year in which a participant attains (or will attain) social security retirement age, multiplied by the number of years of benefit service (maximum 30 years).

The average monthly compensation is defined in the plan generally to mean the participant’s average monthly rate of compensation from the Company for the 60 consecutive calendar months that give the highest average monthly rate of compensation for the participant. In the plan, compensation is defined (with certain exceptions) to mean the total taxable income of a participant during a given calendar month, including basic compensation, bonuses, commissions and overtime pay, but excluding extraordinary payments and special payments (such as moving expenses, benefits provided under any employee benefit program and stock options and SARs). Compensation includes salary reduction contributions by the participant under any plan maintained by the Company or any of its affiliated companies. Compensation may not exceed the annual compensation limit as specified by the U.S. Internal Revenue Service (the “IRS”) for the given plan year. Any compensation in excess of this limit is taken into account in computing the benefits payable under the Noble Drilling Services Inc. Retirement Restoration Plan. The Company has not granted extra years of credited service under the restoration plan to any of the named executive officers.

Early retirement can be elected at the time after which the participant has attained the age of 55 and has completed at least five years of service (or for a participant on or before January 1, 1986, when he or she has completed 20 years of covered employment). A participant will be eligible to commence early retirement benefits upon the termination of his or her employment with the Company or its subsidiaries prior to the date that the participant attains the age of 65 for any reason other than death or transfer to employment with another of the Company’s subsidiaries. The formula used in determining an early retirement benefit reduces the accrued monthly retirement income by multiplying the amount of the accrued monthly retirement income by a percentage applicable to the participant’s age as of the date such income commences being paid.

If a participant’s employment terminates for any reason other than retirement, death or transfer to the employment of another of the Company’s subsidiaries and the participant has completed at least five years of service, the participant is eligible for a deferred vested pension. The deferred vested pension for the participant is the monthly retirement income commencing on the first day of the month coinciding with or next following his or her normal retirement date. If the participant has attained the age of 55 and has completed at least five years of service or if the actuarial present value of the participant’s accrued benefit is more than $5,000 but less than $10,000, the participant may elect to receive a monthly retirement income that is computed in the same manner as the monthly retirement income for a participant eligible for an early retirement pension. If the participant dies before benefits are payable under the plan, the surviving spouse or, if the participant is not survived by a spouse, the beneficiary designated by the participant, is eligible to receive a monthly retirement income for life, commencing on the first day of the month next following the date of the participant’s death. The monthly income payable to the surviving spouse or the designated beneficiary shall be the monthly income for life that is the actuarial equivalent of the participant’s accrued benefit under the plan.

The Noble Drilling Services Inc. Retirement Restoration Plan is an unfunded, nonqualified plan that provides the benefits under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan’s benefit formula that cannot be provided by the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan because of the annual compensation and annual benefit limitations applicable to the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan under the Code. A participant’s benefit under the Noble Drilling Services Inc. Retirement Restoration Plan that was accrued and vested on December 31, 2004 will be paid to such participant (or, in the event of his or her death, to his or her designated beneficiary) at the time benefits commence being paid to or with respect to such participant under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan, and will be paid in a single lump sum payment, in installments over a period of up to

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five years or in a form of payment provided for under the Noble Drilling Services Inc. Salaried Employees’ Retirement Plan (such form of distribution to be determined by the committee appointed to administer the plan). A participant’s benefit under the Noble Drilling Services Inc. Retirement Restoration Plan that accrued or became vested after December 31, 2004 will be paid to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment following such participant’s separation from service with the Company and its subsidiaries. Mr. Wolford and Ms. Robertson participate in the Noble Drilling Services Inc. Retirement Restoration Plan. Mr. Williams ceased being an active participant in the plan upon his retirement effective February 28, 2018.

During the fourth quarter of 2016, Noble approved amendments, effective as of December 31, 2016, to the defined benefit plans. With these amendments, employees and alternate payees will accrue no future benefits under the plans after December 31, 2016. However, these amendments will not affect any benefits earned through that date. Benefits for the affected plans are primarily based on years of service and employees’ compensation near December 31, 2016.

The following table sets forth for the named executive officers certain information as of December 31, 2017 and for the year then ended about the Noble Drilling Services Inc. 401(k) Savings Restoration Plan.

Nonqualified Deferred Compensation

Name	Executive Contributions in Last FY ($) (1)	Company Contributions in Last FY ($) (2)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

(1)  The Executive Contributions reported in this
    column are also included in the Salary column
    of the Summary Compensation Table.
(2)  The Company Contributions reported in this
    column are also included in the All Other
    Compensation column of the Summary
    Compensation Table.
(3)  Not a participant in the Noble Drilling Services Inc.
    401(k) Savings Restoration Plan in 2017.

David W. Williams (3)	—	—	$30,471	—	$274,222
Julie J. Robertson (3)	—	—	$296,896	—	$2,598,226
Adam C. Peakes	$38,171	—	$1,405	—	$39,575
Bernie G. Wolford	$161,500	$1,556	$67,818	—	$1,037,569
William E. Turcotte (3)	—	—	—	—	—
Dennis J. Lubojacky	$11,583	$2,279	$9,812	—	$130,812

The Noble Drilling Services Inc. 401(k) Savings Restoration Plan (which applies to compensation deferred by a participant that was vested prior to January 1, 2005) and the Noble Drilling Services Inc. 2009 401(k) Savings Restoration Plan (which applies to employer matching contributions and to compensation that was either deferred by a participant or became vested on or after January 1, 2005) are nonqualified, unfunded employee benefit plans under which certain specified employees of the Company and its subsidiaries may elect to defer compensation in excess of amounts deferrable under the Noble Drilling Services Inc. 401(k) Savings Plan and, subject to certain limitations specified in the plan, receive employer matching contributions in cash. The employer matching amount is determined in the same manner as are employer matching contributions under the Noble Drilling Services Inc. 401(k) Savings Plan.

Compensation considered for deferral under these nonqualified plans consists of cash compensation payable by an employer, defined in the plan to mean certain subsidiaries of the Company, to a participant in the plan for personal services rendered to such employer prior to reduction for any pre-tax contributions made by such employer and prior to reduction for any compensation reduction amounts elected by the participant for benefits, but excluding allowances, commissions, deferred compensation payments and any other extraordinary compensation. For each plan year, participants are able to defer up to 19 percent of their basic compensation for the plan year, all or any portion of any bonus otherwise payable by an employer for the plan year, and for plan years commencing prior to January 1, 2009, the applicable 401(k) amount. The applicable 401(k) amount is defined to mean, for a participant for a plan year, an amount equal to the participant’s basic compensation for such plan year, multiplied by the contribution percentage that is in effect for such participant under the Noble Drilling Services Inc. 401(k) Savings Plan for the plan year, reduced by the lesser of (i) the applicable dollar amount set forth in Section 402(g)(1)(B) of the Code for such year or (ii) the dollar amount of any Noble Drilling Services Inc. 401(k) Savings Plan contribution limitation for such year imposed by the compensation committee.

A participant’s benefit under these nonqualified plans normally will be distributed to such participant (or in the event of his or her death, to his or her designated beneficiary) in a single lump sum payment or in approximately equal annual installments over a period of five years following such participant’s separation from service with the Company and its subsidiaries. Messrs. Williams and Lubojacky were, prior to their retirements, participants, and, Ms. Robertson, Mr. Peakes and Mr. Wolford are participants in the Noble Drilling Services Inc. 401(k) Savings Restoration Plan and in the Noble Drilling Services Inc. 2009 401(k) Savings Restoration Plan.

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Compensation Info.

Potential Payments on Termination or Change of Control

Change of Control Employment Agreements

The Company has guaranteed the performance of a change of control employment agreement entered into by a subsidiary of the Company with each executive officer as of November 20, 2013 (when the original agreements were restated). These change of control employment agreements become effective upon a change of control of the Company (as described below) or a termination of employment in connection with or in anticipation of such a change of control, and remain effective for three years thereafter.

The agreement provides that if the officer’s employment is terminated within three years after a change of control or prior to but in anticipation of a change of control, either (1) by us for reasons other than death, disability or “cause” (as defined in the agreement) or (2) by the officer for “good reason” (which term includes a material diminution of responsibilities or compensation and which allows us a cure period following notice of the good reason) or upon the officer’s determination to leave without any reason during the 30-day period immediately following the first anniversary of the change of control, the officer will receive or be entitled to the following benefits:

•	a lump sum amount equal to the sum of (i) the prorated portion of the officer’s highest bonus paid in the last three years before the change of control (the “Highest Bonus”), (ii) an amount equal to 18 times the highest monthly COBRA premium (within the meaning of Section 4980B of the Code) during the 12-month period preceding the termination of the officer’s employment and (iii) any accrued vacation pay, in each case to the extent not theretofore paid (collectively, the “Accrued Obligations”);

•	a lump sum amount equal to one, two, or three times the sum of the officer’s annual base salary (as defined in the agreement, based on the highest monthly salary paid in the 12 months prior to the change of control) and the officer’s Highest Bonus (the “Severance Amount”);

•	welfare benefits for an 18-month period to the officer and the officer’s family at least equal to those that would have been provided had the officer’s employment been continued. If, however, the officer becomes reemployed with another employer and is eligible to receive welfare benefits under another employer provided plan, the welfare benefits provided by the Company and its affiliates would be secondary to those provided by the new employer (“Welfare Benefit Continuation”);

•	a lump sum amount equal to the excess of (i) the actuarial equivalent of the benefit under the qualified and nonqualified defined benefit retirement plans of the Company and its affiliated companies in which the officer would have been eligible to participate had the officer’s employment continued for three years after termination over (ii) the actuarial equivalent of the officer’s actual benefit under such plans (the “Supplemental Retirement Amount”); in certain circumstances, an additional payment in an amount such that after the payment of all income and excise taxes, the officer will be in the same after-tax position as if no excise tax under Section 4999 of the Code (the so-called Parachute Payment excise tax), if any, had been imposed (the “Excise Tax Payment”), although the Excise Tax Payment has been eliminated for all future executive officers; provided, however, that the total payment due to the officer will be reduced such that no portion of the payment would be subject to excise tax if the making of the Excise Tax Payment would not result in a better after-tax position to the officer of at least $50,000 as compared to the making of such reduction;

•	outplacement services for six months (not to exceed $50,000); and

•	the 100 percent vesting of all benefits under the 1991 Plan and the Noble Incentive Plan and any other similar plan to the extent such vesting is permitted under the Code.

A “change of control” is defined in the agreement to mean:

•	the acquisition by any individual, entity or group of 15 percent or more of the Company’s outstanding shares, but excluding any acquisition directly from the Company or by the Company, or any acquisition by any corporation under a reorganization, merger, amalgamation or consolidation if the conditions described below in the third bullet point of this definition are satisfied;

•	individuals who constitute the incumbent board of directors (as defined in the agreement) of the Company cease for any reason to constitute a majority of the board of directors;

•	consummation of a reorganization, merger, amalgamation or consolidation of the Company, unless following such a reorganization, merger, amalgamation or consolidation (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially

40	2018 Proxy Statement Noble Corporation

Compensation Info.

all of the persons who were the beneficial owners of the outstanding shares immediately prior to such transaction, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of the company resulting from such transaction or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of the company resulting from such transaction were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such transaction;

•	consummation of a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, for which following such sale or other disposition, (i) more than 50 percent of the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors are then beneficially owned by all or substantially all of the persons who were the beneficial owners of the outstanding shares immediately prior to such sale or other disposition of assets, (ii) no person, other than the Company or any person beneficially owning immediately prior to such transaction 15 percent or more of the outstanding shares, beneficially owns 15 percent or more of the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (iii) a majority of the members of the board of directors of such company were members of the incumbent board of directors of the Company at the time of the execution of the initial agreement providing for such sale or other disposition of assets; or

•	approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

However, a “change of control” will not occur as a result of a transaction if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) either (A) the shareholdings for such holding company immediately following such transaction are the same as the shareholdings immediately prior to such transaction or (B) the shares of the Company’s voting securities outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction.

Under the agreement, “cause” means (i) the willful and continued failure by the officer to substantially perform his duties or (ii) the willful engaging by the officer in illegal conduct or gross misconduct that is materially detrimental to the Company or its affiliates.

Payments to “specified employees” under Section 409A of the Code may be delayed until six months after the termination of the officer’s employment.

The agreement contains a confidentiality provision obligating the officer to hold in strict confidence and not to disclose or reveal, directly or indirectly, to any person, or use for the officer’s own personal benefit or for the benefit of anyone else, any trade secrets, confidential dealings or other confidential or proprietary information belonging to or concerning the Company or any of its affiliated companies, with certain exceptions set forth expressly in the provision. Any term or condition of the agreement may be waived at any time by the party entitled to have the benefit thereof (whether the subsidiary of the Company party to the agreement or the officer) if evidenced by a writing signed by such party.

The agreement provides that payments thereunder do not reduce any amounts otherwise payable to the officer, or in any way diminish the officer’s rights as an employee, under any employee benefit plan, program or arrangement or other contract or agreement of the Company or any of its affiliated companies providing benefits to the officer.

Assuming a change of control had taken place on December 31, 2017 and the employment of the named executive officer was terminated either (1) by us for reasons other than death, disability or cause or (2) by the officer for good reason, the following table sets forth the estimated amounts of payments and benefits under the agreement for each of the indicated named executive officers.

Noble Corporation 2018 Proxy Statement	41

Compensation Info.

Outplacement Benefits

Payment or Benefit	David W. Williams(4)	Julie J. Robertson	Adam C. Peakes	Bernie G. Wolford	William E. Turcotte

(1)  The Plan was amended effective December 31, 2016 to cease future benefit accruals.
(2)  Represents an estimate of the costs to the Company of
    outplacement services for six months.
(3)  The total number of restricted stock units held at December 31,
    2017 (the last trading day of 2017), and the aggregate value of accelerated vesting thereof at December 31, 2017 (computed by multiplying $4.52, the closing market price of the shares at
    December 31, 2017, by the total number of restricted stock units held), were as follows: Mr. Williams – 1,684,721 units valued at
    $7,614,939; Ms. Robertson – 692,456 units valued at
    $3,129,901;
    Mr. Peakes – 446,199 units valued at $2,016.819; Mr. Wolford
    – 482,868 units valued at $2,182,563; and Mr. Turcotte –
    389,232 units valued at $1,759,329.
(4)  Mr. Williams retired effective February 28, 2018 and is not longer eligible for any outplacement benefits other than accelerated vesting of options and PVRSUs as further discussed below.

Accrued Obligations	$2,138,284	$878,804	$515,794	$569,156	$571,901
Severance Amount	$9,175,950	$4,398,240	$2,824,200	$2,908,275	$3,021,510
Welfare Benefit Continuation	$49,770	$24,525	$36,474	$38,175	$38,959
Supplemental Retirement Amount (1)	—	—	—	—	—
Excise Tax Payment	—	—	—	—	—
Outplacement Services (2)	$50,000	$50,000	$50,000	$50,000	$50,000
Accelerated Vesting of Options and	$7,614,939	$3,129,901	$2,016,819	$2,182,563	$1,759,329
Restricted Stock Units (3)

The agreement provides that if the officer’s employment is terminated within three years after a change of control by reason of disability or death, the agreement will terminate without further obligation to the officer or the officer’s estate, other than for the payment of Accrued Obligations, the Severance Amount, the Supplemental Retirement Amount and the timely provision of the Welfare Benefit Continuation. If the officer’s employment is terminated for cause within the three years after a change of control, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, and the timely payment when otherwise due of any compensation previously deferred by the officer. If the officer voluntarily terminates the officer’s employment within the three years after a change of control (other than during the 30-day period following the first anniversary of a change of control), excluding a termination for good reason, the agreement will terminate without further obligation to the officer other than for payment of the officer’s base salary through the date of termination, to the extent unpaid, the payment of the Accrued Obligations, and the timely payment when otherwise due of any compensation previously deferred by the officer.

In October 2011, the compensation committee approved a new form of change of control employment agreement for executive officers. The terms of the new form of employment agreement are substantially the same as the agreements described above, except the new form only provides benefits in the event of certain terminations by us for reasons other than death, disability or “cause” or by the officer for “good reason” and does not provide for an Excise Tax Payment. In February 2012, the form of change of control employment agreement was further amended to revise the definition of change in control such that the percentage of our outstanding registered shares or combined voting power of our then outstanding voting securities entitled to vote generally in the election of directors that must be acquired by an individual, entity or group to trigger a change in control was increased from 15% to 25%. Mr. Wolford and Mr. Peakes are parties, and Mr. Lubojacky was a party, to a change of control employment agreement in the form approved in February 2012. None of the other named executive officers are party to these new forms of employment agreement. Mr. Williams’ change of control employment agreement was terminated at the time of his retirement on February 28, 2018.

The 1991 Plan

The 1991 Plan was amended in 2009, among other things, to allow for the award of restricted stock units and incorporate the definition of change of control in the change of control employment agreements to which our named executive officers are party which are described above under “—Change of Control Employment Agreements.” We awarded TVRSUs and PVRSUs under the 1991 Plan to our named executive officers, and the change in control provisions therein are discussed below. The 1991 Plan also provided that the compensation committee may accelerate the vesting of any such TVRSU or PVRSU upon a change in control.

The Noble Incentive Plan

In 2015, we adopted the Noble Incentive Plan as a new incentive plan. Pursuant to the Noble Incentive Plan, upon a change in control, the compensation committee has the discretion to take any one or more of the following actions: (i) provide for the substitution of a new award or other arrangement for an award or the assumption of the award, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (iii) cancel any such awards and deliver to the participants cash in an amount equal to the fair market value of such awards on the date of such event.

The Noble Incentive Plan defines “change in control” in a manner that is consistent with the definition in the 1991 Plan.

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Compensation Info.

Restricted Stock Units

We granted TVRSUs and PVRSUs in 2015, 2016 and 2017, some of which continue to be subject to vesting restrictions.

Assuming that either the named executive officer’s employment terminated on December 31, 2017 due to disability, death or retirement or, in the event of the restricted stock units, a change of control had taken place on that date, the table on the left below sets forth certain information about TVRSUs subject to accelerated vesting for the indicated named executive officers.

Our PVRSU agreements provide for the vesting of 50 percent of the awards for each of the 2015-2017, 2016-2018, and 2017-2019 cycles upon the occurrence of a change of control of the Company (whether with or without termination of employment of the officer by the Company or an affiliate). The agreements also provide for pro rata vesting upon the occurrence of the death, disability or retirement of the officer, based on months of service completed in the performance period; however, such vesting is also subject to the actual performance achieved and may not result in an award. The agreements define a change of control as set out in the 1991 Plan and the Noble Incentive Plan, provided the change of control also satisfies the requirements of Section 409A of the Code. Assuming that a change of control had taken place on December 31, 2017, the following table sets forth certain information about restricted stock units subject to accelerated vesting for the indicated named executive officers. The amounts in the table on the right below include the restricted stock units that were awarded with respect to the 2015-2017 cycle.

Time-Vested Restricted Stock Units

Name	Number of TVRSUs Subject to Acceleration of Vesting	Aggregate Value of Acceleration of Vesting
David W. Williams(1)	684,177	$3,092,480

Julie J. Robertson	285,520	$1,290,550

Adam C. Peakes	333,444	$1,507,167

Bernie G. Wolford	198,912	$899,082

William E. Turcotte	160,842	$727,006

1)	TVRSUs held by Mr. Williams were cancelled upon his retirement on February 28, 2018

Performance-Vested Restricted Stock Units

Name	Number of PVRSUs Subject to Acceleration of Vesting	Aggregate Value of Acceleration of Vesting (1)
David W. Williams(2)	1,000,544	$4,522,459

Julie J. Robertson	406,936	$1,839,351

Adam C. Peakes	112,755	$509,653

Bernie G. Wolford	283,956	$1,283,481

William E. Turcotte	228,390	$1,032,323

(1)	The table includes amounts associated with restricted stock units awarded for the 2015- 2017 cycle. Excluding this award, the number of PVRSUs and the aggregate values would be: Mr. Williams – 814,594 units valued at $3,681,965; Ms. Robertson – 338,277 units valued at $1,529,012; Mr. Peakes – 112,755 units valued at $509,653; Mr. Wolford – 235,323 units valued at $1,063,660; and Mr. Turcotte – 191,200 units valued at $864,224.
(2)	PVRSUs held by Mr. Williams at the time of his retirement on February 28, 2018 were subject to a pro-rata cutback based on the number of months of service in the applicable measurement period.

CEO Pay Ratio

Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, requires that we compare the compensation paid to our “median” employee to the compensation paid to our CEO over the last fiscal year.

For 2017, our last completed fiscal year:

•	The median of the annual total compensation of all employees of our company (other than the CEO) was $105,534 and

•	The annual total compensation of our former CEO, Mr. Williams (who served as our CEO during all of 2017), as reported in the Summary Compensation Table included elsewhere within this proxy statement, was $8,865,685.

•	Based on this information, the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all employees (the “CEO Pay Ratio”) was reasonably estimated to be 84 to 1.

Noble Corporation 2018 Proxy Statement	43

Compensation Info.

To calculate the CEO Pay Ratio we identified the median of the annual total compensation of all our employees, as well as the annual total compensation of our median employee and our CEO. In order to make these determinations, we took the following steps:

•	We determined that, as of October 1, 2017, our employee population consisted of approximately 1,924 individuals. This population included all of our employees, and only excluded third-party contractors and temporary workers. We selected October 1, 2017 as our identification date for determining our median employee because it enabled us to make such identification in a reasonably efficient and economic manner.

•	We used a consistently applied compensation measure to identify our median employee by comparing the annualized amount of salary or wages, bonuses, equity and other income earned during 2017.

After we identified our median employee, we combined all of the elements of such employee’s compensation for the 2017 year in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $105,534. With respect to the annual total compensation of our CEO, we used the amount reported in the “Total” column of our 2017 Summary Compensation Table included in this proxy statement.

Please keep in mind that under the SEC’s rules and guidance, there are numerous ways to determine the compensation of a company’s median employee, including variations in the employee population sampled, the elements of pay and benefits used and assumptions made. In addition, no two companies have identical employee populations or compensation programs, and pay, benefits and retirement plans differ by country even within the same company. As such, our CEO Pay Ratio may not be comparable to the pay ratio reported by other companies, including our peer companies in the offshore drilling industry.

Equity Compensation Plan Information

The following table sets forth as of December 31, 2017 information regarding securities authorized for issuance under our equity compensation plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,313,155	$29.51	11,122,927
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	1,313,155	$29.51	11,122,927

Section 16(a)

Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10 percent of the shares, to file with the SEC initial reports of ownership and reports of changes in ownership of such shares. Directors, officers and beneficial owners of more than 10 percent of the shares are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations from our directors and officers that no other reports were required, during the year ended December 31, 2017, our directors, officers and beneficial owners of more than 10 percent of the shares complied with all applicable Section 16(a) filing requirements, except in the case of Messrs. Cawley and Marshall and Ms. Edwards in February 2017 in connection with the receipt of shares from the Company in lieu of payment of a quarterly retainer.

44	2018 Proxy Statement Noble Corporation

Compensation Info.

Director Compensation

The compensation committee of our Board sets the compensation of our directors. In determining the appropriate level of compensation for our directors, the compensation committee considers the commitment required from our directors in performing their duties on behalf of the Company, as well as comparative information the committee obtains from compensation consulting firms and from other sources. Set forth below is a description of the compensation of our directors.

We compete with many companies to attract, motivate and retain experienced and highly capable individuals to serve as our directors, some of which are much larger than we are. Moreover, the offshore drilling industry is a very complex, technical and international business in the energy sector, which we believe requires directors who understand and have experience in these particular areas. Although the difficult economic environment of the last few years has reduced our size (measured by market cap) relative to those we compete with for director talent, primarily oilfield service companies, our business is no less complex, technical or international, and we must attract and retain individuals of high ability to serve as directors.

Our directors are subject to a share ownership policy that includes minimum share ownership requirements. See page 32 of this proxy statement for more information.

Annual Retainers and Other Fees and Expenses

We pay our non-employee directors an annual retainer of $50,000, in four quarterly installments. Non-employee directors may elect to receive all or a portion of the retainer in shares. During 2017, our Board took action to reduce director compensation and beginning in the second quarter, meeting fees were reduced from $2,500 to $2,000 per meeting, the annual retainer paid to our lead director was reduced from $25,000 to $22,500, the annual retainer paid to our audit and compensation committee chairpersons were reduced from $25,000 to $20,000, and the annual retainer for all other committee chairpersons was reduced from $15,000 to $10,000. Our Board also elected to reduce the equity component of director compensation to $200,000 in 2017 from $225,000 in 2016 and $250,000 in 2015.

We also reimburse directors for travel, lodging and related expenses they may incur in attending Board and committee meetings, and for related activities in connection with their duties as director. Our directors do not receive any additional compensation from the Company in the form of retirement or deferred compensation plans or otherwise.

Annual Equity Grants

During 2017, our compensation committee adopted a policy providing that all equity awards to directors under the Noble Director Plan (other than shares issued to pay the quarterly retainer) are subject to a one-year vesting period. During 2017, each non-employee director received a restricted stock award for 28,188 shares. Such shares vested on February 3, 2018 and are consequently not shown in the 2017 director compensation table below.

Director Compensation for 2017

The following table shows the compensation of our outside directors for the year ended December 31, 2017.

Name .	Fees Earned or Paid in Cash (1)	Stock Awards (2)	All Other Compensation (3)	Total(4)
Ashley Almanza	$88,500	--	--	$88,500
Michael A. Cawley (5)	$74,250	$95,416	$282	$169,948
Julie H. Edwards	$106,750	--	--	$106,750
Gordon T. Hall	$129,875	--	--	$129,875
Scott D. Josey	$83,000	--	--	$83,000
Jon A. Marshall	$104,750	--	--	$104,750
Mary P. Ricciardello	$101,250	--	--	$101,250

(1)

Includes the portion of the $50,000 annual retainer paid to our directors in shares under the Noble Corporation Equity Compensation Plan for Non- Employee Directors or the Noble Corporation plc 2017 Director Omnibus Plan, once adopted.

(2)	The value is based on the average of the high and low stock price on the vesting date multiplied by the aggregate number of shares that vested on that date.
(3)	Represents the payment of a nominal amount required by U.K. law related to the issuance of shares, which is equal to $0.01 times the number of ordinary shares granted for the year.
(4)

Director total compensation varies based upon the number of Board and committee meetings attended and whether such director is a chairperson of a committee or the lead director. See page 8 of the proxy statement for more information on committee memberships and meetings.

(5)	Mr. Cawley retired as a director effective August 11, 2017, and his 2017 stock award was accelerated on the date of his retirement.

Noble Corporation 2018 Proxy Statement	45

Audit

Report of the Audit Committee

To the Shareholders of Noble Corporation plc:

The board of directors (the “Board”) of Noble Corporation plc (the “Company”) maintains an audit committee composed of three non-management directors. The Board has determined that the audit committee’s current membership satisfies the rules of the U.S. Securities and Exchange Commission (“SEC”) and New York Stock Exchange (“NYSE”) that govern audit committees, including the requirements for audit committee member independence set out in Section 303A.02 of the NYSE’s corporate governance standards and Rule 10A-3 under the United States Securities Exchange Act of 1934.

The audit committee oversees the Company’s financial reporting process on behalf of the entire Board. Management has the primary responsibility for the Company’s financial statements and the reporting process, including the systems of internal controls. The primary responsibilities of the audit committee are to select and retain the Company’s auditors (including review and approval of the terms of engagement and fees), to review with the auditors the Company’s financial reports (and other financial information) provided to the SEC and the investing public, to prepare and publish this report, and to assist the Board with oversight of the following:

•	integrity of the Company’s financial statements;

•	compliance by the Company with standards of business ethics and legal and regulatory requirements;

•	qualifications and independence of the Company’s independent auditors; and

•	performance of the Company’s independent auditors and internal auditors.

In fulfilling its oversight responsibilities, the audit committee reviewed and discussed the audited financial statements with management of the Company.

The audit committee reviewed and discussed with the independent auditors all communications required by generally accepted auditing standards, including those described in Public Company Accounting Oversight Board AS 16. In addition, the audit committee has also discussed with the Company’s independent auditors the auditors’ independence from management and the Company. The matters discussed with the independent auditors include the matters in the written disclosures below and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regulating the independent auditor’s communications with the audit committee concerning independence.

The audit committee discussed with the independent auditors the overall scope and plans for their audit. The audit committee meets with the independent auditors, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting. The audit committee held five meetings during 2017 and met again on February 1, 2018 and February 21, 2018.

Summary

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board (and the Board has approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The audit committee also determined that the provision of services other than audit services rendered by PricewaterhouseCoopers LLP was compatible with maintaining PricewaterhouseCoopers LLP’s independence.

February 21, 2018

AUDIT COMMITTEE

Mary P. Ricciardello, Chair

Ashley Almanza

Scott D. Josey

46	2018 Proxy Statement Noble Corporation

Audit

Auditors

Fees Paid to Independent Registered Public Accounting Firm

The following table sets forth the fees paid to PricewaterhouseCoopers LLP for services rendered during each of the two years in the period ended December 31, 2017 (in thousands):

	2017	2016
Audit Fees (1)	$4,923	$4,397
Audit-Related Fees (2)	$121	$124
Tax Compliance Fees	$230	$252
Tax Consulting Fees	$198	$236
All Other Fees (3)	$15	$362
Total	$5,487	$5,371

(1)

Represents fees for professional services rendered for the audit of the Company’s annual financial statements for 2017 and 2016 and the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q for each of those years.

(2)	Represents fees for professional services rendered for benefit plan audits for 2017 and 2016.
(3)

Fees for 2017 consist of a subscription to the PricewaterhouseCoopers LLP on-line accounting research tool by the Company. Fees for 2016 include $0.3 million for services rendered in connection with our December 2016 bond offering.

Pre-Approval Policies and Procedures

In January 2004, the audit committee adopted a pre-approval policy framework for audit and non-audit services, which established that the audit committee may adopt a pre-approval policy framework each year under which specified audit services, audit-related services, tax services and other services may be performed without further specific engagement pre-approval. On February 1, 2018 and February 2, 2017, the audit committee readopted such policy framework for 2018 and 2017, respectively. Under the policy framework, all tax services provided by the independent auditor must be separately pre-approved by the audit committee. Requests or applications to provide services that do require further, separate approval by the audit committee are required to be submitted to the audit committee by both the independent auditors and the chief accounting officer, chief financial officer or controller of the Company, and must include a joint statement that, in their view, the nature or type of service is not a prohibited non-audit service under the SEC’s rules on auditor independence.

Noble Corporation 2018 Proxy Statement	47

Resolutions 8-10

Resolutions 8, 9 & 10

Ratification of Appointment of PricewaterhouseCoopers LLP (US)

as Independent Registered Public Accounting Firm

Appointment of PricewaterhouseCoopers LLP (UK) as UK

Statutory Auditor

Authorization of Audit Committee to Determine UK Statutory

Auditor’s Compensation

The audit committee of our Board has voted unanimously to appoint the U.S. firm of PricewaterhouseCoopers LLP as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2018, and to re-appoint the U.K. firm of PricewaterhouseCoopers LLP as U.K. statutory auditors to the Company under the UK Companies Act 2006 (the “UK Companies Act”) (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company). You are being asked to ratify that appointment as independent registered public accounting firm and to approve their re-appointment as U.K. statutory auditors. You are also being asked to authorize the audit committee of our Board to determine the compensation of PricewaterhouseCoopers LLP as U.K. statutory auditors of the Company. PricewaterhouseCoopers LLP has audited our financial statements since 1994.

Representatives of the U.S. firm of PricewaterhouseCoopers LLP and the U.K. firm of PricewaterhouseCoopers LLP are expected to be present at the Meeting to respond to appropriate questions from shareholders, and they will be given the opportunity to make a statement should they desire to do so.

Approval of each of the resolutions requires the affirmative vote of at least a simple majority of the votes cast on each resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you vote FOR:

(a) the ratification of the appointment of PricewaterhouseCoopers LLP (US) as the Company’s independent registered public accounting firm for fiscal year 2018;

(b) the re-appointment of PricewaterhouseCoopers LLP (UK) as the Company’s U.K. statutory auditor (to hold office from the conclusion of the Meeting until the conclusion of the next annual general meeting at which accounts are laid before the Company); and

(c) the authorization of the audit committee to determine the U.K. statutory auditors’ compensation.

48	2018 Proxy Statement Noble Corporation

Resolution 11

Resolution 11

Approval by Advisory Vote

of the Company’s Executive Compensation

Our Board recognizes the interest the Company’s shareholders have in the compensation of the Company’s named executive officers. In recognition of that interest and in accordance with the requirements of SEC rules, including Section 14A of the Exchange Act, and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, this resolution, commonly known as a “say on pay” proposal, provides the Company’s shareholders with the opportunity to cast an advisory vote on the compensation of the Company’s named executive officers, as disclosed pursuant to the SEC’s compensation disclosure rules, including the discussion of the Company’s compensation program and philosophy beginning on page 17 of this proxy statement and the compensation tables beginning on page 34 of this proxy statement. This advisory vote is intended to give the Company’s shareholders an opportunity to provide an overall assessment of the compensation of the Company’s named executive officers rather than focus on any specific item of compensation. As described in the Compensation Discussion and Analysis included in this proxy statement, the Company has adopted an executive compensation program that reflects the Company’s philosophy that executive compensation should be structured so as to align each executive’s interests with the interests of the Company’s shareholders. For more information on the purpose, goals and best practices of our compensation program, see Compensation Discussion and Analysis beginning on page 17 of this proxy statement.

As an advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the compensation committee of our Board will review voting results on this resolution and give consideration to the outcome when making future executive compensation decisions for the Company’s named executive officers.

Approval of the resolution, on an advisory basis, requires the affirmative vote of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you approve, on an advisory basis, the compensation of the Company’s named executive officers by voting FOR the approval of the following resolution:

RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement relating to the Meeting pursuant to the executive compensation disclosure rules promulgated by the SEC, is hereby approved on a non-binding advisory basis.

Noble Corporation 2018 Proxy Statement	49

Resolution 12

Resolution 12

Approval by Advisory Vote

of the Directors’ Compensation Report

In accordance with the provisions of the UK Companies Act, the directors’ compensation report in the Annual Report and Accounts contains:

•	a statement by Jon A. Marshall, chairperson of the Company’s compensation committee;

•	the directors’ compensation policy in relation to future payments to the Company’s directors and former directors (the “Compensation Policy”); and

•	the annual report on compensation, which sets out director compensation for the financial year ended December 31, 2017.

The directors’ compensation report is set out in full in the Annual Report and Accounts.

An annual advisory shareholder vote by ordinary resolution is required on the statement by the compensation committee chairperson and the annual report on compensation. No vote is necessary at the Meeting regarding the Compensation Policy as shareholders approved the Compensation Policy at our 2017 annual general meeting and the Compensation

Policy is not proposed to be amended. In the absence of any changes to the Compensation Policy, and assuming shareholder approval of the directors’ compensation report as part of this resolution, the prior approval of the Compensation Policy is valid for three financial years (i.e., until December 31, 2020), which date is the latest by which the Company would be required to pass a further shareholder resolution to approve its Compensation Policy.

As an advisory vote, the shareholders’ vote on this resolution is not binding on our Board or the Company and our Board could, if it concluded it was in the Company’s best interests to do so, choose not to follow or implement the outcome of the advisory vote. However, the Company expects that the compensation committee of our Board will review voting results on this resolution and give consideration to the outcome when making future compensation decisions for the Company’s directors. In addition, if the resolution is not passed, the Board will put forward an additional resolution at next year’s annual general meeting to re-approve the Compensation Policy.

Approval of the resolution, on an advisory basis, requires the affirmative vote of holders of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation

Our Board unanimously recommends that you approve, on an advisory basis, the Company’s directors’ compensation report (other than the part containing the Compensation Policy) for the year ended December 31, 2017 by voting FOR the resolution.

50	2018 Proxy Statement Noble Corporation

Resolution 13

Resolution 13

Approval of an Amendment to Increase the Number of

Ordinary Shares Available for Issuance under the Noble

Corporation plc 2015 Omnibus Incentive Plan

We are asking shareholders to approve an amendment to the Noble Corporation plc 2015 Omnibus Incentive Plan (the “Noble Incentive Plan”), which would increase the number of ordinary shares available for issuance as long-term incentive compensation under the Noble Incentive Plan by 5,000,000 shares, representing approximately 2.0% of our outstanding ordinary shares as of the record date. Our Board, based on the recommendation of the compensation committee, has approved the amendment to the Noble Incentive Plan. The Noble Incentive Plan became effective as of May 1, 2015, when approved at the 2015 annual general meeting by our shareholders, and replaced our previous incentive compensation plan. Our shareholders approved the addition of 3,700,000 and 9,500,000 ordinary shares, respectively, to the Noble Incentive Plan that could be issued as long-term incentive compensation to our employees at our 2017 and 2016 annual general meetings. The increase in the number of ordinary shares available for issuance under the Noble Incentive Plan will not require any changes to the Compensation Policy approved by shareholders at the 2017 annual general meeting.

Why Should You Vote to Approve the Proposed Amendment?

•	We must attract, motivate and retain individuals of high ability. The ability to issue equity is fundamental to our compensation strategy. Our success is dependent, in large part, on our ability to use equity compensation to attract, motivate and retain experienced and highly capable people.

•	We have a disciplined annual share granting practice. Our burn rate has averaged 2.03% and 1.56% over the past three and five years, respectively. For comparison purposes, our average burn rate over the past three and five years are both well below the Institutional Shareholders Services Inc. (“ISS”) cap of 3.74% for Russell 3000 constituents in the energy industry.

•	Without equity compensation, we could lose employees or be forced to pay more compensation in cash. If equity compensation is not available, we could face the choice of losing our most valuable employees or using cash-based long-term incentives to compensate employees, which would not be the best use of our liquidity during this difficult market period and could result in a misalignment of the interests of our employees and shareholders.

•	We use equity compensation to align employee and shareholder interests. Equity compensation is a critical means of aligning the interests of our employees with those of our shareholders and provides a strong pay-for-performance link between the compensation provided to executives and the Company’s performance.

•	We grant shares that must be earned by our executives. Half of the shares we awarded in 2017 to our named executive officers are subject to achieving a pre-determined level of shareholder returns compared to our industry peer group.

•	We have equity ownership requirements. We apply meaningful ownership requirements to our executives to ensure a significant ownership stake in our Company. This further aligns the interests of our executives with those of our shareholders. See page 32 of this proxy statement.

•

The Noble Incentive Plan incorporates state-of-the-art governance best practices. The Noble Incentive Plan meets governance best practices standards for employee incentive plans. See “Description of the Plan, as Amended” below.

Recommendation

Our Board recommends that shareholders vote FOR the amendment to the Noble Incentive Plan.

Because each of our executive officers will be eligible to receive awards under the Noble Incentive Plan, each of our executive officers has an interest in, and may benefit from, the adoption of the Noble Incentive Plan.

Noble Corporation 2018 Proxy Statement	51

Resolution 13

Discussion of Proposed Amendment

We believe in the value of long-term equity compensation to align the interests of our employees and shareholders, and we strive to maintain a consistent long-term incentive program with awards of similar value over time, much of it at risk. However, we are in a cyclical business and our share price is closely correlated to the market price of oil, which is a volatile commodity. Consequently, the number of shares awarded as long-term compensation normally varies from year to year, depending on the then-current phase of the business cycle.

As the price of oil has dropped precipitously (a fall from approximately $105 per barrel on August 1, 2014 to as low as $30 per barrel in January 2016, before improving to $64 per barrel on March 1, 2018), so has the price of the Company’s shares (a decline of 83% in the same period). Because of the fall in share price, the number of shares that we have awarded in the last three years has stayed at an elevated level, with 6.5 million shares in 2016, 5.5 million in 2017 and 5.9 million in 2018 (to date). So, although the aggregate value of our annual restricted stock awards was reduced by approximately 10% between 2014 and 2015, was reduced again, modestly, between 2015 and 2016, and was reduced by a full 22.3% between 2016 and 2017, we have awarded a relatively high number of shares in each of these years. In addition, because of the continued depressed price of our shares, our request for additional shares in 2017, which was successful, did not provide enough shares to cover equity awards for 2018 and 2019 as we had expected, leaving us potentially facing a shortfall of shares for awards in 2019. Currently, the Noble Incentive Plan has 5,653,151 shares available to be issued as long-term incentive compensation to our employees, which may not be enough shares to grant to our employees the full number of equity awards we believe are necessary in the next annual granting cycle.

We believe we have demonstrated a strong commitment to sound equity compensation practices. Management and our Board are cognizant of the expense attributable to compensatory stock awards, as well as dilution, and strive to maintain both at appropriate levels. As of March 1, 2018, the 5,000,000 ordinary shares to be added to the Noble Incentive Plan would represent approximately 2.0% of our outstanding ordinary shares. The three-year (2015-2017) and five-year (2013-2017) average annual percentage of the Company’s outstanding ordinary shares that were issued under the Company’s various equity incentive plans, or the Company’s “burn rate” (for ISS purposes), was 2.03% and 1.56%, respectively, which are both well below the ISS cap of 3.74% for Russell 3000 constituents in the energy industry.

As a result of our disciplined approach to share grants, coupled with our share repurchases, our shareholders have not experienced dilution. Since our spin-off of Paragon Offshore, plc on August 1, 2014, we have had negative dilution of 2.9%.

We are asking to increase the number of ordinary shares available for awards by 5,000,000 shares. At the share price as of the record date, the requested amount of shares would likely be sufficient to allow us to make equity awards in the amounts we believe are necessary for the next two years. If an increase in the number of shares in the Noble Incentive Plan is not approved by shareholders, we may be unable to provide equity compensation to our employees in the next annual granting cycle in 2019 and beyond.

(1)

The three-year and five-year burn rate is calculated by (a) applying a factor of one and one-half to granted time-based awards and vested performance-based awards and a factor of one to stock option awards granted during the calendar year, which factors are determined based on the burn rate policies of ISS and (b) dividing the resulting number by the weighted average number of shares of the Company’s ordinary stock outstanding during such year.

(2)	ISS cap for energy companies in the Russell 3000 Index.

52	2018 Proxy Statement Noble Corporation

Resolution 13

If equity compensation is not available, we could face the choice of losing our most valuable employees or using cash-based long-term incentives to compensate employees. We believe that using cash-based long-term incentives would not be the best use of our liquidity during this difficult market period and could result in a misalignment of the interests of our employees and shareholders.

If an increase in the number of ordinary shares in the Noble Incentive Plan is approved by shareholders, it will become immediately effective as of May 1, 2018, with approximately 10.7 million shares available for awards. This excludes any shares that may become available again under the Noble Incentive Plan in connection with terminated, forfeited or canceled awards.

The table below shows information, as of March 1, 2018, regarding all of our stock-settled equity plans:

Total Stock Options Outstanding (1)	1,153,452
Total Restricted Stock Unit Awards Outstanding (1)	12,384,254
Total Ordinary Shares Outstanding	246,776,217
Weighted-Average Exercise Price of Stock Options Outstanding(1)	$28.74
Weighted-Average Remaining Duration of Stock Options Outstanding(1)	2.3 years
Total Shares Available for Grant under the Noble Incentive Plan	5,652,912
Total Shares Available for Grant under the Director Plan	431,129

(1)	Includes shares issued under our prior incentive plan.

Purpose of the Noble Incentive Plan

In order to effectively execute our business strategy, it is essential for us to manage our talent in an industry where there is intense competition for qualified individuals. We need to (i) attract highly qualified new industry professionals and (ii) reward and retain our experienced professionals. We believe that the issuance of equity-based incentive compensation is a key component of our comprehensive human resource strategy, and that equity-based incentives promote and sustain the progress, growth and profitability of the Company by:

•	attracting, motivating and retaining individuals of high ability;

•	reinforcing a pay-for-performance culture;

•	aligning the interests of our employees’ with that of the Company; and

•	providing incentives and rewards to employees who are in a position to contribute to the success and long-term objectives of the Company.

The Company typically makes annual awards of restricted stock units to identified employees. On February 3, 2018, 200 eligible employees received grants under the

Noble Incentive Plan, 30% less than the prior year. The competition for highly qualified talent has increased the importance of equity-based compensation as a key component for employee recruitment and retention and the need for available shares under an equity compensation plan.

We believe that share-based compensation and employee and director stock ownership have greatly contributed to the Company’s growth and success to date and should continue to contribute to its success in the future. In 2018, equity compensation awards to employees consisted of restricted stock units representing 5,853,978 shares. If an increase in the number of shares in the Noble Incentive Plan is not approved by shareholders, we may be unable to provide equity compensation to our employees in the next annual granting cycle in 2019 and beyond.

The Noble Incentive Plan is designed to enable our employees to increase their ownership of our common stock through the grant of restricted stock units, restricted stock, stock options and other awards, and to reward employees for the creation of shareholder value through the grant of stock-based and performance-based awards, including “at-risk” awards.

Noble Corporation 2018 Proxy Statement	53

Resolution 13

Description of the Plan

The Company believes that the Noble Incentive Plan incorporates state-of-the-art governance best practices. A summary description of the material features of the Noble Incentive Plan is set forth below. The Noble Incentive Plan document is attached to this proxy statement as Appendix A and is incorporated by reference into this proposal. As further described below, the Noble Incentive Plan will be amended to provide for an increase of 5,000,000 ordinary shares available for issuance as long-term incentive awards.

Key Features and Best Practices under the Noble Incentive Plan

No Acceleration

The Noble Incentive Plan does not permit the compensation committee to accelerate awards outside of instances of death, disability and change of control.

Minimum Vesting Periods Required

All stock options, SARs, stock awards and cash awards issued under the Noble Incentive Plan are subject to a minimum one-year vesting requirement (except for a 5% pool that may be awarded at grant date without a vesting period at the discretion of the compensation committee). The Company’s current policy requires a three-year vesting period for all awards.

No Repricing of Stock Options or SARs

The Noble Incentive Plan prohibits the direct or indirect repricing of stock options or SARs without shareholder approval.

Definition of Change in Control

The Noble Incentive Plan defines “change in control” such that a change of control would not be deemed to occur until the actual consummation of the event that results in the change of control.

No Liberal Share Counting

The Noble Incentive Plan does not permit the recycling of any awards, including the reuse of shares withheld or delivered to satisfy the exercise price of, or to satisfy tax withholding requirements.

Limitations on the Payment of Dividends and Dividend Equivalent Rights

Dividend equivalent rights on all restricted stock units awarded, both performance-based and time-based, are only paid at the time, and to the extent, the underlying award vests. To the extent such underlying award (or portion thereof) is forfeited or otherwise cancelled, no dividend equivalent rights or dividends that are subject to the preceding restrictions will be paid.

No Discounted Stock Options or SARs

All stock options and SARs must have an exercise price or base price equal to or greater than the fair market value of the underlying common stock (or nominal value, if greater) on the date of grant.

Administered by an Independent Committee

The compensation committee, which is made up entirely of independent directors, will have ultimate administrative authority for the Noble Incentive Plan. See page 9 in this proxy statement for more information about the compensation committee.

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Shares Available for Awards and Share Usage

Subject to the approval of the shareholders, the aggregate number of ordinary shares which would be available for awards under the Noble Incentive Plan will not exceed 25,500,000 shares (which amount includes the 20,500,000 shares previously approved by shareholders, most of which have already been awarded), subject to any adjustment due to recapitalization or reorganization permitted under the Noble Incentive Plan. Each share or share-based award under the Noble Incentive Plan will reduce the shares available for grant under the Noble Incentive Plan by one share.

General

The description of the Noble Incentive Plan set forth below is a summary of the material features of the Noble Incentive Plan as proposed. This summary does not purport to be a complete description of all the provisions of the Noble Incentive Plan and is qualified in all respects by the copy of the Noble Incentive Plan included as Appendix A to this proxy statement.

The Noble Incentive Plan achieves the purpose described above by permitting grants of any options, SARs, stock or stock unit awards or cash awards, any of which may be structured as a performance award, as described in more detail below, pursuant to such applicable terms, conditions and limitations as the compensation committee may establish in accordance with the objectives of the Noble Incentive Plan. For additional information, please see “—Securities to be Offered” below.

The Noble Incentive Plan is composed of two parts, which are to be treated as separate sub-plans. Part A sets out the terms and conditions of the sub-plan intended to qualify as an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act. Part B is not intended to constitute an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act. Part B constitutes a sub-plan for the provision of awards to employees of certain subsidiaries that are not treated as such for purposes of the UK Companies Act. The limitations on awards described below will apply to the aggregate number of awards made under both Parts A and B of the Noble Incentive Plan.

The Noble Incentive Plan, in part, is intended to qualify under the provisions of the Code, relating to incentive stock options. The Noble Incentive Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”).

Administration

Except as otherwise provided in the Noble Incentive Plan with respect to actions or determinations by our Board, the Noble Incentive Plan will be administered by the compensation committee; provided, however, that (i) any and all members of the compensation committee will satisfy any independence requirements prescribed by any applicable stock exchange; (ii) awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the compensation committee is comprised solely of two or more “non-employee directors” as defined for purposes of the Exchange Act; and (iii) any award intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code will be granted only if the compensation committee is comprised solely of two or more “outside directors” within the meaning of Section 162(m) and regulations pursuant thereto. Subject to the provisions of the Noble Incentive Plan, the compensation committee will have the power and authority to administer the Noble Incentive Plan and to take all actions that are specifically contemplated by the Noble Incentive Plan or are necessary or appropriate in connection with the administration of the Noble Incentive Plan. The compensation committee will also have the power to interpret the Noble Incentive Plan and the award agreements thereunder, to correct any defect or supply any omission or reconcile any inconsistency in the Noble Incentive Plan or in any award agreement, and to adopt such rules, regulations and guidelines for carrying out the Noble Incentive Plan as it may deem necessary or proper.

The compensation committee may, in its discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the award, including without limitation rules pertaining to the termination of employment or service by reason of death or disability. In addition, the compensation committee may prescribe such additional terms, conditions, restrictions, limitations and rules with respect to a termination of employment or service by reason of retirement; provided, however, in no event will the vesting or exercisability of an award be accelerated upon any such termination of employment or service by reason of retirement. Subject to the restrictions on repricing described below, the compensation committee may, in its discretion, (x) provide for the extension of the exercisability of an award, or (y) in the event of a change in control, death or termination of employment or service by reason of disability, accelerate the vesting or exercisability of an award, eliminate or make less restrictive any restrictions contained in an

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award, waive any restriction or other provision of the Noble Incentive Plan or an award or otherwise amend or modify an award in any manner that is, in either case, (i) not materially adverse to the participant to whom such award was granted, (ii) consented to by such participant or (iii) authorized by the Noble Incentive Plan in the case of changes in capital structure, as described below; provided, however, that no such action will permit the term of any option to be greater than 10 years from the date such award was granted pursuant to the Noble

Incentive Plan (the “Award Date”). For the avoidance of doubt, the compensation committee may not carry out any of the foregoing actions described in clause (y) except in the event of death or termination of employment or service by reason of disability, or in the event of a change in control.

Our Board will have the same powers as the compensation committee to the extent our Board administers the Noble Incentive Plan or a portion thereof.

Eligibility

All employees of the Company or its subsidiaries are eligible for awards under Part A or Part B of the Noble Incentive Plan, as applicable. The compensation committee or the Board, as applicable, will determine the type or types of awards to be made under the Noble Incentive Plan and will designate from time to time the employees who are to be granted awards under the Noble Incentive Plan. If the compensation committee makes an award to an individual whom it expects to become employed following the Award Date, such award will be subject to (among other terms and conditions) the individual actually becoming employed by the Company or its subsidiary. Neither consultants nor non-employee directors are eligible for awards under the Noble Incentive Plan.

Available Shares

No award may be granted pursuant to the Noble Incentive Plan to the extent the award relates to a number of ordinary shares which, together with the number of shares issuable in settlement of or relating to all other outstanding awards under the Noble Incentive Plan, exceeds the Maximum Share Limit (defined below) on shares issuable pursuant to the Noble Incentive Plan. In addition:

(i) No employee may be granted during any calendar year awards consisting of options or SARs that are exercisable for more than 2,000,000 shares; and

(ii) No employee may be granted during any calendar year other stock-based awards covering or relating to more than 2,000,000 shares.

Securities to be Offered

The maximum aggregate number of ordinary shares that may be granted for any and all awards under the Noble Incentive Plan will not exceed 25,500,000 shares (which amount includes the 20,500,000 shares previously approved by shareholders, most of which have already been awarded), subject to any adjustment due to recapitalization or reorganization permitted under the Noble Incentive Plan (the “Maximum Share Limit”), all of which will be available for incentive stock options under the Noble Incentive Plan. Each share subject to an award granted under the Noble Incentive Plan will be counted against the Maximum Share Limit as one share. Shares available under the Noble Incentive Plan may be unissued shares from the Company’s authorized or conditional share capital, shares held in treasury by the Company or one or more its subsidiaries or shares that may be held pursuant to a special trust arrangement that may be established pursuant to the Noble Incentive Plan, under which the shares held in trust may be allotted, issued, transferred or delivered to participants in connection with their awards.

If an award expires or is terminated, cancelled or forfeited, the shares associated with the expired, terminated, cancelled or forfeited award will again be available for awards under the Noble Incentive Plan, and the Maximum Share Limit will be increased by the same amount as such shares were counted against the Maximum Share Limit, it being understood that no increase or decrease will be made to the Maximum Share Limit with respect to an award that can only be settled in cash. The following shares will not become available again for allotment and issuance, transfer or delivery under the Noble Incentive Plan:

(i) Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations;

(ii) Shares cancelled upon the exercise of a tandem SAR grant;

(iii) Shares purchased on the open market with the proceeds of an exercise price payment with respect to an option;

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(iv) Shares underlying a free-standing SAR grant, to the extent the number of such shares exceeds the number of shares actually allotted and issued, transferred or delivered upon exercise or settlement of such SAR; and

(v) Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver shares is forfeited or surrendered, in payment of the exercise price of an option.

No account will be taken of any rights to subscribe for shares that may be held in the special trust arrangement described above to the extent that the rights are granted solely to enable the trustee to satisfy grants or awards that have already been taken into account (i.e., so as to avoid double counting).

Awards

Restricted Stock Unit Awards. An award may be in the form of restricted stock units. These awards of restricted stock units are rights that entitle the grantee to receive ordinary shares of the Company upon the vesting of such restricted stock units. The terms, conditions and limitations applicable to a restricted stock unit award, including, but not limited to, the restriction period and the right, if any, to dividend equivalents (subject to any mandatory reinvestment or other requirements imposed by the compensation committee) will be determined by the compensation committee; provided that, dividend equivalents on all restricted stock units awarded are only paid at the time, and to the extent, the underlying award vests. Thus, to the extent such underlying award (or portion thereof) is forfeited or otherwise cancelled, no dividend equivalents that are subject to the preceding restrictions will be paid. Dividend equivalents are amounts equal to dividends and other distributions (or the economic equivalent thereof (excluding, unless the compensation committee determines otherwise special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the restriction period or performance period, as applicable, on a like number of shares that are subject to the restricted stock unit award. Subject to the terms of the Noble Incentive Plan, the compensation committee, in its discretion, may settle restricted stock units in the form of cash or by the allotment and issuance, transfer or delivery of shares (or in a combination thereof) equal to the value of the vested restricted stock units, subject to the guidelines below on the restriction period.

Restricted Stock Awards. An award may be in the form of restricted stock. These awards of restricted stock are grants of stock that are subject to a substantial risk of forfeiture, restrictions on transferability and other restrictions. The terms, conditions and limitations applicable to any restricted stock award, including, but not limited to, vesting or other restrictions, will be determined by the compensation committee, subject to the guidelines below on the restriction period. To the extent otherwise required by, and subject to any provision of, any applicable law or regulation of any governmental authority or any national securities exchange, there will not be any purchase price charged for any restricted stock award under the Noble Incentive Plan.

To the extent provided under the terms of the award agreement, the holder of a restricted stock award may have rights as a shareholder, including the right to vote the ordinary shares subject to the restricted stock award or to receive dividends on the ordinary shares subject to the restricted stock award (subject to any mandatory reinvestment or other requirements imposed by the compensation committee); provided that, dividends on all restricted stock are only paid at the time, and to the extent, the underlying award vests. Thus, to the extent such underlying award (or portion thereof) is forfeited or otherwise cancelled, no dividends that are subject to the preceding restrictions will be paid.

Options. An award may be in the form of an option, which may consist of either an incentive stock option or a nonqualified stock option. Options are rights to purchase a specified number of ordinary shares of the Company at a specified price. The exercise price of an option will be not less than the greater of the nominal value or the fair market value of the shares on the Award Date. The term of an option generally will not exceed 10 years from the Award Date, but may be extended by the compensation committee if the last day of such period occurs at a time when the Company has imposed a prohibition on the trading of the Company’s securities in order to avoid violations of applicable federal, state, local or foreign law. Any such extension must end no more than 30 days after the date on which such prohibition on trading is terminated. Options may not include provisions that “reload” the option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any option, including, but not limited to, the term of any option and the date or dates upon which the option becomes vested and exercisable, will be determined by the compensation committee. Any award of incentive stock options will be granted in a manner intended to satisfy the requirements of Section 422 of the Code. All rights to exercise a nonqualified stock option and any SARs that relate to such option will terminate six months after the date of the participant’s termination of employment or service (or the remaining term of the option if shorter), unless the award agreement or other written agreement provides otherwise in connection with

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any termination of employment or service by reason of death or disability. Notwithstanding the foregoing, in the event of the termination of employment or service of the participant on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an affiliate, the option and any SARs that relate to such option will thereafter be null and void for all purposes.

SARs. An award may be in the form of a SAR. A SAR is a right to receive an amount equal to the excess of the fair market value of one ordinary share of the Company on the date of exercise over the exercise price of the SAR. The exercise price of a SAR will not be less than the greater of the nominal value or the fair market value of the shares on the Award Date. The holder of a tandem SAR may elect to exercise either the option or the SAR, but not both. The exercise period of a SAR will extend no more than 10 years after the Award Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, will be determined by the compensation committee.

Stock Awards. The foregoing awards of restricted stock and restricted stock units are described in the Noble Incentive Plan as stock awards.

Performance Awards. An award may be in the form of a qualified or nonqualified performance award. Performance awards represent a participant’s right to receive an amount of cash, ordinary shares, or a combination of both, contingent upon the annual attainment of specified performance measures within a specified period (i.e., the performance period). The terms, conditions and limitations applicable to an award that is a performance award will be determined by the compensation committee, subject to the guidelines below on the performance period. The compensation committee will set performance goals and performance criteria (as applicable) in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of performance awards that will be paid out to the participant and/or the portion of an award that may be exercised.

(i) Qualified Performance Awards. Performance awards that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code will be paid, vested or otherwise deliverable solely on account of the attainment of one or more objective performance goals established by the compensation committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the performance goal relates (i.e., performance period) and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain.

A performance goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the compensation committee, by comparison with a peer group of companies. A performance goal will include one or more of the measures specified in the Noble Incentive Plan, relating to financial or operational performance of the Company and/or its subsidiaries. These measures generally relate to:

•	return on equity, assets or capital;

•	revenue or income measures;

•	expense measures;

•	operating measures (which include various productivity, total costs, operating income, cash flow, working capital, margin, sales, etc.);

•	cash flow measures;

•	liquidity measures;

•	leverage measures;

•	market measures (which include various market share, stock price, growth measure, total shareholder return and market capitalization measures);

•	corporate value measures (which include various compliance, safety, environmental and personnel measures, including management succession); and

•	other measures such as those relating to mergers, acquisitions, dispositions or similar transactions, to strategic accomplishments, or to customer satisfaction.

A performance goal need not be based upon an increase or positive result under a particular business criterion, but could include, for example, maintaining the status quo or limiting economic losses. Prior to the payment of any compensation based on the achievement of performance goals applicable to qualified performance awards, the compensation committee must certify in writing that applicable performance goals and any of the material terms thereof were, in fact, satisfied. The compensation committee may provide in any performance award that any evaluation of performance may include or exclude the effects of specified extraordinary events that occur during a performance period.

As a result of tax reform that became effective on January 1, 2018, the current exception to the deduction limit for “qualified performance-based compensation” has been eliminated and the application of the deduction

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limit to certain current and former executive officers who previously were exempt from such limit has been broadened. However, certain transition guidance may exempt from the above changes compensation under a written binding agreement that was in effect on November 2, 2017 and was not subsequently materially modified. Therefore, compensation paid to an NEO in excess of $1 million will not be deductible for taxable years beginning on and after January 1, 2018 unless it qualifies for transition or other regulatory relief.

The compensation committee intends to administer qualified performance awards in accordance with any such transition or other regulatory relief under Section 162(m). However, because uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing Section 162(m)’s exemption from the deduction limit, no assurance can be given that any compensation intended to satisfy the requirements for exemption from Section 162(m) will satisfy the requirements.

(ii) Nonqualified Performance Awards. The compensation committee may determine that it is in the Company’s best interest to use performance awards that are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code. Such awards will be based on achievement of such performance criteria and be subject to such terms, conditions and restrictions as the compensation committee will determine.

(iii) Adjustment of Performance Awards. Awards that are intended to qualify as performance awards may not be adjusted upward (such that the amount that would otherwise be payable or delivered would be increased). The compensation committee may retain the discretion to adjust such performance awards downward (such that the amount that would otherwise be payable or delivered would be decreased), either on a formula or discretionary basis or any combination, as the compensation committee determines.

Cash Awards. An award may be in the form of a cash award. The terms, conditions and limitations applicable to a cash award, including, but not limited to, vesting or other restrictions, will be determined by the compensation committee in accordance with the Noble Incentive Plan. No employee may be granted during any calendar year (x) cash awards or (y) other awards that may be settled solely in cash having a value determined on the Award Date in excess of $10,000,000.

Vesting of Awards. As a general rule, the vesting of options, SARs, stock awards and cash awards will be subject to a minimum restriction period or performance period, as applicable, of one year from the date of grant; provided, however, that the compensation committee may provide for earlier vesting upon a participant’s termination of employment or service by reason of death or disability, or in the event of a change in control. Notwithstanding the preceding descriptions of options, SARs and stock awards, 5% of the total number of shares available for allotment and issuance, transfer, or delivery under the Noble Incentive Plan will not be subject to the minimum restriction period or performance period, as applicable, it being understood that the compensation committee may, in its discretion and at the time an award is granted, designate any shares that are subject to such award as excepted from the described minimum restriction period or performance period (“Excepted Shares”); provided that, in no event will the compensation committee designate any shares as Excepted Shares after the time such award is granted. For the avoidance of doubt, the compensation committee may not accelerate the vesting or exercisability of an award except in the event of death or termination of employment or service by reason of disability, or in the event a change in control.

Other Provisions

Repricing. Except for adjustments reflecting the effects of stock splits, stock dividends, other recapitalizations, or a change in control, liquidation or reorganization of the Company, (i) no outstanding awards granted under the Noble Incentive Plan can be directly or indirectly repriced without approval by the Company’s shareholders; and (ii) no option or SAR may be issued in exchange for the cancellation of an option or SAR with a higher exercise price nor may the exercise price of any option or SAR be reduced, or any other action deemed to be a direct or indirect repricing under generally accepted accounting principles.

Change in Control. Upon a change in control, the compensation committee, acting in its discretion, will effect one or more of the following alternatives, which may vary among individual participants and which may vary among awards held by any individual participant: (i) provide for the substitution of a new award or other arrangement (which, if applicable, may be exercisable for such property or stock as the compensation committee determines) for an award or the assumption of the award, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the award and, if the transaction is a cash merger, provide for the termination of any portion of the award that remains unexercised at the time of such transaction, or (iii) cancel any such awards and deliver to the participants cash in an amount that the compensation committee will determine in its discretion is equal to the

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fair market value of such awards on the date of such event, which in the case of options or SARs will be the excess of the fair market value of shares on such date over the exercise price of such award.

Repayment/Forfeiture of Awards. Any award will be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the award.

Merger, Recapitalization, Etc. If there is any increase or decrease in the number of allotted and issued and outstanding shares of the Company, through the declaration of a dividend in shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of shares of the Company, then and in each such event:

(i) Appropriate adjustments will be made in the Maximum Share Limit and the individual limitations on options and other stock-based awards, to the end that such limitations will apply to the same proportion of the Company’s allotted and issued and outstanding shares; and

(iii) Appropriate adjustments will be made (x) in the number of shares and the exercise price per share thereof then subject to purchase pursuant to each option or SAR previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding shares in each such instance will remain subject to purchase at the same aggregate exercise price; and (y) in the number of shares then subject to each restricted stock award or restricted stock unit award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding shares in each such instance will remain subject to allotment and issuance, transfer or delivery in settlement of such award.

Transferability of Awards. Unless otherwise determined by the compensation committee and expressly provided for in an award agreement or except as provided below, no award and no shares subject to awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by (a) will or the laws of descent and distribution or (b) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Noble Incentive Plan or applicable award and in a form acceptable to the compensation committee. Notwithstanding the foregoing, a participant may assign or transfer an award with the consent of the compensation committee (i) for charitable donations or (ii) to specified family members or family trusts or partnerships; provided that any such transferee will be bound by and subject to all of the terms and conditions of the Noble Incentive Plan and the award agreement relating to the transferred award; and provided further that such participant will remain bound by the terms and conditions of the Noble Incentive Plan.

Tax Withholding. A participant’s tax withholding under applicable tax withholding laws and regulations with respect to an award may, at the discretion of the compensation committee and subject to conditions that the compensation committee may impose, be satisfied by, among other things, withholding from any payment related to an award or by the withholding of ordinary shares issuable pursuant to the award based on the fair market value of the shares.

Amendment. Our Board may amend, modify, suspend or terminate the Noble Incentive Plan (and the compensation committee may amend an award agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially adversely affect the rights of any participant under any award previously granted to such participant will be made without the consent of such participant; and (b) no amendment or alteration will be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s ordinary shares are listed, including any amendment that expands the types of awards available under the Noble Incentive Plan, materially increases the number of shares available for awards under the Noble Incentive Plan, materially expands the classes of persons eligible for awards under the Noble Incentive Plan, materially extends the term of the Noble Incentive Plan, materially changes the method of determining the exercise price of options or SARs, deletes or limits any provisions of the Noble Incentive Plan that prohibit the repricing of options or SARs or decreases any minimum vesting requirements for any stock award.

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Tax Consequences

U.S. Federal Income Tax Consequences. The following summary is based on an analysis of the Code, existing laws, judicial decisions, administrative rulings, regulations and proposed regulations, all of which are subject to change. Moreover, the following is only a summary of U.S. federal income tax consequences and, when applicable, such consequences may be either more or less favorable than those described below depending on a participant’s particular circumstances.

To ensure compliance with Treasury Department Circular 230, participants are hereby notified that (i) the discussion of U.S. federal tax issues in this proxy statement is not intended or written to be used, and cannot be used, for the purpose of avoiding penalties that may be imposed under the Code, and (ii) participants should seek advice based on their particular circumstances from an independent tax advisor.

The Noble Incentive Plan is not qualified under Section 401(a) of the Code.

Nonqualified Stock Options. An optionee will not recognize any income for U.S. federal income tax purposes upon the grant of a nonqualified stock option (i.e., an option that is not intended to comply with Section 422 of the Code). Upon exercise of a nonqualified stock option, the optionee will recognize ordinary income in an amount equal to the excess of the fair market value of the ordinary shares on the date of exercise over the amount paid for such ordinary shares. Income recognized upon the exercise of nonqualified stock options will be considered compensation subject to withholding at the time the income is recognized, and therefore, the Company must make the necessary arrangements with the optionee to ensure that the amount of the tax required to be withheld is available for payment.

The basis of ordinary shares transferred to an optionee upon the exercise of a nonqualified stock option is the price paid for such ordinary shares plus an amount equal to any income recognized by the optionee as a result of the exercise of the option. If an optionee thereafter sells ordinary shares acquired upon exercise of a nonqualified stock option, any amount realized over the basis of the ordinary shares will constitute capital gain to the optionee for U.S. federal income tax purposes.

Incentive Stock Options. No income will be recognized by an optionee for U.S. federal income tax purposes upon the grant or exercise of an incentive stock option (i.e., an option that is intended to comply with Section 422 of the Code). The basis of ordinary shares transferred to an optionee upon exercise of an incentive stock option is the price paid for the ordinary shares. If the optionee holds the ordinary shares for at least one year after the transfer of the ordinary shares to the optionee and two years after the grant of the incentive stock option, the optionee will recognize capital gain or loss upon sale of the ordinary shares received upon exercise equal to the difference between the amount realized on the sale and the basis of the ordinary shares. Generally, if the ordinary shares are not held for that period, the optionee will recognize ordinary income upon disposition in an amount equal to the excess of the fair market value of the ordinary shares on the date of exercise over the amount paid for the ordinary shares, or, if less (and if the disposition is a transaction in which loss, if any, will be recognized), the gain on disposition. The optionee’s additional gain or any loss realized upon disposition will be a capital gain or loss. The excess of the fair market value of ordinary shares received upon the exercise of an incentive stock option over the option price for the ordinary shares is an item of adjustment for the optionee for purposes of the alternative minimum tax. Therefore, although no income is recognized upon exercise of an incentive stock option, an optionee may be subject to alternative minimum tax as a result of the exercise.

SARs. The recipient will not be subject to any U.S. federal income tax consequences upon the grant of SARs. Generally, the recipient will recognize ordinary income subject to withholding upon the exercise of SARs in an amount equal to the amount of cash received and/or the fair market value of any ordinary shares acquired pursuant to the exercise.

Restricted Stock. If the restrictions on an award of ordinary shares of restricted stock are of a nature that the ordinary shares are both subject to a substantial risk of forfeiture and are not freely transferable (within the meaning of Section 83 of the Code), the recipient will not recognize income for U.S. federal income tax purposes at the time of the award unless the recipient affirmatively elects within 30 days after the date the restricted stock is granted to include the fair market value of the ordinary shares of restricted stock on the date of the award, less any amount paid for the shares, in gross income for the year of the award pursuant to Section 83(b) of the Code. In the absence of this election, the recipient will be required to include in income for U.S. federal income tax purposes on the date the ordinary shares either become freely transferable or are no longer subject to a substantial risk of forfeiture (within the meaning of Section 83 of the Code), the fair market value of the ordinary shares of restricted stock on such date, less any amount paid for the shares. If a Section 83(b) election is made, no additional income will be recognized by the recipient upon the lapse of restrictions on the restricted stock, but, if the restricted stock is subsequently forfeited, the recipient may not deduct the income that was recognized pursuant to the Section 83(b) election at the time of the receipt of the restricted stock.

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Resolution 13

Dividends paid to a recipient on ordinary shares of restricted stock before the expiration of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). Similarly, dividends that are accrued on ordinary shares of restricted stock before the expiration of the restriction period and paid to a recipient at the close of the restriction period will be additional compensation taxable as ordinary income to the recipient, unless the recipient made an election under Section 83(b). If the recipient has made a Section 83(b) election, the dividends will be dividend income, rather than additional compensation, to the recipient.

If the restrictions on an award of restricted stock are not of a nature that the ordinary shares are both subject to a substantial risk of forfeiture and not freely transferable, within the meaning of Section 83 of the Code, the recipient will recognize ordinary income for U.S. federal income tax purposes at the time of the transfer of the ordinary shares in an amount equal to the fair market value of the ordinary shares of restricted stock on the date of the transfer, less any amount paid therefor.

Restricted Stock Units. There are no U.S. federal income tax consequences to the recipient upon the award of restricted stock units. Generally, the recipient will recognize ordinary income upon the transfer of ordinary shares in satisfaction of an award of restricted stock units in an amount equal to the fair market value of the ordinary shares so transferred.

Generally, a recipient will recognize ordinary income subject to withholding upon the payment of any cash dividend equivalents or other cash distributions paid in relation to an award of restricted stock units in an amount equal to the cash received.

Cash Awards. Generally, the amount paid to a recipient in cash pursuant to a cash award will be ordinary income to the recipient at the time of payment.

Application of Code Section 409A. Section 409A of the Code imposes an additional “20 percent plus interest” tax on an individual receiving nonqualified deferred compensation under a plan that fails to satisfy certain requirements. For purposes of Section 409A of the Code, “nonqualified deferred compensation” includes equity-based incentive programs, including certain stock options, SARs and restricted stock unit programs. Generally, Section 409A of the Code does not apply to incentive stock options, to nonqualified stock options or SARs granted at fair market value if no deferral is provided beyond exercise, or to shares of restricted stock.

The benefits payable under the Noble Incentive Plan are intended to be exempt from or compliant with the requirements of Section 409A of the Code. However, if the Noble Incentive Plan or a grant or award made under the Noble Incentive Plan fails to comply in form or operation with any applicable requirement of Section 409A of the Code, a participant may become subject to the taxes imposed by Section 409A of the Code.

Tax Consequences to the Company. Since the Company does not expect to have United States sourced income, the Company does not expect that the grant or exercise of options or SARs or the award of restricted stock, restricted stock units or cash awards will have any effect upon it for United States tax purposes.

Tax Code Limitations on Deductibility. The ability of the Company (or a subsidiary) to obtain a deduction for future payments under the Noble Incentive Plan could also be limited by the golden parachute payment rules of Section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of an employer-corporation.

Finally, the ability of the Company (or a subsidiary) to obtain a deduction for amounts paid under the Noble Incentive Plan could be limited by Section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of compensation paid to certain executive officers of a publicly traded corporation to $1,000,000 with respect to any such officer during any taxable year of the corporation. However, an exception applies to this limitation in the case of certain performance-based compensation. In order to exempt performance-based compensation from the $1,000,000 deductibility limitation, the grant or vesting of the award relating to the compensation must be based on the satisfaction of one or more performance goals as selected by the compensation committee. Performance-based awards intended to comply with Section 162(m) of the Code may not be granted in a given period if such awards that relate to ordinary shares exceed a specified limitation or, alternatively, the performance-based awards may not result in compensation, for a participant, in a given period which exceeds a specified limitation. Although the Noble Incentive Plan has been drafted in a manner that would enable the requirements for the performance-based compensation exception to be satisfied, the compensation committee may determine that it is in the Company’s best interests not to satisfy the requirements for the exception. See “—Awards — Performance Awards.”

Further, as a result of tax reform that became effective on January 1, 2018, the current exception to the deduction limit for “qualified performance-based compensation” has been eliminated and the application of the deduction limit to certain current and former executive officers who previously were exempt from such limit has been broadened. However, certain transition guidance may exempt from the above changes compensation under a written binding agreement that was in effect on November 2, 2017 and was not subsequently materially modified. Therefore, compensation paid to an NEO in excess of $1 million will not be deductible for taxable years beginning on and after January 1, 2018 unless it qualifies for transition or other regulatory relief.

62	2018 Proxy Statement Noble Corporation

Resolution 13

The compensation committee intends to administer qualified performance awards in accordance with any such transition or other regulatory relief under Section 162(m). However for fiscal year 2019 and thereafter, because uncertainties as to the application and interpretation of Section 162(m) and the regulations issued thereunder, including the uncertain scope of the transition relief under the legislation repealing

Section 162(m)’s exemption from the deduction limit, no assurance can be given that any compensation intended to satisfy the requirements for exemption from Section 162(m) will satisfy the requirements.

Awards of equity based compensation to the Company’s non-employee directors and to named executive officers are disclosed in the Summary Compensation Table under the Compensation Discussion and Analysis section included in this proxy statement.

Noble Corporation 2018 Proxy Statement	63

Resolutions 14-16

Resolution 14

Authorization of the Board to Allot Shares under section 551 of the UK Companies Act 2006

As a U.K. company governed in part by the UK Companies Act, and unlike U.S. companies that can issue “blank check” stock, we cannot issue new shares (other than in certain limited circumstances) without first obtaining approval from our shareholders. The UK Companies Act provides that this approval grants authority to our Board to allot shares in the Company and to grant rights to subscribe for or convert any security of the Company into shares of the Company. If our shareholders approve this grant of authority, their approval would be effective until the conclusion of the next annual general meeting of shareholders (or, if earlier, at the close of business on July 27, 2019). Without this grant of authority from shareholders, our Board would be unable to issue any of our shares without obtaining specific prior approval from our shareholders. Approval of this resolution will not, however, implicate any shareholder approval requirements of the NYSE for share issuances, such as for executive compensation purposes, certain financing transactions or in connection with acquisitions, and we would continue to be subject to the requirements to obtain shareholder approval in those instances. Allotments or issuances of ordinary shares for cash are subject to rights of pre-emption of the existing shareholders. If the shareholders approve Resolutions 15 and 16 at the Meeting, those pre-emption rights will be disapplied to a limited extent as set forth in Resolutions 15 and 16 for new issues of shares subject to this resolution.

If authorised by our shareholders, the first part of this resolution (paragraph (A) in the full text of the resolution below) would give our Board the authority to allot shares or grant rights to subscribe for or convert any securities into shares up to an aggregate nominal amount equal to $821,765, or 82,176,500 ordinary shares. This amount represents approximately 33.3% of the issued share capital of the Company as of March 1, 2018, our record date.

The second part of this resolution (paragraph (B) in the full text of the resolution below) would give our Board authority to allot shares or grant rights to subscribe for or convert any securities into shares in connection with a rights issue or other similar issue in favor of ordinary shareholders up to an aggregate nominal amount equal to $1,643,530 (as reduced by the nominal amount of any shares issued under paragraph (A) of this resolution), or 164,353,000 ordinary shares. This amount (before any reduction) represents approximately 66.6% of the issued share capital of the Company as of March 1, 2018, our record date.

Together, the aggregate nominal amount of any relevant securities issued under the authority conferred by paragraphs (A) and (B) represent an amount that is equal to approximately 66.6% of the aggregate nominal value of our issued share capital as of March 1, 2018. Our Board may exercise the authority to allot shares representing up to 33.3% (or 66.6% in connection with a rights issue or other similar issue) of the issued share capital of the Company as of March 1, 2018. Such an allotment could be carried out in compliance with applicable U.K. law for various purposes including for example to raise additional capital, to reduce debt or increase liquidity as necessary. Any determination to exercise the authority to allot shares will be dependent upon market conditions and our profitability, liquidity, financial condition, market outlook, capital requirements and other factors our Board deems relevant.

The description of our shares contained in our Current Report on Form 8-K filed with the SEC on December 23, 2009, as amended and superseded by the description set forth in our Current Report on Form 8-K filed with the SEC on November 20, 2013, is incorporated herein by reference.

Approval of the resolution requires the affirmative vote of at least a simple majority of the votes cast on the resolution at the Meeting in person or by proxy.

Recommendation
Our Board unanimously recommends that you vote FOR the ordinary resolution to authorise the Board to allot shares.

64	2018 Proxy Statement Noble Corporation

Resolutions 14-16

The full text of the Ordinary Resolution is as follows:

“An ordinary resolution that the board be generally and unconditionally authorised to allot shares in the company and to grant rights to subscribe for or convert any security into shares in the company:

(A) up to a nominal amount of $821,765 (such amount to be reduced by any allotments or grants made under paragraph (b) below in excess of such sum); and

(B) comprising equity securities (as defined in the UK Companies Act 2006) up to a nominal amount of $1,643,530 (such amount to be reduced by any allotments or grants made under paragraph (a) above) in connection with an offer by way of a rights issue or other similar issue:

(i) to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii) to holders of other equity securities as required by the rights of those securities or as the board otherwise considers necessary,

and so that the board may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter, such authority to apply until the conclusion of the next annual general meeting of shareholders (or, if earlier, at the close of business on July 27, 2019), but, in each case, during this period the company may make offers and enter into agreements which would, or might, require shares to be allotted or rights to subscribe for or convert securities into shares to be granted after the authority ends and the board may allot shares or grant rights to subscribe for or convert securities into shares under any such offer or agreement as if the authority had not ended.”

Noble Corporation 2018 Proxy Statement	65

Resolutions 14-16

Resolutions 15 and 16

Approval of General Disapplication of Pre-Emption Rights

and the Disapplication of Pre-Emption Rights in Connection

with an Acquisition or Specified Capital Investment

As a U.K. company governed in part by the UK Companies Act, and unlike U.S. companies, before we can raise additional capital through the issuance of ordinary shares of the Company for cash, we are required first to offer those shares to current shareholders in proportion to their shareholdings. The UK Companies Act permits shareholders to waive, or disapply, those pre-emption rights. In addition, under U.K. law such pre-emption rights do not apply to any issuance of shares for non-cash consideration (including where shares are issued in exchange for other securities). If our shareholders approve the disapplication of pre-emption rights, and provided they approve the allotment of shares in Resolution 14, their approval for Special Resolutions 15 and 16 would each be effective until the conclusion of the next annual general meeting of shareholders (or, if earlier, at the close of business on July 27, 2019).

Resolutions 15 and 16 would give the Board the ability to raise additional capital by issuing ordinary shares and shares held in the Company’s treasury for cash free of the restriction in Section 561 of the UK Companies Act. The power set out in Resolution 15 would be limited to (a) allotments or sales in connection with pre-emptive offers and offers to holders of other equity securities if required by the rights of those securities or as the Board otherwise considers necessary, or (b) otherwise up to an aggregate nominal amount of $123,388, which represents approximately 5% of the issued share capital of the Company as of March 1, 2018, our record date, or 12,338,811 ordinary shares.

In respect of the power referred to in (b), our Board confirms that it does not intend to issue shares in reliance on such authority if the cumulative usage of such authority within a rolling three-year period would be in excess of 7.5% of the issued share capital of the Company

(excluding treasury shares) without prior consultation with shareholders, except in connection with an acquisition or specified capital investment as described below in Resolution 16.

Resolution 16 is intended to give the Company additional flexibility to make non pre-emptive issues of shares in connection with an acquisition or specified capital investment which is announced contemporaneously with the corresponding allotment, or which has taken place in the preceding six-month period and is disclosed in the announcement of the corresponding allotment. A specified capital investment means one or more specific capital investment related uses for the proceeds of an issuance of equity securities, in respect of which sufficient information regarding the effect of the transaction on the Company, the assets which are the subject of the transaction and (where appropriate) the profits attributable to them is made available to shareholders to enable them to reach an assessment of the potential return.

The power under Resolution 16 is in addition to that proposed by Resolution 15 and would be limited to an aggregate nominal amount of $123,388 (which represents approximately a further 5% of the issued share capital of the Company as of March 1, 2018) or 12,338,811 ordinary shares .

Resolutions 15 and 16 would provide our Board with additional flexibility to pursue strategic transactions, raise capital and finance growth with equity.

Resolutions 15 and 16 are special resolutions which accordingly require the affirmative vote of at least 75% of the votes cast on each of the resolutions at the Meeting in person or by proxy.

Recommendation

Our Board recommends that you vote FOR the approval of general disapplication of pre-emption rights and FOR the approval of disapplication of pre-emption rights in connection with an acquisition or specified capital investment.

66	2018 Proxy Statement Noble Corporation

Resolutions 14-16

The full text of Special Resolution 15 is as follows:

“If resolution 14 is passed, the board shall be given power to allot equity securities (as defined in the U.K. Companies act 2006) for cash under the authority given by that resolution and/or to sell ordinary shares held by the company as treasury shares for cash as if section 561 of the U.K. Companies Act 2006 did not apply to any such allotment or sale, such power to be limited:

(A) to the allotment of equity securities and sale of treasury shares in connection with an offer of, or invitation to apply for, equity securities (but in the case of the authority granted under paragraph (b) of resolution 14, by way of a rights issue or other similar issue only):

(i) to ordinary shareholders in proportion (as nearly as may be practicable) to their existing holdings; and

(ii) to holders of other equity securities, as required by the rights of those securities, or as the board otherwise considers necessary,

And so that the board may impose any limits or restrictions and make any arrangements which it considers necessary or appropriate to deal with treasury shares, fractional entitlements, record dates, legal, regulatory or practical problems in, or under the laws of, any territory or any other matter; and

(B) in the case of the authority granted under paragraph (A) of resolution 14 and/or in the case of any sale of treasury shares, to the allotment of equity securities or sale of treasury shares (otherwise than under paragraph (a) above) up to a nominal amount of $123,388, such power to apply until the conclusion of the next annual general meeting of shareholders (or, if earlier, at the close of business on July 27, 2019); however, in each case, during this period the company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.”

The full text of Special Resolution 16 is as follows:

“If resolution 14 is passed, the board shall be given power in addition to any power granted under resolution 15 to allot equity securities (as defined in the U.K. Companies Act 2006) for cash under the authority given pursuant to paragraph (a) of resolution 14 and/or to sell ordinary shares held by the company as treasury shares for cash as if section 561 of the U.K. Companies Act 2006 did not apply to any such allotment or sale, such power to be:

(A) limited to the allotment of equity securities and/or sale of treasury shares up to a nominal amount of $123,388; and

(B) used only for the purposes of financing (or refinancing, if the power is to be used within six months after the original transaction) a transaction which the board determines to be an acquisition or other capital investment, such power to apply until the conclusion of the next annual general meeting of shareholders (or, if earlier, at the close of business on July 27, 2019); however, in each case, during this period the company may make offers, and enter into agreements, which would, or might, require equity securities to be allotted (and treasury shares to be sold) after the power ends and the board may allot equity securities (and sell treasury shares) under any such offer or agreement as if the power had not ended.”

Noble Corporation 2018 Proxy Statement	67

Other Matters

Shareholder Proposals

Any proposal by a shareholder intended to be presented at the 2019 annual general meeting of shareholders must be received by the Company at our principal executive offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, England, Attention: William E. Turcotte, Senior Vice President, General Counsel and Corporate Secretary, no later than November 13, 2018, for inclusion in our proxy materials relating to that meeting.

In order for a shareholder to bring business before an annual general meeting of shareholders, a written request must be sent to our Corporate Secretary not less than 60 nor more than 120 days in advance of the annual general meeting, or, in the case of nominations for the election of directors, not less than 90 days in advance of an annual general meeting. Requests regarding agenda items (other than nominations for the election of directors) must include the name and address of the shareholder, a clear and concise statement of the proposed agenda item and evidence of the required shareholdings recorded in the share register. Requests for nominations for the election of directors must include the name and address of the shareholder, the name and address of the director nominee, a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the director nominee and accompanied by evidence of the shareholding required to make such request, a description of all arrangements or understandings between the shareholder and the director nominee and any other persons (giving their names) pursuant to which the nominations are to be made, other information about the director nominee required to be disclosed in a proxy statement by SEC rules and the consent of the director nominee. These requirements are separate from and in addition to the requirements a shareholder must meet to have a proposal included in our proxy statement. These time limits also apply in determining whether notice is timely for purposes of rules adopted by the SEC relating to the exercise of discretionary voting authority.

Solicitation of Proxies

The cost of the solicitation of proxies, including the cost of preparing, printing and mailing the materials used in the solicitation, will be borne by the Company. The Company has retained MacKenzie Partners, Inc. to aid in the solicitation of proxies for a fee of $12,500 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram and via the Internet by directors, officers and employees of the Company, who will not receive additional compensation for those services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares held by those persons, and the Company will reimburse them for reasonable expenses incurred by them in connection with the forwarding of solicitation materials. In some cases, only one copy of the proxy materials are being delivered to multiple shareholders sharing an address, unless we have received contrary instructions from one or more of the shareholders. We will deliver promptly, upon a written or oral request, a separate copy of the proxy materials to a shareholder at a shared address to which a single copy of the documents was delivered. Shareholders sharing an address may also submit requests for delivery of a single copy of the proxy materials. To request separate or single delivery of these materials now or in the future, shareholders may submit a request to Investor Relations at our offices at Devonshire House, 1 Mayfair Place, London W1J 8AJ, England or at +44-20-3300-2300.

68	2018 Proxy Statement Noble Corporation

Additional Information about the Company

You can learn more about the Company and our operations by visiting our website at www.noblecorp.com. Among other information we have provided there, you will find:

•	our corporate governance guidelines;

•	the charters of each of our standing committees of the Board;

•	our code of business conduct and ethics (and any amendment thereto or waiver of compliance therewith);

•	our Articles of Association;

•	information concerning our business and recent news releases and filings with the SEC; and

•	information concerning our Board and shareholder relations.

Copies of our corporate governance guidelines, the charters of each of our standing committees of the Board and our code of business conduct and ethics are available in print upon request. For additional information about the Company, please refer to our 2017 Annual Report, which is being made available with this proxy statement.

Audit Concerns

Under s.527 of the UK Companies Act, shareholders meeting the threshold requirements set out in that section have the right to require the Company to publish on a website a statement setting out any matter of concern relating to: (i) the audit of the Company’s accounts (including the auditor’s report and the conduct of the audit) that are to be laid before the Meeting; or (ii) any circumstance connected with an auditor of the Company ceasing to hold office since the previous meeting at which annual accounts and reports were laid in accordance with s.437 of the UK Companies Act. The business that may be dealt with at the Meeting includes any statement that the Company has been required to publish on a website under s.527 of the UK Companies Act.

NOBLE CORPORATION plc

Julie J. Robertson
Chairman, President and Chief Executive Officer
London, England
March 13, 2018

Noble Corporation 2018 Proxy Statement	69

NOBLE CORPORATION PLC

2015 OMNIBUS INCENTIVE PLAN

PART A

1. Plan: Noble Corporation plc, a company organized under the laws of England and Wales (the “Company”), established this Noble Corporation 2015 Omnibus Incentive Plan (the “Plan”), to be effective as of May 1, 2015 (the “Effective Date”) as subsequently restated as of May 1, 2016, and most recently restated as of May 1, 2017; provided that the Plan (as most recently restated) has received the requisite shareholder approval.

The Plan is the successor to the Noble Corporation 1991 Stock Option and Restricted Stock Plan, as amended and restated effective January 30, 2014 (the “Prior Plan”). For periods on and after the Effective Date of the Plan, no new Awards (as defined below) may be granted under the Prior Plan. Awards granted prior to such Effective Date pursuant to the Prior Plan shall continue to be administered in accordance with the terms of the Prior Plan.

2. Purpose. The Plan is designed to attract and retain the best available persons for service with the Company and its Subsidiaries (as defined below), to encourage the sense of proprietorship of such persons and to stimulate the active interest of such persons in the development and financial success of the Company and its Subsidiaries. These objectives are to be accomplished by making Awards under the Plan and thereby providing such persons with a proprietary interest in the growth and performance of the Company and its Subsidiaries.

The Plan is composed of two parts, which are to be treated as separate sub-plans. Part A sets out the terms and conditions of the sub-plan that shall be an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006. The terms and conditions of Part A are incorporated by reference in Part B, and apply to Part B except as expressly modified therein. The limitations on Awards in Paragraph 5 shall apply to the aggregate number of Awards made under the Plan.

Part B constitutes a sub-plan for the provision of Awards to Employees (as defined below) who would be eligible under Part A if the proviso at the end of the definition of “Subsidiary” for purposes of Part A was inapplicable. Part B is not intended to constitute an employees’ share scheme for the purposes of Section 1166 of the UK Companies Act 2006.

3. Definitions. As used in the Plan, the terms set forth below shall have the following respective meanings:

“Authorized Officer” means the Chief Executive Officer or the senior human resources officer of the Company (or any other senior officer of the Company to whom any of such individuals shall delegate the authority to execute any Award Agreement).

“Award” means the grant of any Option, Stock Appreciation Right, Stock Award, or Cash Award, any of which may be structured as a Performance Award, whether granted singly, in combination or in tandem, to a Participant pursuant to such applicable terms, conditions and limitations as the Committee may establish in accordance with the objectives of the Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed. Any Participant who is granted an Award and who does not affirmatively, and in writing delivered to the Committee (or its applicable delegate), reject the applicable Award and Award Agreement shall be deemed to have accepted the terms of Award as embodied in the Award Agreement.

“Award Date” means the date an Award is granted to a Participant pursuant to the Plan.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change in Control” means a Change in Control as defined in Attachment 1 to Part A of the Plan.

“Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board, and any successor committee thereto or such other committee of the Board as may be designated by the Board to administer the Plan in whole or in part including any subcommittee of the Board as designated by the Board.

“Company” means Noble Corporation plc, a public limited company organized under the laws of England and Wales.

Noble Corporation 2018 Proxy Statement	A1

“Consultant” means an individual providing services to the Company or any of its Subsidiaries, other than an Employee or a Non-Employee Director.

“Covered Employee” means any Employee who is or may be a “covered employee,” as defined in Section 162(m) of the Code.

“Disability” means a medically determinable physical or mental impairment (1) that prevents an Employee from performing his or her employment duties in a satisfactory manner and is expected either to result in death or to last for a continuous period of not less than twelve months as determined by the Committee, or (2) for which the Employee is eligible to receive disability income benefits under a long-term disability insurance plan maintained by the Company or a Subsidiary. Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Disability shall conform to the requirements of Treasury Regulation § 1.409A-3(i)(4)(i) to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

“Dividend Equivalents” means, in the case of an Award comprising Restricted Stock Units, an amount equal to all dividends and other distributions (or the economic equivalent thereof (excluding, unless the Committee determines otherwise special dividends)) that are payable to shareholders of record in respect of the relevant record dates that occur during the Restriction Period or performance period, as applicable, on a like number of Shares that are subject to the Award.

“Effective Date” has the meaning set forth in Paragraph 1.

“Employee” means an employee of the Company or any of its Subsidiaries and an individual who has agreed to become an employee of the Company or any of its Subsidiaries and actually becomes such an employee following such date of agreement.

“Excepted Shares” has the meaning set forth in Paragraph 8.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended from time to time.

“Exercise Price” means the price at which a Participant may exercise his or her right to receive cash or Shares, as applicable, under the terms of an Award.

“Fair Market Value” of a Share means, as of a particular date,

(1)	if Shares are then listed or admitted to trading on a national securities exchange, the average of the reported high and low sales price per Share on the date in question (or if there was no reported sale on such date, on the last preceding date on which any reported sale occurred) on the principal national securities exchange on which such Share is so listed or admitted to trading,

(2)	if the Shares are not so listed or admitted to trading, the average of the closing high bid and low asked quotations as reported on an inter-dealer quotation system for such Share on the date in question, or, if there are no quotations available for such date, on the last preceding date on which such quotations shall be available,

(3)	if the Shares are not publicly traded, the most recent value determined by an independent appraiser appointed by the Committee for such purpose, or

(4)	if none of the above are applicable, the fair market value of a Share as determined in good faith by the Committee in accordance with any applicable requirements of Section 409A or 422 of the Code.

“Incentive Stock Option” means an Option that is designated as such in the applicable Award Agreement and intended to comply with the requirements set forth in Section 422 of the Code.

“Maximum Share Limit” has the meaning set forth in Paragraph 5(a).

“Non-Employee Director” means an individual serving as a member of the Board who is not an Employee, Consultant or officer of the Company (i.e., an individual elected or appointed to serve as a director of the Company by the Board or in such other manner as may be prescribed in the articles of association of the Company).

“Nonqualified Stock Option” means an Option that is not intended to comply with the requirements set forth in Section 422 of the Code.

“Option” means a right to purchase a specified number of Shares at a specified Exercise Price, which is either an Incentive Stock Option or a Nonqualified Stock Option.

“Participant” means an individual to whom an Award has been made under the Plan.

“Performance Award” means an Award made pursuant to the Plan to a Participant, which award is subject to the attainment of one or more Performance Goals or other established performance criteria, as applicable.

A2	2018 Proxy Statement Noble Corporation

“Performance Goal” means one or more standards established by the Committee under Paragraph 8(e)(i) to determine in whole or in part whether a Performance Award shall be earned.

“Permitted Assignee” has the meaning set forth in Paragraph 13.

“Plan” means this Noble Corporation 2015 Omnibus Incentive Plan, as such plan may be amended from time to time.

“Prior Plan” has the meaning set forth in Paragraph 1.

“Qualified Performance Awards” has the meaning set forth in Paragraph 8(e)(i).

“Restricted Stock” means Shares allotted and issued or transferred pursuant to Paragraph 8 that are restricted or subject to forfeiture provisions.

“Restricted Stock Award” means an Award in the form of Restricted Stock.

“Restricted Stock Unit” means a unit that provides for the allotment and issuance, transfer, or delivery of one Share or equivalent value in cash upon the satisfaction of the terms, conditions, and restrictions applicable to such Restricted Stock Unit.

“Restricted Stock Unit Award” means an Award in the form of Restricted Stock Units.

“Restriction Period” means a period of time beginning as of the date upon which a Restricted Stock Award or Restricted Stock Unit Award is made pursuant to the Plan and ending as of the date upon which such Award is no longer restricted or subject to forfeiture provisions.

“Retirement” means the termination of an Employee’s employment with the Company or a Subsidiary for any reason (other than death, Disability or termination on account of fraud, dishonesty or other acts detrimental to the interests of the Company or a Subsidiary) on or after the date as of which the sum of such Employee’s age and the number of such Employee’s years of continuous service with the Company and its Subsidiaries (including continuous service with a predecessor employer that is taken into account pursuant to an acquisition or other transaction agreement) equals or exceeds 60.

“Share” means one ordinary share of the Company, nominal value $0.01 per share, or any stock or other security hereafter allotted and issued or which may be allotted and issuable in substitution or exchange for a Share.

“Stock Appreciation Right” or “SAR” means a right to receive a payment, in cash or by allotment and issuance, transfer, or delivery of Shares, equal to the excess of the Fair Market Value of a specified number of Shares on the date the right is exercised over a specified Exercise Price.

“Stock Award” means an Award in the form of Shares, including a Restricted Stock Award or a Restricted Stock Unit Award that may be settled in Shares, but excluding Options and SARs.

“Stock-Based Award Limitations” has the meaning set forth in Paragraph 5(b).

“Subsidiary” means (1) any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise); provided that, in the case of any entity that would otherwise fall within sub-paragraphs (1) or (2) of this definition, it shall only be a “Subsidiary” if it is also a “subsidiary” within the meaning of Section 1159 of the UK Companies Act 2006.

“Trustee” means the trustee or trustees for the time being of any employee benefit trust established for the benefit of most or all of the employees or former employees of the Company or its Subsidiaries or certain of their relatives.

4. Eligibility

(a) Employees. All Employees are eligible for Awards under Part A or Part B of the Plan, as applicable; provided, however, that if the Committee makes an Award to an individual whom it expects to become employed following the Award Date of such Award, such Award shall be subject to (among other terms and conditions) the individual actually becoming employed by the Company or a Subsidiary.

(b) Consultants. Consultants are not eligible for Awards under the Plan.

(c) Non-Employee Directors. Non-Employee Directors are not eligible for Awards under the Plan.

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(d) The Committee or the Board, as applicable, shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the Employees who are to be granted Awards under the Plan.

5. Shares Available for Awards.

(a) Available Shares. Subject to the provisions of Paragraph 14 hereof, the maximum number of Shares that may be allotted and issued, transferred, or delivered pursuant to Awards under the Plan (including rights or Options that may be exercised for or settled in Shares) shall be 25,500,000 (the “Maximum Share Limit”), all of which shall be available for Incentive Stock Options. Each Share subject to an Award granted under the Plan shall be counted against the Maximum Share Limit as 1 Share. Shares available under the Plan may be unissued Shares from the Company’s authorized or conditional share capital, Shares held in treasury by the Company or one or more subsidiaries of the Company, or Shares acquired by or allotted and issued or gifted to a Trustee.

If an Award expires or is terminated, cancelled or forfeited, the Shares associated with the expired, terminated, cancelled or forfeited Awards shall again be available for Awards under the Plan, and the Maximum Share Limit shall be increased by the same amount as such shares were counted against the Maximum Share Limit, it being understood that no increase or decrease shall be made to the Maximum Share Limit with respect to an Award that can only be settled in cash. The following Shares shall not become available again for allotment and issuance, transfer, or delivery under the Plan:

(i)	Shares that are tendered or surrendered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, in payment of the Exercise Price of an Option;

(ii)	Shares that are withheld or delivered, or to which the right to require the Company to allot and issue, transfer or deliver Shares is forfeited or surrendered, to satisfy applicable tax withholding (for net exercise or net settlement purposes) or nominal value obligations;

(iii)	Shares cancelled upon the exercise of a tandem SAR grant;

(iv)	Shares purchased on the open market with the proceeds of an Exercise Price payment with respect to an Option; and

(v)	Shares underlying a free-standing SAR grant, to the extent the number of such Shares exceeds the number of Shares actually allotted and issued, transferred, or delivered upon exercise or settlement of such SAR.

No account shall be taken of any rights to subscribe for Shares granted to a Trustee to the extent that the rights are granted solely to enable the Trustee to satisfy grants or awards that have already been taken into account for the purposes of this paragraph (a) (i.e., so as to avoid double counting).

The Committee may adopt reasonable counting procedures, consistent with the foregoing, to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustment if the number of Shares actually delivered differs from the number of Shares previously counted in connection with an Award.

The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for allotment and issuance, transfer, or delivery pursuant to Awards.

(b) Limitations. Notwithstanding anything to the contrary contained in the Plan, the following limitations shall apply to any Awards made hereunder:

(i)	No Employee may be granted during any calendar year Awards consisting of Options or SARs that are exercisable for more than 2,000,000 Shares;

(ii)	No Employee may be granted during any calendar year Stock Awards covering or relating to more than 2,000,000 Shares (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-Based Award Limitations”); and

(iii)	No Employee may be granted during any calendar year (x) Cash Awards or (y) other Awards that may be settled solely in cash having a value determined on the Award Date in excess of $10,000,000.

6. Administration.

(a) Authority of the Committee. Except as otherwise provided in the Plan with respect to actions or determinations by the Board, the Plan shall be administered by the Committee; provided, however, that (i) any and all members of the Committee shall satisfy any independence requirements prescribed by any stock exchange on which the Company lists its Shares; (ii) Awards may be granted to individuals who are subject to Section 16(b) of the Exchange Act only if the Committee is comprised solely of two or more “non-employee directors” as defined in United States Securities and Exchange Commission

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Rule 16b-3 (as amended from time to time, and any successor rule, regulation or statute fulfilling the same or similar function); and (iii) any Award intended to qualify for the “performance-based compensation” exception under Section 162(m) of the Code shall be granted only if the Committee is comprised solely of two or more “outside directors” within the meaning of Section 162(m) and regulations pursuant thereto. Subject to the provisions hereof, the Committee shall have full and exclusive power and authority to administer the Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee shall also have full and exclusive power to interpret the Plan and the Award Agreements thereunder and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper. Subject to Paragraph 6(d) hereof, the Committee may, in its discretion, (x) provide for the extension of the exercisability of an Award, or (y) in the event of death or termination of employment or service by reason of Disability or in the event of a Change in Control, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of the Plan or an Award or otherwise amend or modify an Award in any manner that is, in either case, (1) not materially adverse to the Participant to whom such Award was granted, (2) consented to by such Participant or (3) authorized by Paragraph 14(c) hereof; provided, however, that no such action shall permit the term of any Option to be greater than 10 years from its Award Date. For the avoidance of doubt, the Committee shall not be permitted to carry out the actions described in the foregoing clause (y) except in the event of death or termination of employment or service by reason of Disability or in the event of a Change in Control. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Agreement in the manner and to the extent the Committee deems necessary or desirable to further the Plan’s purposes. Any decision of the Committee in the interpretation and administration of the Plan and the Award Agreements thereunder shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. Except as otherwise provided herein, the Board shall have the same powers as the Committee to the extent the Board administers the Plan or a portion thereof.

(b) Procedures Adopted Under the Prior Plan. Any procedures adopted by the Committee or otherwise for the administration of the Prior Plan shall continue in effect for the administration of the Plan until amended or revoked by the applicable authority hereunder.

(c) Indemnity. No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of the Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the Company from any claim, loss, damage or expense (including counsel fees) with respect to any such action or determination, except for his or her own willful misconduct or as expressly provided by statute.

(d) Prohibition on Repricing of Awards. Subject to the provisions of Paragraph 14 hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s shareholders so as to (i) reduce the Exercise Price of any outstanding Options or SARs or (ii) cancel or substitute any outstanding Options or SARs for Options or SARs with a lower Exercise Price, cash or other Awards.

(e) Expenses; Company Records. All expenses incident to the administration of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Subsidiaries. Records of the Company and its Subsidiaries regarding a person’s period of employment or service, termination of employment or service and the reason therefor, leaves of absence and other matters shall be conclusive for all purposes hereunder, unless determined by the Committee to be incorrect.

7. Delegation. The Committee may delegate any of its duties under the Plan (including, but not limited to, delegating by resolution to an Authorized Officer the authority to grant Awards) to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under section 162(m) of the Code to fail to so qualify. Any such delegation hereunder shall only be made to the extent permitted by applicable law. Any delegation of duties under the Prior Plan shall continue in effect as a delegation under the Plan until amended or revoked by the applicable authority hereunder.

8. Awards.

The Committee shall determine the type or types of Awards to be made under the Plan and shall designate from time to time the individuals who are to be the recipients of such Awards. Each Award shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee, in its sole discretion, and, if required by the Committee, shall be signed by the Participant to whom the Award is granted and by an Authorized Officer for and on behalf of the Company. Awards may consist of those listed in this Paragraph 8 and may be granted

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singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to, grants or rights under the Plan or any other plan of the Company or any of its Subsidiaries, including the plan of any acquired entity; provided, however, that, except as contemplated in Paragraph 14 hereof, no Option or SAR may be issued in exchange for the cancellation of an Option or SAR with a higher Exercise Price nor may the Exercise Price of any Option or SAR be reduced. All or part of an Award may be subject to conditions established by the Committee.

Upon the termination of employment or service by a Participant, any unexercised, unvested or unpaid Awards shall be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant, it being understood that the Committee may, in its sole and absolute discretion, prescribe additional terms, conditions, restrictions and limitations applicable to the Award, including without limitation rules pertaining to the termination of employment or service by reason of death or Disability. In addition, the Committee may prescribe such additional terms conditions, restrictions, limitations and rules with respect to a termination of employment or service by reason of Retirement; provided, however, in no event shall the vesting or exercisability of an Award be accelerated upon any such termination of employment or service by reason of Retirement. Employment shall not be deemed to have ceased by reason of the transfer of employment, without interruption of service, between or among the Company and any of its Subsidiaries.

All rights to exercise an Option and any SARs that relate to such Option shall terminate six months after the date the Participant’s termination of employment or service (or the remaining term of the Option if shorter), unless the Award Agreement or other written agreement provides otherwise in connection with any termination of employment or service by reason of death or Disability. Notwithstanding the foregoing, in the event of the termination of employment or service of the Participant on account of fraud, dishonesty or other acts detrimental to the interests of the Company or an affiliate, the Option and any SARs that relate to such Option shall thereafter be null and void for all purposes.

Except as otherwise provided in this Paragraph 8, each Option, Stock Appreciation Right, Stock Award or Cash Award shall have a minimum vesting period, Restriction Period or performance period, as applicable, of one year from the date of grant; provided, however, that the Committee may provide for earlier vesting upon a Participant’s termination of employment or service by reason of death or Disability, or in the event of a Change in Control. Notwithstanding any provision herein to the contrary, 5% of the total number of Shares available for allotment and issuance, transfer, or delivery under the Plan (the “Excepted Shares”) shall not be subject to the minimum vesting period, Restriction Period or performance period, as applicable, described in the preceding sentence, it being understood that the Committee may, in its discretion, and at the time an Award is granted, designate any Shares that are subject to such Award as Excepted Shares; provided that, in no event shall the Committee designate any such Shares as Excepted Shares after the time such Award is granted. For the avoidance of doubt, the Committee may not accelerate the vesting or exercisability of an Award except in the event of death or termination of employment or service by reason of Disability or in the event of a Change in Control.

(a) Options. An Award may be in the form of an Option. An Option awarded pursuant to the Plan may consist of either an Incentive Stock Option or a Nonqualified Stock Option; provided that Incentive Stock Options may be granted only to applicable Employees of the Company or a “parent corporation” or a “subsidiary corporation” of the Company (as defined in Sections 424(e) and (f) of the Code, respectively). The Exercise Price of an Option shall be not less than the greater of the nominal value or the Fair Market Value of the Shares on the Award Date. The term of an Option shall not exceed 10 years from the Award Date; provided that the period during which an Option may be exercised may be extended by the Committee or pursuant to procedures of the Committee if the last day of such period occurs at a time when the Company has imposed a prohibition on trading of the Company’s securities in order to avoid violations of applicable Federal, state, local or foreign law; provided further, that the period during which the Option may be extended is not more than 30 days after the date on which such prohibition on trading is terminated. Options may not include provisions that “reload” the Option upon exercise. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Option, including, but not limited to, the term of any Option and the date or dates upon which the Option becomes vested and exercisable, shall be determined by the Committee; provided, however, that except to the extent the Option relates to Excepted Shares, such Option shall be subject to the minimum vesting period requirements and any other applicable requirements described in this Paragraph 8. Any Award of Incentive Stock Options shall satisfy the $100,000 limit on the aggregate Fair Market Value of Shares subject to Incentive Stock Options that may become exercisable for the first time by any individual during any calendar year, as determined under Section 422(d) of the Code. Any Award of Incentive Stock Options to a 10-percent shareholder, as defined in Section 422(b)(6) of the Code shall meet the requirements of Section 422(c)(5) of the Code. The Award Agreement applicable to any Award intended to qualify as an Incentive Stock Option shall so designate the Award as an Incentive Stock Option.

(b) Stock Appreciation Rights. An Award may be in the form of a SAR. The Exercise Price for a SAR shall not be less than the greater of the nominal value or the Fair Market Value of the Shares on the Award Date. The holder of a tandem SAR may elect to exercise either the Option or the SAR, but not both. The exercise period for a SAR shall extend no more than 10 years

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after the Award Date. SARs may not include provisions that “reload” the SAR upon exercise. Subject to the foregoing provisions, the terms, conditions, and limitations applicable to any SAR, including, but not limited to, the term of any SAR and the date or dates upon which the SAR becomes vested and exercisable, shall be determined by the Committee; provided, however, that except to the extent the SAR relates to Excepted Shares, such SAR shall be subject to the minimum vesting period requirements and any other applicable requirements described in this Paragraph 8.

(c) Cash Awards. An Award may be in the form of a Cash Award. The terms, conditions and limitations applicable to a Cash Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee in accordance with the Plan.

(d) Stock Awards. An Award may be in the form of a Stock Award, including a Restricted Stock Award, a Restricted Stock Unit Award or a Performance Award as further described below. The terms, conditions and limitations applicable to any Stock Award, including, but not limited to, vesting or other restrictions, shall be determined by the Committee, and shall, except to the extent the Stock Award relates to Excepted Shares, be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8. To the extent otherwise required by, and subject to any provision of, any applicable law or regulation of any governmental authority or any national securities exchange, there shall not be any purchase price charged for any Stock Award under the Plan.

(i)	Restricted Stock Awards. The terms, conditions and limitations applicable to a Restricted Stock Award, including, but not limited to, the Restriction Period and the rights to vote or receive dividends and other distributions with respect to the Shares subject to the Restricted Stock, if any, shall be determined by the Committee; provided, however, that except to the extent the Restricted Stock Award relates to Excepted Shares, such Restricted Stock Award shall be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.

(ii)	Restricted Stock Unit Awards. The terms, conditions and limitations applicable to a Restricted Stock Unit Award, including, but not limited to, the Restriction Period and the right to Dividend Equivalents, if any, shall be determined by the Committee. Subject to the terms of the Plan, the Committee, in its sole discretion, may settle Restricted Stock Units in the form of cash or by the allotment and issuance, transfer or delivery of Shares (or in a combination thereof) equal to the value of the vested Restricted Stock Units; provided, however, that a Restricted Stock Unit Award that may be settled all or in part by the allotment and issuance, transfer, or delivery of Shares shall, except to the extent the Restricted Stock Unit Award relates to Excepted Shares, be subject to the minimum Restriction Period and performance period requirements and any other applicable requirements described in this Paragraph 8.

(e) Performance Awards. An Award may be in the form of a Performance Award. The terms, conditions and limitations applicable to an Award that is a Performance Award shall be determined by the Committee. The Committee shall set Performance Goals and performance criteria (as applicable) in its discretion which, depending on the extent to which they are met, will determine the value and/or amount of Performance Awards that will be paid out to the Participant and/or the portion of an Award that may be exercised.

(i)	Qualified Performance Awards. Performance Awards granted to Employees under the Plan that are intended to qualify as qualified performance-based compensation under Section 162(m) of the Code (“Qualified Performance Awards”) shall be paid, vested or otherwise deliverable solely on account of the attainment of one or more objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the period of service to which the Performance Goal relates (i.e., performance period) and (y) the lapse of 25% of such period of service (as scheduled in good faith at the time the goal is established), and in any event while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. One or more of such goals may apply to the Employee, one or more business units, divisions or sectors of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies. A Performance Goal shall include one or more of the following:

return measures (which include various return on equity, return on assets and return on invested capital measures);

revenue and income measures (which include various revenue, gross margin, income from operations, net income, net sales, backlog, earnings per share, earnings before interest, taxes, depreciation and amortization (EBITDA), earnings before interest and taxes (EBIT) and economic value added (EVA) measures;

expense measures (which include various costs of goods sold, selling, finding and development costs, operating and maintenance expenses, general and administrative expenses and overhead costs measures);

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operating measures (which include various productivity, total costs, operating income, funds from operations, cash from operations, after-tax operating income, market share, margin, sales volumes, availability, commercial capacity factor and total margin capture factor measures);

cash flow measures (which include various net cash flow from operating activities and working capital, adjusted cash flow and free cash flow measures);

liquidity measures (which include various earnings before or after the effect of certain items such as interest, taxes, depreciation and amortization measures);

leverage measures (which include various debt-to-equity ratio, gross debt and net debt measures);

market measures (which include various market share, stock price, growth measure, total shareholder return and market capitalization measures);

corporate value measures (which include various compliance, safety, environmental and personnel measures, including, management succession); and

other measures such as those relating to mergers, acquisitions, dispositions, or similar transactions, strategic accomplishments, or to customer satisfaction.

Unless otherwise stated, such a Performance Goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Qualified Performance Awards, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2) (i), as to grants to Covered Employees and the Committee in establishing such goals and interpreting the Plan shall be guided by such provisions. Prior to the payment of any compensation based on the achievement of Performance Goals applicable to Qualified Performance Awards, the Committee must certify in writing that applicable Performance Goals and any of the material terms thereof were, in fact, satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made shall be treated as such written certification. Subject to the foregoing provisions, the terms, conditions and limitations applicable to any Qualified Performance Awards made pursuant to the Plan shall be determined by the Committee. The Committee may provide in any such Performance Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (1) asset write-downs, (2) litigation or claim judgments or settlements, (3) the effect of changes in tax laws, accounting principles, or other laws or provisions affecting reported results, (4) any reorganization and restructuring programs, (5) extraordinary nonrecurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to shareholders for the applicable year, (6) acquisitions or divestitures, (7) foreign exchange gains and losses, (8) unrealized gains and losses on energy derivatives, (9) settlement of hedging activities, and (10) gains and losses from asset sales and emission and exchange allowance sales.

(ii)	Nonqualified Performance Awards. To the extent Performance Awards are not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code, such Awards shall be based on achievement of such performance criteria and be subject to such terms, conditions and restrictions as the Committee shall determine.

(iii)	Adjustment of Performance Awards. Awards that are intended to qualify as Performance Awards may not be adjusted upward (such that the amount that would otherwise be payable or delivered would be increased). The Committee may retain the discretion to adjust such Performance Awards downward (such that the amount that would otherwise be payable or delivered would be decreased), either on a formula or discretionary basis or any combination, as the Committee determines.

9. Award Payment; Dividends and Dividend Equivalents.

(a) General. Payment of Awards by the Company (or Trustee, as applicable) may be made in the form of cash or by the allotment and issuance, transfer of delivery of Shares (evidenced by book-entry registration), or a combination thereof, and may include such restrictions as the Committee shall determine, including, but not limited to, in the case of Shares, restrictions on transfer and forfeiture provisions. For a Restricted Stock Award, the certificates evidencing the shares of such Restricted Stock (to the extent that such shares are so evidenced) shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto. For a Restricted Stock Unit Award that may

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be settled by the allotment and issuance, transfer or delivery of Shares, the Restricted Stock Units shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any payment of cash or any allotment and issuance, transfer or delivery of Shares to the recipient of any Award, or to his or her legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all applicable claims of such persons hereunder. The Committee may require any such person, as a condition precedent to such payment, to execute a release and receipt therefor in such form as the Committee shall determine.

(b) Dividends and Dividend Equivalents.

Rights to (i) dividends or other distributions may be extended to and made part of any Restricted Stock Award and (ii) Dividend Equivalents may be extended to and made part of any Restricted Stock Unit Award, subject in each case to such terms, conditions and restrictions as the Committee may establish as set forth in the Award Agreement thereto; provided that, to the extent such dividends and Dividend Equivalents are extended to and made part of any Restricted Stock Award or Restricted Stock Unit Award that is granted after May 1, 2017, such dividends and Dividend Equivalents shall be payable at the same time, and shall be subject to the same conditions, that are applicable to the underlying Award. Accordingly, the right to receive such dividends and Dividend Equivalent payments shall be forfeited to the extent that the underlying Restricted Stock or Restricted Incentive Units do not vest, are forfeited or are otherwise cancelled pursuant to such Award. Notwithstanding any provision herein to the contrary, dividends and/or Dividend Equivalents shall not be made part of any Options or SARs.

10. Option and SAR Exercise. At any time, and from time to time, during the period when any Option and any SARs that relate to such Option, or a portion thereof, are exercisable, such Option or SARs, or portion thereof, may be exercised in whole or in part; provided, however, that the Committee may require any Option or SAR that is partially exercised to be so exercised with respect to at least a stated minimum number of Shares. Each exercise of an Option, or a portion thereof, shall be evidenced by a notice in writing to the Company. The Exercise Price shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may purchase such shares by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to which the Option is being exercised, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the Exercise Price in a form acceptable to the Company. The Committee, in its sole discretion, may determine acceptable methods for Participants to tender Shares, including tender by attestation of shares held by a broker. The Committee may provide for procedures to permit the exercise or purchase of such Awards by use of the proceeds to be received from the sale of Shares issuable pursuant to an Award (including cashless exercise procedures approved by the Committee involving a broker or dealer approved by the Committee). The Committee may adopt additional rules and procedures regarding the exercise of Options from time to time; provided that such rules and procedures are not inconsistent with the provisions of this Paragraph 10.

11. Taxes. The Company shall have the right to require payment of applicable taxes, social security obligations and pension plan obligations (or similar charges) as a condition to settlement of any Award. The amount determined by the Committee to be due upon the grant or vesting of any Award, or at any other applicable time, shall be paid in full at the time of exercise in cash or, if permitted by the Committee and elected by the Participant, the Participant may arrange for such payment by means of surrendering, or otherwise forfeiting or surrendering the right to require the Company to allot and issue, transfer, or deliver Shares with respect to the Award, or tendering Shares, valued at Fair Market Value on the date of exercise, or any combination of the foregoing methods, or otherwise entering into arrangements to pay the withholding amount in a form acceptable to the Company. The Committee may take or require such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes and other charges; provided, however, that to the extent a Participant surrenders Shares, or otherwise forfeits or surrenders the right to require the Company to allot and issue, transfer, or deliver Shares, the number of such Shares must equal in Fair Market Value no more than the sum of (i) the amount of withholding due based on the withholding rate(s) applied by the Company, in its discretion, in accordance with the applicable withholding laws and regulations in effect at the time such withholding is required, if at all, and (ii) such other charges. If Shares subject to the Award are used as set forth above to satisfy tax or other charges, such shares shall be valued based on the Fair Market Value on the date as of which the amount of the tax or charges is determined. Other Shares tendered to pay taxes or charges will be valued based on the Fair Market Value on the date received by the Company.

12. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate the Plan (and the Committee may amend an Award Agreement) for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that: (a) no amendment or alteration that would materially adversely affect the rights of any Participant under any Award previously granted to such Participant shall be made

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without the consent of such Participant; and (b) no amendment or alteration shall be effective prior to its approval by the shareholders of the Company to the extent shareholder approval is otherwise required by applicable legal requirements or the requirements of the securities exchange on which the Company’s stock is listed, including any amendment that expands the types of Awards available under the Plan, materially increases the number of Shares available for Awards under the Plan, materially expands the classes of persons eligible for Awards under the Plan, materially extends the term of the Plan, materially changes the method of determining the Exercise Price of Options or SARs, deletes or limits any provisions of the Plan that prohibit the repricing of Options or SARs, or decreases any minimum vesting requirements for any Stock Award. Except as otherwise permitted pursuant to the foregoing and applicable law, including but not limited to, Section 162(m) of the Code, Awards granted prior to May 1, 2017 pursuant to the Plan shall continue to be administered in accordance with the terms of the Plan that were in effect at the time such Awards were granted.

13. Assignability. Unless otherwise determined by the Committee and expressly provided for in an Award Agreement or except as provided below, no Award and no Shares subject to Awards that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by (a) will or the laws of descent and distribution (it being understood that such Award may, as applicable, be exercised during the life of the Participant only by the Participant or the Participant’s guardian or legal representative), or (b) pursuant to a domestic relations order issued by a court of competent jurisdiction that is not contrary to the terms and conditions of the Plan or applicable Award and in a form acceptable to the Committee. Notwithstanding the foregoing, a Participant may assign or transfer an Award with the consent of the Committee (i) for charitable donations, (ii) to the Participant’s spouse or former spouse, children or grandchildren (including any adopted and stepchildren and grandchildren), (iii) a trust for the benefit of the Participant and/or the persons referred to in clause (ii), or (iv) a partnership or limited liability company whose only partners or members include the Participant and/or the persons referred to in clause (ii) (each transferee thereof, a “Permitted Assignee”); provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Committee evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company’s transfer agent in effectuating any transfer permitted under this Paragraph 13. Notwithstanding the foregoing, no Incentive Stock Option granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

14. Adjustments.

(a) No Limit on Corporate Power. The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its shareholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Shares) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) Adjustments. If at any time while the Plan is in effect there shall be any increase or decrease in the number of allotted and issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a dividend in Shares or through any recapitalization, amalgamation, merger, demerger or conversion or otherwise in which the Company is the surviving corporation, resulting in a split-up, combination or exchange of Shares of the Company, then and in each such event:

(i)	An appropriate adjustment shall be made in the maximum number of Shares then subject to being optioned or awarded under the Plan, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

(ii)	An appropriate adjustment shall be made in the Stock-Based Award Limitations, to the end that the Stock-Based Award Limitations shall apply to the same proportion of the Company’s allotted and issued and outstanding Shares;

(iii)	Appropriate adjustment shall be made (x) in the number of Shares and the exercise price per Share thereof then subject to purchase pursuant to each Option or Stock Appreciation Right previously granted and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate exercise price; and (y) in the number of Shares then subject to each Stock Award previously awarded and then outstanding, to the end that the same proportion of the Company’s allotted and issued and outstanding Shares in each such instance shall remain subject to allotment and issuance, transfer or delivery in settlement of such award;

A10	2018 Proxy Statement Noble Corporation

(iv)	In the case of Incentive Stock Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and other guidance promulgated thereunder.

(c) Actions not Triggering Adjustments. Except as is otherwise expressly provided herein, the allotment and issuance by the Company of shares of its capital securities of any class, or securities convertible into shares of capital securities of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares then subject to outstanding Awards or the relevant purchase price with respect to any Option or SAR.

(d) Change in Control. Upon a Change in Control, the Committee, acting in its sole discretion without the consent or approval of any Participant, shall affect one or more of the following alternatives, which may vary among individual Participants and which may vary among Awards held by any individual Participant: (i) provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Committee determines) for an Award or the assumption of the Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) provide for acceleration of the vesting and exercisability of, or lapse of restrictions, in whole or in part, with respect to, the Award and, if the transaction is a cash merger, provide for the termination of any portion of the Award that remains unexercised at the time of such transaction, or (iii) cancel any such Awards and to deliver to the Participants cash in an amount that the Committee shall determine in its sole discretion is equal to the fair market value of such Awards on the date of such event, which in the case of Options or Stock Appreciation Rights shall be the excess of the Fair Market Value of Shares on such date over the Exercise Price of such Award.

(e) Section 409A. No adjustment or substitution pursuant to this Paragraph 14 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

15. Restrictions. No Shares or other form of payment shall be allotted and issued, transferred, or delivered with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such allotment and issuance, transfer, or delivery will be in compliance with applicable federal and state securities laws and the rules of any applicable national securities exchange. Shares delivered under the Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the United States Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Shares are then listed or are admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon certificates evidencing Shares (if any) to make appropriate reference to such restrictions. The Committee may, in its discretion, condition the Company’s obligation to allot and issue, transfer or deliver Shares under the Plan upon its receipt from the person to whom such Shares are to be allotted and issued, transferred or delivered of an executed investment letter containing such representations and agreements as the Company may determine to be necessary or advisable in order to enable the Company to allot, issue, transfer or deliver such Shares to such person in compliance with the United States Securities Act of 1933 and other applicable federal, state or local securities laws or regulations.

16. Unfunded Plan. The Plan is unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Shares or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Shares or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Shares or rights thereto to be granted under the Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Shares or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan. With respect to the Plan and any Awards granted hereunder, Participants are general and unsecured creditors of the Company and have no rights or claims except as otherwise provided in the Plan or any applicable Award Agreement.

17. Section 409A of the Code.

(a) Intention to Comply. Awards made under the Plan are intended to comply with or be exempt from Section 409A of the Code, and ambiguous provisions hereof, if any, shall be construed and interpreted in a manner consistent with such intent. No payment, benefit or consideration shall be substituted for an Award if such action would result in the imposition of taxes under Section 409A of the Code. Notwithstanding anything in the Plan to the contrary, if any Plan provision or Award

Noble Corporation 2018 Proxy Statement	A11

under the Plan would result in the imposition of an additional tax under Section 409A of the Code, that Plan provision or Award shall be reformed, to the extent permissible under Section 409A of the Code, to avoid imposition of the additional tax, and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) Unit and Cash Awards. Unless the Committee provides otherwise in an Award Agreement, each Restricted Stock Unit Award or Cash Award (or portion thereof if the Award is subject to a vesting schedule) shall be settled no later than the 15th day of the third month after the end of the first calendar year in which the Award (or such portion thereof) is no longer subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. If the Committee determines that a Restricted Stock Unit Award or Cash Award is intended to be subject to Section 409A of the Code, the applicable Award Agreement shall include terms that are designed to satisfy the requirements of Section 409A of the Code.

(c) Specified Employees. If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A of the Code shall be paid or settled on the earliest of (i) as soon as practicable after, but in no event more than ten days after, the first business day following the expiration of six months from the Participant’s separation from service, (ii) as soon as practicable after the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A of the Code.

18. Awards to Foreign Nationals and Participants Outside the United States. The Committee may, without amending the Plan, (a) establish special rules applicable to Awards granted to Participants who are foreign nationals, are employed or otherwise providing services outside the United States, or both, including rules that differ from (but do not enlarge on) those set forth in the Plan, and (b) grant Awards to such Participants in accordance with those rules.

19. Governing Law. The Plan and all determinations made and actions taken pursuant hereto, shall be undertaken by application of the laws of the State of Texas, except to the extent Texas law is preempted by Federal law of the United States or the laws of England and Wales.

20. Right to Continued Employment or Service. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate any Participant’s employment, or other service relationship with the Company or its Subsidiaries at any time, nor confer upon any Participant any right to continue in the capacity in which he or she is employed or otherwise serves the Company or its Subsidiaries.

21. Nominal Value. A Participant may be required by the Committee, in its discretion, or pursuant to procedures of the Committee, to pay the nominal value of any Shares allotted and issued, transferred or delivered hereunder, it being understood that the provisions of Paragraph 10 (relating to payment of the Exercise Price of Options) shall apply mutatis mutandis in respect of any applicable payment of nominal value.

22. Clawback. Notwithstanding anything to the contrary contained in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

23. Rights of Third Parties. It is not intended that any of the terms of the Plan should be enforceable by any third party pursuant to the UK Contract (Rights of Third Parties) Act 1999.

24. Consent to Holding and Processing of Personal Data. By participating in the Plan, participants give their consent to the holding and processing of data relating to them (including personal data) in relation to and as a consequence of the Plan and to the disclosure of data (even outside the European Economic Area) to their employer, or any Subsidiary, Trustee, to any possible purchaser of their employer or their employer’s business or of any Subsidiary or the Company and their respective advisors in relation to the Plan.

25. Term. Unless previously terminated, the Plan shall terminate and no additional Awards may be granted on the expiration of 10 years after the Plan’s last approval by shareholders of the Company (May 1, 2017). The Plan shall continue in effect with respect to Awards granted before termination of the Plan and until such Awards have been settled, terminated or forfeited.

26. Usage. Words used in the Plan in the singular shall include the plural and in the plural the singular, and the gender of words used shall be construed to include whichever may be appropriate under any particular circumstances of the masculine, feminine or neuter genders.

27. Notice. All notices and other communications from a Participant to the Committee under, or in connection with, the Plan shall be deemed to have been filed with the Committee when actually received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt of any such notices and communications.

A12	2018 Proxy Statement Noble Corporation

28. Headings. The headings in the Plan are inserted for convenience of reference only and shall not affect the meaning or interpretation of the Plan.

ATTACHMENT 1

DEFINITION OF CHANGE IN CONTROL

For purposes of the Plan, a “Change in Control” shall be deemed to have occurred upon the occurrence of any of the following events:

(i) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (A) the then outstanding registered Shares of the Company (the “Outstanding Shares”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Voting Securities”); provided, however, that for purposes of this paragraph (i) the following acquisitions shall not constitute a Change in Control: (w) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (x) any acquisition by the Company, (y) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any company controlled by the Company, or (z) any acquisition by any company pursuant to a reorganization, merger, amalgamation or consolidation, if, following such reorganization, merger, amalgamation or consolidation, the conditions described in clauses (A), (B) and (C) of subparagraph (iii) of this definition are satisfied; or

(ii) individuals who, as of the date of this Agreement, constitute the Board (the “Incumbent Board”) cease for any reason to constitute a majority of such Board; provided, however, that any individual becoming a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of a majority of the directors of the Company then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii) consummation of a reorganization, merger, amalgamation or consolidation of the Company, with or without approval by the shareholders of the Company, in each case, unless, following such reorganization, merger, amalgamation or consolidation, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, amalgamation or consolidation, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company resulting from such reorganization, merger, amalgamation or consolidation, and any Person beneficially owning, immediately prior to such reorganization, merger, amalgamation or consolidation, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of the company resulting from such reorganization, merger, amalgamation or consolidation or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of the company resulting from such reorganization, merger, amalgamation or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger, amalgamation or consolidation; or

(iv) consummation of a sale or other disposition of all or substantially all the assets of the Company, with or without approval by the shareholders of the Company, other than to a company, with respect to which following such sale or other disposition, (A) more than 50% of, respectively, the then outstanding shares of common stock (or equivalent security) of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Shares and Outstanding Voting Securities, as the case may be, (B) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such company, and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Shares or Outstanding Voting Securities, as the case may be) beneficially owns, directly

Noble Corporation 2018 Proxy Statement	A13

or indirectly, 25% or more of, respectively, the then outstanding shares of common stock (or equivalent security) of such company or the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors, and (C) a majority of the members of the board of directors of such company were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company; or

(v) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, or anything to the contrary set forth herein, a transaction or series of related transactions will not be considered to be a Change in Control if (i) the Company becomes a direct or indirect wholly owned subsidiary of a holding company and (ii) (A) immediately following such transaction(s), the then outstanding shares of common stock (or equivalent security) of such holding company and the combined voting power of the then outstanding voting securities of such holding company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all the individuals and entities who were the beneficial owners, respectively, of the Outstanding Shares and Outstanding Voting Securities immediately prior to such transaction(s) in substantially the same proportion as their ownership immediately prior to such transaction(s) of the Outstanding Shares and Outstanding Voting Securities, as the case may be, or (B) the shares of Outstanding Voting Securities outstanding immediately prior to such transaction(s) constitute, or are converted into or exchanged for, a majority of the outstanding voting securities of such holding company immediately after giving effect to such transaction(s).

Notwithstanding the foregoing, if an Award is subject to Section 409A of the Code, the definition of Change in Control shall conform to the requirements of Section 409A(a)(2)(A)(v) of the Code and the Treasury Regulations promulgated thereunder to the extent necessary to avoid the imposition of any tax by such Section 409A of the Code.

NOBLE CORPORATION PLC

2015 OMNIBUS INCENTIVE PLAN

PART B

Relating to grants to Employees of certain Subsidiaries

This Part B to the Noble Corporation 2015 Omnibus Incentive Plan governs Awards granted to Employees of entities which are Subsidiaries of the Company as defined in this Part B, but are not Subsidiaries as defined in Part A. Awards granted pursuant to this Part B are subject to all of the terms and conditions set forth in Part A of the Plan, which is incorporated by reference as if set forth in this Part B, except as modified by the following provisions, which shall replace and/or supplement certain provisions of Part A of the Plan as indicated.

ARTICLE 1: DEFINITIONS

The following definitions replace or supplement the definitions in Paragraph 2 of Part A of the Plan with respect to Awards to Employees of a Subsidiary (as defined below):

“Subsidiary” means (1) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of such corporation that have the right to vote generally on matters submitted to a vote of the shareholders of such corporation, and (2) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise), which does not constitute a “subsidiary” within the meaning of Section 1159 of the UK Companies Act 2006.

ARTICLE 2: SHARES SUBJECT TO PLAN

Shares offered or subject to Awards granted under Part B of the Plan shall count towards the limits set forth in Paragraph 5 of Part A of the Plan on an aggregate basis, taking account any Awards granted under Parts A and B. No Awards may be granted under Part B of the Plan which would cause the limits set forth in Paragraph 5, applied on an aggregate basis, to be exceeded.

A14	2018 Proxy Statement Noble Corporation

NOBLE CORPORATION PLC C/O 13135 S. DAIRY ASHFORD RD SUGAR LAND, TEXAS 77478	VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on April 26, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on April 26, 2018. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E37945-P04416	KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

  NOBLE CORPORATION PLC

The Board of Directors recommends you vote FOR the following resolutions 1 through 16:
	To re-elect or elect the following nominees as directors of the Company for a one-year term that will expire at the annual general meeting in 2019:	For	Against	Abstain

1.	Ashley Almanza	☐	☐	☐			For	Against	Abstain

2.	Julie H. Edwards	☐	☐	☐	9.	Re-appointment of PricewaterhouseCoopers LLP (UK) as UK Statutory Auditor.	☐	☐	☐

3.	Gordon T. Hall	☐	☐	☐	10.	Authorization of Audit Committee to Determine UK Statutory Auditors’ Compensation.	☐	☐	☐

4.	Scott D. Josey	☐	☐	☐	11.	An Advisory Vote on the Company’s Executive Compensation.	☐	☐	☐

5.	Jon A. Marshall	☐	☐	☐	12.	An Advisory Vote on the Company’s Directors’ Compensation Report.	☐	☐	☐

6.	Mary P. Ricciardello	☐	☐	☐	13.	Approval of an Amendment to Increase the Number of Ordinary Shares Available for Issuance under the Noble Corporation plc 2015 Omnibus Incentive Plan.	☐	☐	☐

7.	Julie J. Robertson	☐	☐	☐	14.	Authorization of Board to Allot Shares.	☐	☐	☐

8.	Ratification of Appointment of PricewaterhouseCoopers LLP (US) as Independent Registered Public Accounting Firm for Fiscal Year 2018.	☐	☐	☐	15.	Authorization of General Disapplication of Statutory Pre-emption Rights.	☐	☐	☐

For address changes and/or comments, mark here. (see reverse for instruction)				☐	16.	Authorization of Disapplication of Statutory Pre-emption Rights in Connection with an Acquisition or Specified Capital Investment.	☐	☐	☐

Please indicate if you plan to attend this meeting.		☐	☐		NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

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E37946-P04416

NOBLE CORPORATION PLC ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD AT 3:00 PM ON APRIL 27, 2018 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

If you appoint a proxy to represent you at the Annual General Meeting on April 27, 2018, please provide your voting instructions by marking the applicable instruction boxes on the reverse side of this Proxy Card. If you do not provide specific voting instructions, your voting rights will be exercised by the proxy in the manner recommended by the Board of Directors (“FOR” Resolutions 1 through 16). On any other matters which are properly presented to the Annual General Meeting (including any motion to adjourn the Annual General Meeting) the proxy will vote these shares in accordance with the respective recommendation of the Board of Directors.

The shareholder signing on the reverse side hereby revokes all previous proxies and appoints Julie Johnson Robertson or, in her absence, William Edgar Turcotte, as its proxy to attend, speak and vote on their behalf at the Annual General Meeting of the Company to be held at 3:00 p.m. (London time) on April 27, 2018 at The Ritz Hotel, 150 Piccadilly, London W1J 9BR, United Kingdom (or at any adjournment thereof).

Address Change/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side